Exhibit 4.6

MULTITENANT
OFFICE
LEASE AGREEMENT

MIRAMAR 75, L.L.C., a Delaware limited liability company, as Landlord,

and

ROYAL CARIBBEAN CRUISES LTD.,
a Liberian corporation, as Tenant.

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Page
14.1.4 Intentionally Reserved	45
14.1.5 Other Defaults	45
14.2 Remedies	46
14.2.1 Termination of Tenant’s Right to Possession of the Premises	46
14.2.2 Right of Re-Entry and Reletting	46
14.2.3 Acceleration of Rent	47
14.2.4 Other Remedies	47
14.3 Costs	47
14.4 Waiver and Release by Tenant	47
14.5 Landlord’s Default	48
14.6 No Waiver	48
ARTICLE 15. CREDITORS, ESTOPPEL CERTIFICATES	48
15.1 Subordination	48
15.2 Attornment	49
15.3 Mortgagee Protection Clause	49
15.4 Estoppel Certificates	49
15.4.1 Contents	49
15.4.2 Failure to Deliver	50
ARTICLE 16. TERMINATION OF LEASE	50
16.1 Surrender of Premises	50
16.2 Holding Over	50
ARTICLE 17. ADDITIONAL PROVISIONS	51
17.1 Definitions	51
17.2 Initial Improvements	52
17.2.1 Landlord Improvements	52
17.2.2 Tenant’s Improvements	53
17.3 Review of Plans for Landlord’s Improvements and Tenant’s Improvement	53
17.3.1 Design and Review of Base Building Footprint	53
17.3.2 Design and Review of Preliminary Space Plan	53
17.3.3 Design and Review of Base Building 50% Construction Documents	54
17.3.4 Design and Review of Tenant’s Technical Requirement	39
17.3.5 Design and Review of Base Building Final Construction Documents	55
17.3.6 Design and Review of Tenant’s Interior CDs	55
17.3.7 Resolution of Disagreements Regarding Plans	56
17.3.8 Changes to Plans	56
17.4 Construction Price and Major Subcontracts	56
17.5 Tenant’s Representative	58
17.6 Tenant’s Installations	58
17.7 Landlord Supervision	58
17.8 Resolution of Disputes	59
17.9 Improvement Allowance	59
17.10 Construction Warranty	59
ARTICLE 18. MISCELLANEOUS PROVISIONS	60
18.1 Notices	60

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OFFICE LEASE AGREEMENT

     This Office Lease Agreement is made and entered into as of the Effective Date by and between MIRAMAR 75, L.L.C., a Delaware limited liability company, as Landlord, and ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, as Tenant.

DEFINITIONS

     Capitalized terms used in this Lease have the meanings ascribed to them on the attached EXHIBIT “A.”

BASIC TERMS

     The following Basic Terms are applied under and governed by the particular section(s) in this Lease pertaining to the following information:

1.	Premises:	The entire second (2nd) and third (3rd) floors of the Building, consisting of approximately 81,888 useable square feet and 88,534 rentable square feet. The Premises are depicted on EXHIBIT “B.” (See Section 1.1)

2.	Lease Term:	Fifteen (15) Lease Years (180 months) (See Section 1.2)

	Renewal Options:	Two (2) renewal terms of five (5) years each (See Section 1.2.5)

3.	Delivery Date:	One (1) year after the Effective Date (See Section 1.2)

4.	Basic Rent:

	Annual Basic Rent per	Monthly Installments
	rentable square foot of	(subject to adjustment
Lease Year	the Premises	pursuant to Section 1.1)
1*	$17.40	$128,374.30
2	$17.75	$130,956.54
3	$18.11	$133,612.56
4	$18.47	$136,268.58
5	$18.84	$138,998.38
6	$19.22	$141,801.96
7	$19.60	$144,605.53
8	$19.99	$147,482.89
9	$20.39	$150,434.02
10	$20.80	$153,458.93
11	$21.22	$156,557.62
12	$21.64	$159,656.31
13	$22.07	$162,828.78
14	$22.51	$166,075.03
15	$22.96	$169,395.05
	(See Section 2.1)
*	Note: The Basic Rent payable during the first Lease Year is subject to adjustment as provided in Section 2.1 hereof.

5.	Operating Expenses:	Tenant shall pay Tenant’s Share of Operating Expenses during the Term. Subject to the terms and conditions of Section 3.9(b), from and after the Rent Commencement Date through the last day of the first Lease Year, Tenant’s Share of Operating Expenses shall not exceed $6.81 per rentable square foot of the Premises.

6.	Initial Tenant’s Share of Operating Expenses Percentage:	68.926% (See Article III), subject to adjustment pursuant to Section 1.1. Tenant’s Share of Operating Expenses will be adjusted at such times as Tenant expands or contracts the Premises, as provided for in this Lease.

7.	Improvement Allowance:	$25.00 per rentable square foot of the Premises, exclusive of Landlord’s Improvements in accordance with Section 17.1.1 (See Section 17.9).

8.	Property Manager/Rent Payment Address:
Opus South Management Corporation
4200 West Cypress Street, Suite 445
Tampa, Florida 33607
Attn: Bruce Heisler
Telephone: (813) 876-1515
Facsimile: (813) 876-7955

9.	Address of Landlord for Notices:
Miramar 75, L.L.C.
c/o Opus South Corporation
4200 West Cypress Street, Suite 444
Tampa, Florida 33607
Attn: Neil Rauenhorst, President
Telephone: (813) 877-4444
Facsimile: (813) 877-1222

	With a copy to:	Opus Corporation
10350 Bren Road West
Minnetonka, Minnesota 55343
Attn: Legal Department
Telephone: (612) 656-4444
Facsimile: (612) 656-4755

	With a copy to:	Property Manager at the address described above.

10.	Address of Tenant for Notices:
Royal Caribbean Cruises Ltd.
1050 Caribbean Way
Miami, Florida 33132
Attn: VP Human Resources
Telephone: (305) 539-6301
Facsimile: (305) 539-6168

	With a copy to:	Royal Caribbean Cruises Ltd.
1050 Caribbean Way
Miami, Florida 33132
Attn: General Counsel
Telephone: (305) 539-6630
Facsimile: (305) 539-6406

With a copy to:
Holland & Knight LLP
701 Brickell Ave., Suite 3000
Miami, Florida 33131
Attn: Robert Smith, Esq.
Telephone: (305) 374-8500
Facsimile: (305) 374-0562

11.	Broker(s):	Cushman & Wakefield of Florida, Inc.
(See Section 18.11)

ARTICLE 1.
LEASE OF PREMISES AND LEASE TERM

     1.1 Premises

     In consideration of the mutual covenants this Lease describes and other good and valuable consideration, Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, upon and subject to the terms, covenants and conditions set forth in this Lease. Subject to verification and adjustment as provided below, Landlord and Tenant presently believe that the useable area and rentable area of the Premises are as specified in the Basic Terms. Prior to the Commencement Date, Landlord shall furnish to Tenant, Landlord’s Architect’s determination of both the useable area and the rentable area of the Premises in accordance with the BOMA Standards (“Landlord’s Determination”). If the determination of the rentable area of the Premises in accordance with BOMA Standards, differs from the rentable area specified in the Basic Terms, Landlord and Tenant will amend this Lease to adjust accordingly the rentable square footage of the Premises, Base Rent, Tenant’s Share of Operating Expenses Percentage, any and all Improvement Allowances and

all other matters in this Lease which are determined, calculated or otherwise affected by the rentable square footage of the Premises. In the event that a licensed Florida architect engaged by the Tenant shall dispute Landlord’s Determination, based on the BOMA Standards, and Tenant provides written notice (the “Dispute Notice”) to Landlord within thirty (30) days after Landlord provides Tenant with Landlord’s Determination (the “Dispute Notice Date”) detailing the basis for such dispute, the following dispute resolution procedure shall apply: (i) to the extent that the difference between the two (2) architects’ measurements is less than a two percent (2%) differential, then the two (2) measurements shall be averaged or (ii) to the extent that the difference between the two (2) architects’ measurements is greater than a two percent (2%) differential, then the Landlord’s and Tenant’s architects shall select a third architect who shall make a measurement of the Premises, based on the BOMA Standards, which measurement made by the third architect shall be averaged with the measurement made by the Landlord’s architect or the Tenant’s architect, whichever of the two shall be the closer in amount to that of the third architect, and such average shall be conclusively binding on each of Landlord and Tenant. The cost of the third architect shall be shared equally between Landlord and Tenant. To the extent either of Landlord or Tenant owe monies to the other due to such adjustment of previously paid Base Rent and/or Additional Rent, such amount shall be either: (i) paid to Landlord by Tenant with the next upcoming monthly installment of Base Rent due (in the event that Tenant owes monies to Landlord) or (ii) credited against the next upcoming installment of monthly Base Rent (in the event that Landlord owes monies to Tenant). In the event that the rentable area of the Premises, as so determined, shall be more than 90,000 rentable square feet, for purposes of this Lease, the rentable area of the Premises itself shall nevertheless be deemed not to exceed 90,000 rentable square feet; if the rentable area of the Premises, as so determined, shall be less than 81,750 rentable square feet, then, within ten (10) Business Days following Tenant’s receipt of the binding determination of such rentable area, Tenant shall have the right by written notice to Landlord to terminate this Lease. If Tenant does not provide the Dispute Notice on or before the Dispute Notice Date, Tenant will be deemed to have waived its right to dispute the measurement of the useable and rentable square footage of the Premises, and Landlord’s Determination shall be deemed conclusive for all purposes.

     1.2 Term, Delivery and Commencement.

          1.2.1 Commencement and Expiration of Term.

          The Term of this Lease is the period stated in the Basic Terms. The Term commences on the Commencement Date and expires on the last day of the one hundred eightieth (180th) calendar month after the Rent Commencement Date.

          1.2.2 Tender of Possession.

          Landlord will achieve Substantial Completion of the Tenant Improvements and tender possession of the Premises to Tenant on or before the Delivery Date subject to extension for Force Majeure and Tenant Delay. If Landlord is unable to tender possession of the Premises to Tenant on or before the Delivery Date, this Lease remains in full force and effect and Landlord is not liable to Tenant for any resulting loss or damage, subject, however, to the terms of this Section 1.2.2. To the extent the date of Substantial Completion of the Tenant Improvements and delivery of the Premises to Tenant (the “Substantial Completion Date”) does not occur on or before the Delivery Date for reasons other than delays caused by Force Majeure or Tenant Delays, then Tenant shall receive a credit against the first accruing payments of Basic Rent due hereunder in an amount equal to two (2)

days of per diem Basic Rent for each one (1) day after the Delivery Date until the Substantial Completion Date actually occurs. To the extent the Substantial Completion of the Premises is delayed beyond the Delivery Date because of Tenant Delay, the Commencement Date shall be the date that Substantial Completion would have occurred but for the Tenant Delay, and Tenant shall receive no credit against Basic Rent. To the extent the Substantial Completion of the Premises is delayed because of Tenant Delay, but nevertheless occurs on or before the Delivery Date, the Commencement Date shall be the Substantial Completion Date, and the Rent Commencement Date shall be the date fourteen (14) days after the Delivery Date; provided, however, Tenant shall pay Pre-Delivery Date Rent in accordance with Section 2.1 below. If the delay in Substantial Completion of the Premises is caused by Force Majeure, the Delivery Date shall be adjusted day-for-day for the period of existence of the Force Majeure, but Tenant shall receive no credit against Basic Rent.

     In the event that the Substantial Completion Date has not occurred by the date that is thirteen (13) months after the Effective Date, subject to extension for Tenant Delay and Force Majeure (the “Outside Delivery Date”), then Tenant may thereafter, but prior to Substantial Completion of the Tenant Improvements, give written notice within ten (10) days after the Outside Delivery Date, to Landlord of Tenant’s desire to terminate this Lease (the “Tenant’s Termination Notice”). If the Substantial Completion Date has not occurred within thirty (30) days after Landlord’s receipt of Tenant’s Termination Notice, this Lease will terminate automatically with no further action necessary by either party. Time is of the essence with respect to Tenant’s delivery of Tenant’s Termination Notice, and if Tenant has not delivered Tenant’s Termination Notice within ten (10) days after the Outside Delivery Date, Tenant will be deemed to have waived its right to terminate this Lease pursuant to this paragraph.

     If the Substantial Completion Date has not occurred by the date that is sixteen (16) months after the Effective Date subject to extension for Tenant Delay and Force Majeure [but only Force Majeure events that occur on an area-wide basis (e.g., hurricane or large scale interruption of utilities) (“Area-Wide Force Majeure”) as opposed to site-specific Force Majeure events (e.g., lightning strike to the Building) (“Site-Specific Force Majeure”)] (the “Second Outside Delivery Date”), then Tenant may thereafter, but prior to Substantial Completion of the Tenant Improvements, give written notice within ten (10) days after the Second Outside Delivery Date, to Landlord of Tenant’s desire to terminate this Lease (the “Tenant’s Second Termination Notice”). If the Substantial Completion Date has not occurred within thirty (30) days after Landlord’s receipt of Tenant’s Second Termination Notice, this Lease will terminate automatically with no further action necessary by either party. Time is of the essence with respect to Tenant’s delivery of Tenant’s Second Termination Notice, and if Tenant has not delivered Tenant’s Second Termination Notice within ten (10) days after the Second Outside Delivery Date, Tenant will be deemed to have waived its right to terminate this Lease pursuant to this paragraph.

     In the event of a termination of this Lease pursuant to this Section 1.2.2, Landlord and Tenant shall be released from any further obligation or liability to each other, other than those obligations that specifically survive the termination of this Lease and the obligations of Landlord in the immediately following two (2) sentences. In addition, if Tenant terminates this Lease in accordance with this Section 1.2.2, Landlord shall reimburse Tenant for Tenant’s rental costs for space used to accommodate the facilities and/or personnel intended to be located in the Premises for a period of up to one (1) year after the date Tenant delivers the Tenant’s Termination Notice (“Tenant’s Temporary Rental Costs”), up to a maximum of $367,500.00. Tenant will provide Landlord with any applicable lease documents relating to Tenant’s Temporary Rental Costs, and Landlord shall pay Tenant’s

Temporary Rental Costs to Tenant within five (5) days after receipt of an invoice (including invoices received by Tenant from its Landlord, if any) from Tenant, but in no event more frequently than once per month.

     Tenant’s rent credit, Tenant’s termination rights, and Tenant’s right to reimbursement, as described in this Section 1.2.2, shall constitute Tenant’s sole and exclusive remedies in the event that the Commencement Date does not occur on or before the Delivery Date, Outside Delivery Date or the Second Outside Delivery Date, as the case may be.

          1.2.3 Commencement Date Memorandum.

          Within a reasonable time after the Commencement Date, Landlord will deliver to Tenant the Commencement Date Memorandum with all blanks relating to dates completed with dates Landlord derives in accordance with this Lease. Tenant, within 10 days after receipt from Landlord, will execute and deliver to Landlord the Commencement Date Memorandum. Tenant’s failure to execute and deliver to Landlord the Commencement Date Memorandum does not affect any obligation of Tenant under this Lease. If Tenant does not timely execute and deliver to Landlord the Commencement Date Memorandum, Landlord and any prospective purchaser or encumbrancer may conclusively rely on the information contained in the unexecuted Commencement Date Memorandum Landlord delivered to Tenant.

          1.2.4 [Intentionally Reserved]

          1.2.5 Option to Renew.

          Tenant shall have the right, to be exercised as hereinafter provided, to extend the term of this Lease for two (2) extension periods of five (5) years each, each such period sometimes hereinafter referred to as a “Renewal Term” and such periods sometimes hereinafter referred to collectively as the “Renewal Terms,” upon the following terms and conditions and subject to the limitations hereinafter set forth.

     (a) At the time hereinafter set forth for the exercise of each Renewal Term and as of the commencement of such Renewal Term, this Lease shall be in full force and effect and no Event of Default by Tenant shall exist under any of the terms, covenants and conditions herein contained which has not been remedied within the applicable cure period provided for under this Lease.

     (b) Except as otherwise specifically provided in this Lease, each Renewal Term shall be upon the same terms, covenants and conditions contained in this Lease, including, but not limited to, Tenant’s obligation to pay Additional Rent, and any other cost or charge which may be due and payable by Tenant under the Lease shall continue to be applicable to such Extension Term, except that the annual Basic Rent for the first Lease Year of each Renewal Term shall be equal to ninety-five percent (95%) of the then Fair Market Basic Rent (as hereinafter defined) for the Premises (the “Renewal Basic Rent”). At the commencement of the second Lease Year and each subsequent Lease Year of each five (5) year Renewal Term, the Basic Rent shall be increased to an amount equal to 102% of the Basic Rent for the immediately preceding Lease Year. All other payments on the part of Tenant to be made as provided in this Lease shall continue to be made during each of the Renewal Terms including, without limiting the generality of the foregoing, impositions, insurance premiums and other expenses and charges to the extent payable by Tenant hereunder. Landlord and Tenant shall endeavor to agree upon the Fair Market Basic Rent of the Premises prior to commencement of a given Renewal Term. Landlord shall communicate its determination of the Fair Market Basic Rent made in Landlord’s reasonable determination, pursuant to the criteria set forth in Section 1.2.6(c), below, to Tenant not later than fifteen (15) months prior to the expiration of the initial Lease Term or the first Renewal Term, as the case may be. Any agreement reached by the parties hereto with respect to such Fair Market Basic Rent for a given Renewal Term shall be expressed in writing and shall be executed by the parties hereto, and a copy thereof delivered to each of the parties. Should Landlord and Tenant fail to agree at least fourteen (14) months prior to the commencement of a given Renewal Term upon the Fair Market Basic Rent of the Premises, then such Renewal Basic Rent shall be Fair Market Basic Rent determined by arbitration in accordance with the provisions of Section` hereof. “Fair Market Basic Rent “ shall mean the Basic Rent, as determined by Landlord and Tenant on the basis of the then prevailing market rental rates and economic terms for office space in Comparable Buildings for tenants seeking to lease approximately the same amount of rentable area as that of the Premises then leased by Tenant pursuant to this Lease. In determining the Fair Market Basic Rent for the Premises, Landlord shall consider all elements affecting the proposed lease transaction including, but not limited to, those factors set forth in Section 1.2.6 (c).

     (c) The Renewal Basic Rent during each Renewal Term shall be payable in equal monthly installments, equal to 1/12 of the annual Renewal Basic Rent, in advance on the first day of each calendar month during a Renewal Term.

     (d) Tenant shall exercise its right to extend the term of this Lease for the aforesaid Renewal Terms by notifying Landlord, in writing, of its election to exercise the right to renew and extend the term of this Lease on or before the date which is at least twelve (12) months prior to the expiration of the initial term of this Lease, in the case of the first Renewal Term, or a date which is at least twelve (12) months prior to the expiration of the first Renewal Term, in the case of the second Renewal Term. Time shall be of the essence with respect to such notices.

     (e) There shall be no further or additional right to renew this Lease other than as is herein set forth. Any termination of this Lease shall terminate any later right of renewal hereunder.

          1.2.6 Arbitration

          Any disagreement, dispute or determination required by or arising under the provisions of Section 1.2.5 (the “Option to Renew”) hereof requiring arbitration shall be carried on and concluded in accordance with the following provisions:

     (a) In each case where it shall become necessary to resort to arbitration, and the subject of the arbitration is to determine Fair Market Basic Rent, all arbitrators appointed by or on behalf of either party or appointed pursuant to the provisions hereof shall be MAI members of the American Institute of Real Estate Appraisers of improved commercial and industrial real estate in the Ft. Lauderdale, Florida metropolitan area and be devoting substantially all of their time to professional appraisal work at the time of appointment and be in all respects impartial and disinterested and having at least ten (10) years experience in determining fair market rental rates for commercial buildings.

     (b) The party desiring such arbitration shall give written notice to that effect to the other party, specifying in such notice the name, address and professional qualifications of the person designated to act as arbitrator on its behalf. Within fifteen (15) days after service of such notice, the other party shall give written notice to the party desiring such arbitration specifying the name, address and professional qualifications of the person designated to act as arbitrator on its behalf. If the two (2) arbitrators so selected cannot agree within fifteen (15) days after the appointment of the second arbitrator, the two (2) arbitrators shall, within fifteen (15) days thereafter, select a third arbitrator. The three (3) arbitrators so selected (collectively, the “Arbitrators”) shall use best efforts to unanimously agree upon the Fair Market Basic Rent, utilizing the criteria set forth in subsection (c), below, and the decision of the Arbitrators shall be given within a period of fifteen (15) days after the appointment of such third arbitrator. In the event the Arbitrators cannot unanimously agree upon the Fair Market Basic Rent, then Landlord and Tenant agree that the Fair Market Basic Rent shall be the average of the Arbitrators’ written valuations. Tenant shall have the right to either (i) accept the Arbitrators’ determination of the Fair Market Base Rental or (ii) reject such Arbitrators’ determination, whereupon this Lease shall expire upon the end of the initial Lease Term or First Renewal Term, as the case may be, within twenty (20) days following receipt of the Arbitrators’ determination. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the party receiving a request for arbitration fails to appoint its Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such second or third Arbitrator, as the case may be, by application to any Judge of the Circuit Court of the County of Broward, State of Florida, upon ten (10) days prior written notice to the other party of such intent. The Arbitrators so selected shall have all rights and powers conferred on them by the Florida Arbitration Code and, except as otherwise provided for herein, the arbitration proceedings shall be carried on and governed by such Code. Notwithstanding anything contained herein to the contrary, in all events, the above-described arbitration process shall be completed no later than ten (10) days prior to the applicable notice date described in Section 1.2.5(d) in order to provide Tenant sufficient time to provide notice pursuant to Section 1.2.5(d).

     (c) When determining the Fair Market Basic Rent, the Arbitrators shall use Comparable Buildings, as well as the following factors:

          1. The financial condition of Tenant and the tenant in the comparable premises;

          2. The location, quality and age of the Building and the Comparable Building(s);

          3. The extent and quality of leasehold improvements (existing or to be provided) in the Premises and the comparable premises;

          4. Rent abatements, if any, given Tenant and the tenant in the comparable premises;

          5. The location of the Premises within the Building and the location of the comparable premises within the Comparable Building(s);

          6. The length of Tenant’s renewal term and the renewal term of the tenant in the comparable premises;

          7. The nature and extent of services Landlord provides to Tenant and those the owner of the comparable premises provides;

          8. Distinctions between “gross” and “net” leases;

          9. Expense stops, if any, given Tenant and the tenant in the comparable premises;

          10. Other Lease renewal concessions given to Tenant and the tenant in the comparable premises;

          11. The square footage of the Premises;

          12. Whether Landlord will lose rent due to vacancy of the Premises pending marketing and tenant improvement construction time.

          13. Any other pertinent factors the Arbitrators deem reasonably necessary.

     1.2.7 Refurbishment Allowance

     (a) Provided that this Lease shall be in full force and effect and no Event of Default by Tenant exists which has not been remedied within the cure period in this Lease, Landlord shall pay to Tenant the following refurbishment allowances, at the following times:

          (i) No later than the last day of Lease Year five, $3.00 per rentable square foot of the Premises (the “Year Five Allowance”);

          (ii) No later than the last day of Lease Year ten, $7.00 per rentable square foot of the Premises (the “Year Ten Allowance”) (the Year Ten Allowance, together with the Year Five Allowance, collectively the “Initial Term Allowances”).

The Initial Term Allowances shall be calculated with reference only to the area of the Premises originally leased by the Tenant as of the Commencement Date (approximately 88,534 rentable square feet) less any space for which Tenant has elected an Accelerated Expiration Date as provided in Section 19.4. Tenant shall be entitled to retain any portion of the Initial Term Allowances not utilized in the refurbishment of the Premises.

     (b) In addition to the Initial Term Allowances provided in paragraph (a) above, no later than the first day of each Renewal Term Landlord shall pay to Tenant a refurbishment allowance (each such allowance, an “Extension Allowance”) in an amount equal to $4.00 per rentable square foot of the Premises. Tenant shall be entitled to retain any portion of any Extension Allowance not utilized in the refurbishment of the Premises.

ARTICLE 2.
RENTAL AND OTHER PAYMENTS

     2.1 Basic Rent.

     Tenant will pay Basic Rent in monthly installments to Landlord, in advance, without offset or deduction (except as specifically provided for in this Lease), commencing on the Rent Commencement Date and continuing on the first day of each and every calendar month after the Rent Commencement Date during the Term. Tenant will make all Basic Rent payments to Property Manager at the address specified in the Basic Terms or at such other place or in such other manner as Landlord may from time to time designate in writing. Tenant will make all Basic Rent payments without Landlord’s previous demand, invoice or notice for payment. Landlord and Tenant will prorate, on a per diem basis, Basic Rent for any partial month within the Term.

     Notwithstanding anything in this Lease to the contrary, for the period commencing on the Rent Commencement Date up to but not including the first (1st) anniversary of the Rent Commencement Date (the “Reduced Rent Period”), Tenant shall pay Basic Rent and Additional Rent only for the second (2nd) floor or third (3rd) floor of the Premises, whichever Tenant shall first elect to occupy, consisting of approximately 44,267 rentable square feet; provided, however, if the Substantial Completion Date occurs before the Delivery Date, Tenant shall pay to Landlord all Additional Rent and fifty percent (50%) of Basic Rent for the second (2nd) or third (3rd) floor of the Premises, whichever Tenant shall first elect to occupy, consisting of approximately 44,267 rentable square feet, for the period commencing on the Substantial Completion Date and ending on the Delivery Date (the “Pre-Delivery Date Rent”). In this event, from and after the Rent Commencement Date, Tenant will pay Basic Rent and Additional Rent in accordance with Section 2.1 as if Landlord achieved Substantial Completion and tendered possession of the Premises to Tenant on the Delivery Date; that is, notwithstanding that the Substantial Completion Date shall have occurred prior to the Delivery Date and that Tenant shall have paid Pre-Delivery Date Rent to Landlord, Tenant shall have no liability whatsoever to pay Basic Rent or Additional Rent for the period from the Delivery Date to the Rent Commencement Date.

     Tenant shall be entitled to occupy portions (in 10,000 rentable square foot increments, as reasonably verified by Landlord) of or the entire remainder (i.e., the second (2nd) or third (3rd) floor, as the case may be) of the Premises during the Reduced Rent Period, provided, however, if Tenant occupies any portion of the third (3rd) floor of the Premises during the Reduced Rent Period for the purpose of conducting business, then commencing as of Tenant’s occupancy of any such portion, Tenant shall pay only Additional Rent (including a pro rata portion of Tenant’s Share of Operating Expenses) allocable to such portion. From and after the first (1st) anniversary of the Rent Commencement Date, Tenant shall pay Basic Rent and Additional Rent for the entire Premises.

     2.2 Additional Rent.

     Article 3 of this Lease requires Tenant to pay certain Additional Rent pursuant to estimates Landlord delivers to Tenant. Tenant will make all payments of estimated Additional Rent in accordance with Sections 3.3 and 3.4 without deduction or offset and without Landlord’s previous demand, invoice or notice for payment. Tenant will pay all other Additional Rent described in this Lease that is not estimated under Sections 3.3 and 3.4 within 30 days after receiving Landlord’s invoice for such Additional Rent. Tenant will make all Additional Rent payments to the same location and, except as described in the previous sentence, in the same manner as Tenant’s Basic Rent payments. The provisions of this Section 2.2 are subject to the terms and conditions of the second (2nd) paragraph of Section 2.1 above.

     2.3 Delinquent Rental Payments.

     If Tenant does not pay any installment of Basic Rent or any Additional Rent within three (3) business days after the payment is due, Tenant will pay Landlord an additional amount equal to interest on the delinquent payment calculated at the Maximum Rate from the date on which the payment is due through the date the payment is made; Landlord’s right to such compensation for the delinquency is in addition to all of Landlord’s rights and remedies under this Lease, at law or in equity. Notwithstanding anything to the contrary herein, Landlord agrees with respect to the first two (2) defaults by Tenant in the payment of Basic Rent or Additional Rent hereunder in any twelve (12) month period, Landlord shall, prior to assessing any interest upon the same provide Tenant with five (5) business days’ prior written notice and opportunity to cure the same. In the event of a third (3rd) payment default of Basic Rent or Additional Rent in any twelve (12) month period, any further delinquent payment shall bear interest at the Maximum Rate from the date due without the requirement of any additional notice or opportunity to cure.

     Tenant’s covenant and obligation to pay Rent is independent from any of Landlord’s covenants, obligations, warranties or representations in this Lease, and except as otherwise provided for in this Lease, Tenant will pay Rent without any right of offset or deduction.

     2.4 Tax on Rent.

     Tenant shall pay, also as Additional Rent, any sales tax or excise tax on rents (excluding sales tax on any component of Operating Expenses for which sales tax is not due according to the State’s Department of Revenue), gross receipts or other tax (however described [excluding any inheritance, estate, succession, transfer, gift taxes, or income taxes imposed upon Landlord]), which is levied or assessed by the United States of America or the State or any political subdivision thereof, against Landlord in respect to the Basic Rent, Additional Rent, or other charges reserved under this Lease or as a result of Landlord’s receipt of such rents or other charges accruing under this Lease. Landlord shall take all reasonable administrative measures (including itemization of any component of Operating Expenses which may be exempt) under applicable laws or regulations which may be required to be observed or performed in order to avoid incurring sales tax on any component of Operating Expenses.

ARTICLE 3.
OPERATING EXPENSES

     3.1 Payment of Operating Expenses

     Tenant will pay, as Additional Rent and in the manner this Article 3 describes, Tenant’s Share of Operating Expenses due and payable during any calendar year of the Term. Landlord will prorate Tenant’s Share of Operating Expenses due and payable during the calendar year in which the Lease commences or terminates as of the Rent Commencement Date or termination date, as applicable, on a per diem basis based on the number of days of the Term within such calendar year. Landlord acknowledges and agrees that in no event will the total Operating Expenses collected by Landlord from all tenants of the Building exceed one hundred percent (100%) of the actual Operating Expenses of the Building. Landlord represents and warrants that Operating Expenses for the Building shall be reasonable, in accordance with standard GAAP policies, directly related to the Building, and comparable to those of other Class “A” buildings in the South Florida office space market. Landlord shall use commercially reasonable and diligent efforts to minimize Operating Expenses, and shall maintain accounting books and records in accordance with generally accepted accounting principles, which Landlord shall cause to be audited by a licensed accounting firm on an annual basis.

     3.2 Estimation of Tenant’s Share of Operating Expenses

     Landlord will deliver to Tenant a written estimate of the following for each calendar year of the Term: (a) Operating Expenses, (b) Tenant’s Share of Operating Expenses Percentage, and (c) the annual and monthly Additional Rent attributable to Tenant’s Share of Operating Expenses.

     3.3 Payment of Estimated Tenant’s Share of Operating Expenses

     Tenant will pay the amount Landlord estimates as Tenant’s Share of Operating Expenses under Section 3.2 for each calendar year of the Term in equal monthly installments, in advance, on the first day of each month during such calendar year. If Landlord has not delivered the estimates to Tenant by the first day of January of the applicable calendar year, Tenant will continue paying Tenant’s Share of Operating Expenses based on Landlord’s estimates for the previous calendar year. When Tenant receives Landlord’s estimates for the current calendar year, Tenant will pay the estimated amount (less amounts Tenant paid to Landlord in accordance with the immediately preceding sentence) in equal monthly installments over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year.

     3.4 Re-estimation of Operating Expenses

     Landlord may re-estimate Operating Expenses from time to time during the Term, but no more frequently than one (1) time in any twelve (12) month period. In such event, Landlord will re-estimate the monthly Additional Rent attributable to Tenant’s Share of Operating Expenses to an amount sufficient for Tenant to pay the re-estimated amount over the balance of the calendar year. Landlord will notify Tenant of the re-estimate, and Tenant will pay the re-estimated amount in the manner provided in the last sentence of Section 3.3.

     3.5 Confirmation of Tenant’s Share of Operating Expenses

     Within ninety (90) days after the end of each calendar year within the Term, Landlord will determine the actual amount of Operating Expenses and Tenant’s Share of Operating Expenses for the previous calendar year and deliver to Tenant a line-itemized written statement in a form reasonably acceptable to Tenant of the items included therein (based on audited financial books and records for the Building) (the “Reconciliation Statement”). If Tenant paid less than the actual amount of Tenant’s Share of Operating Expenses specified in the statement, Tenant will pay the difference to Landlord as Additional Rent in the manner Section 2.2 describes. If Tenant paid more than the actual amount of Tenant’s Share of Operating Expenses specified in the statement, Landlord, at Landlord’s option, will either (a) refund the excess amount to Tenant, which refund shall be included with such Reconciliation Statement, or (b) credit the excess amount against Tenant’s next due monthly installment or installments of estimated Additional Rent, provided, however, if such Reconciliation Statement shall be rendered after the expiration of the Lease, Landlord shall pay such excess to Tenant simultaneously with the rendering of such Reconciliation Statement. If Landlord is delayed in delivering such statement to Tenant, such delay does not constitute Landlord’s waiver of Landlord’s rights under this section.

     3.6 Tenant’s Inspection and Audit Rights

     If Tenant desires to audit Landlord’s determination of the actual amount of Operating Expenses or Tenant’s Share of Operating Expenses for any calendar year and Tenant delivers to Landlord written notice of Tenant’s decision to audit (the “Audit Notice”) within 180 days after Landlord’s delivery of the Reconciliation Statement, then Tenant (but not any subtenant), at its sole cost and expense, upon prior written notice and during regular business hours at a time and place reasonably acceptable to Landlord (which may be the location where Landlord or Property Manager maintains copies of the applicable records, provided that such location is in Miami-Dade County or Broward County, Florida), may cause a certified public accountant to audit Landlord’s records relating to Operating Expenses. Tenant’s election to audit Landlord’s determination of Operating Expenses or Tenant’s Share of Operating Expenses is deemed withdrawn unless Tenant completes and delivers the audit to Landlord within 60 days after the date Tenant delivers its Audit Notice to Landlord under this section. If the audit shows that the amount Landlord charged Tenant for Tenant’s Share of Operating Expenses was greater than the amount this Article 3 obligates Tenant to pay, then, unless Landlord reasonably contests the audit, Landlord will refund the excess amount to Tenant, together with interest on the excess amount at the Maximum Rate (computed from the date Tenant delivers its dispute Audit Notice to Landlord) within 10 days after Landlord receives a copy of the audit report. If the audit shows that the amount Landlord charged Tenant for Tenant’s Share of Operating Expenses was less than the amount this Article 3 obligates Tenant to pay, Tenant will pay the Landlord, as Additional Rent, the difference between the amount Tenant paid and the amount determined in the audit within ten (10) days after Tenant receives a copy of the audit report. Pending resolution of any audit under this section, Tenant will continue to pay to Landlord the estimated amounts of Tenant’s Share of Operating Expenses in accordance with Sections 3.3 and 3.4. Tenant must keep all information it obtains in any audit strictly confidential and may only use such information for the limited purpose this section describes and for Tenant’s own account.

     If any Tenant audit of Operating Expenses reveals that Landlord charged Tenant for greater than one hundred four percent (104%) of the actual amount of Tenant’s Share of Operating Expenses, Landlord shall pay the reasonable costs of Tenant’s audit. If Tenant’s audit for any year reveals that Landlord charged more than one hundred four percent (104%) of the actual amount of any specific line item of Tenant’s Share of Operating Expenses, Tenant may audit the immediately preceding three (3) years’ books and records relating to such specific line-itemized component of Operating Expenses, with any overpayments paid to Tenant and underpayments paid to Landlord in the manner set forth above. If Tenant’s audit for any year reveals that Landlord charged more than one hundred seven percent (107%) of the actual total amount of Tenant’s Share of Operating Expenses, Tenant may audit the immediately preceding three (3) years’ books and records relating to all Operating Expenses, with any overpayments paid to Tenant and underpayments paid to Landlord in the manner set forth above.

     3.7 Personal Property Taxes

     Tenant, prior to delinquency, will pay all taxes charged against Tenant’s trade fixtures and other personal property. Tenant will use all reasonable efforts to have such trade fixtures and other personal property taxed separately from the Property. If any of Tenant’s trade fixtures and other personal property are taxed with the Property, Tenant will pay the taxes attributable to Tenant’s trade fixtures and other personal property to Landlord as Additional Rent.

     3.8 Landlord’s Right to Contest Property Taxes

     Landlord is not obligated to but may contest the amount or validity, in whole or in part, of any Property Taxes. Landlord’s contest will be at Landlord’s sole cost and expense, except that if Property Taxes are reduced (or if a proposed increase is avoided or reduced) because of Landlord’s contest, Landlord may include in its computation of Property Taxes the costs and expenses Landlord incurred in connection with the contest, including, but not limited to, reasonable attorney’s fees, up to the amount of any Property Tax reduction Landlord realized from the contest or any Property Tax increase avoided or reduced in connection with the contest, as the case may be. Tenant may not contest Property Taxes.

     3.9 Operating Expenses; Additional Provisions Regarding Operating Expenses

          (a) Notwithstanding anything contained in this Article 3 to the contrary, the amount of Controllable Operating Expenses (as hereinafter defined) included within the calculation of Operating Expenses for the purpose of calculating Tenant’s Share of Operating Expenses for any given calendar year shall not exceed one hundred seven percent (107%) of the Controllable Operating Expenses Cap for the immediately preceding calendar year. As used herein, the term “Controllable Operating Expenses Cap” shall mean, for the first full calendar year of the Lease, the actual Controllable Operating Expenses for such calendar year, and for each subsequent calendar year, the lesser of (i) the actual Controllable Operating Expenses for such calendar year or (ii) one hundred seven percent (107%) of the Controllable Operating Expenses Cap for the preceding calendar year. As used herein, the term “Controllable Operating Expenses” shall mean, all Operating Expenses other than costs and expenses for Property Taxes (including, but not limited to, any office park assessments or association fees), utilities (including, but not limited to electricity, fuel, water and sewer), refuse and/or trash removal (to the extent such removal service is limited to a mandated or required municipal service provider), insurance, and capital costs permitted to be included in Operating Expenses as provided in the definition of Operating Expenses as provided in this Lease.

          (b) Notwithstanding anything contained in this Article 3 to the contrary, Tenant’s Share of Operating Expenses for the first Lease Year shall not exceed $6.81 per rentable square foot of the Premises; provided, however, if the Property is reassessed for Property Tax purposes and such reassessment materially increases the amount of Property Taxes payable with respect to the Property for the first Lease Year, then notwithstanding the foregoing, Landlord shall only guaranty that Tenant’s Share of Operating Expenses, not including Property Taxes, shall not exceed $5.81 per rentable square foot of the Premises for the first Lease Year, and in the event of such a reassessment, Tenant shall pay the full amount of Tenant’s Share of Operating Expenses relating to Property Taxes. Landlord shall use reasonable efforts not to have the Property reassessed.

          (c) Notwithstanding anything contained in Article 3 to the contrary, if Landlord shall convey title to the Property more than five (5) times during the initial term, then to the extent such fifth (5th) conveyance of the Project shall cause the Property Tax assessment of the value of Property to be increased, Tenant’s liability for Property Taxes shall thereafter be calculated using the assessed value of the Property stated in the Property Tax assessment for the year in which the sixth

(6th) conveyance of the Property occurs. Tenant shall continue to be liable for any increase in the millage rate and rate of taxes levied. Further this provision shall not apply for any conveyance made during any Renewal Term.

     3.10 Adjustment for Variable Operating Expenses

     Notwithstanding any contrary language in this Article 3, if ninety-five percent (95%) or more of the rentable area of the Building is not occupied at all times during any calendar year pursuant to leases under which the terms have commenced for such calendar year, Landlord will reasonably and equitably adjust its computation of Operating Expenses for that calendar year to obligate Tenant to pay Variable Operating Expenses in an amount equal to the amount the Tenant would have paid for such Variable Operating Expenses had 95% of the rentable area of the Building been occupied at all times during such calendar year pursuant to leases under which the terms have commenced for such calendar year. Landlord will also equitably adjust Operating Expenses to account for any Operating Expense any tenant of the Building pays directly to a service provider. For purposes of this Section 3.10, the term “Variable Operating Expenses” shall mean all expenses Landlord incurs relating to the Property in connection with janitorial services, trash and rubbish removal, electricity, gas (if applicable), water, and sewer (except to the extent that such expenses relate to the Common Area, in which case no equitable adjustment will be made).

ARTICLE 4.
USE

     4.1 Permitted Use

     Tenant will not use the Premises for any purpose other than general office purposes, which include, but are not limited to, the use of conference and computer facilities, and employee cafeteria (subject to the terms described in the immediately following paragraph), employee kitchens (for the warming, and/or microwave cooking, of food) and break rooms and related facilities, and other legally permitted uses consistent with the characteristics of a first-class office building in Broward County, Florida (individually, a “Permitted Use,” and collectively, the “Permitted Uses”). Tenant will not use the Property or knowingly permit the Premises to be used in violation of any Laws or in any manner that would (a) violate any certificate of occupancy affecting the Property; (b) make void or voidable any insurance now or after the Effective Date in force with respect to the Property; (c) cause injury or damage to the Property or to the person or property of any other tenant on the Property; (d) cause substantial diminution in the value or usefulness of all or any part of the Property (reasonable wear and tear excepted); or (e) constitute a public or private nuisance or waste. Tenant will obtain and maintain, at Tenant’s sole cost and expense, all permits and approvals required under the Laws solely on account of Tenant’s particular use of the Premises.

     Notwithstanding anything contained herein to the contrary, if Tenant occupies more than 100,000 rentable square feet in the Building, and Tenant so elects by providing written notice to Landlord, Tenant may operate a cafeteria within the Premises for Tenant’s employees, subject to the following terms and conditions:

          (a) Tenant shall obtain permits for and construct the cafeteria, including any modifications required to be made to the Premises to accommodate a cafeteria, all at Tenant’s sole cost and expense and in compliance with all Laws;

          (b) Tenant shall pay any increase in the premium of any insurance policy Landlord carries covering the Premises or the Property caused by Tenant’s operation of a cafeteria within the Premises;

          (c) In addition to the conditions listed in subparagraphs (a) and (b) above, Tenant’s construction of a cafeteria within the Premises shall be deemed an Alteration subject to the terms and conditions of Article 8; provided, however, notwithstanding anything in Article 8 to the contrary, Tenant must obtain Landlord’s approval, which approval shall not be unreasonably withheld or delayed, of all deliveries required to be made to Landlord pursuant to Section 8.1.

     4.2 Acceptance of Premises

     Except for the Warranty Terms, and as expressly otherwise set forth in this Lease, Tenant acknowledges that neither Landlord nor any agent, contractor or employee of Landlord has made any representation or warranty of any kind with respect to the Premises, the Building or the Property, specifically including, but not limited to, any representation or warranty of suitability or fitness of the Premises, Building or the Property for any particular purpose, except as set forth in Section 4.4. Subject to Landlord’s obligations to construct and install the Landlord’s Improvements and Tenant’s Improvements and subject to the Warranty Terms and except for latent defects, as provided in the Warranty Terms, Tenant accepts the Premises, the Building and the Property in an “AS IS — WHERE IS” condition.

     4.3 Increased Insurance

     Tenant will not do on the Property or permit to be done on the Premises anything that will (a) increase the premium of any insurance policy Landlord carries covering the Premises or the Property; (b) cause a cancellation of or be in conflict with any such insurance policy; (c) result in any insurance company’s refusal to issue or continue any such insurance in amounts satisfactory to Landlord; or (d) subject Landlord to any liability or responsibility for injury to any person or property by reason of Tenant’s operations in the Premises or use of the Property. Tenant, at Tenant’s sole cost and expense, will comply with all reasonable rules, orders, regulations and requirements of insurers and of the American Insurance Association or any other organization performing a similar function. Tenant will reimburse Landlord, as Additional Rent, for any additional premium charges for such policy or policies resulting from Tenant’s failure to comply with the provisions of this section. Landlord hereby acknowledges that Tenant’s use of the Premises for the purposes contemplated hereby shall not violate the prohibitions herein expressed or result in any additional premium charges to Landlord.

     4.4 Laws/Building Rules

     This Lease is subject and subordinate to all Laws. Notwithstanding the foregoing, Landlord hereby represents and warrants that (i) Landlord shall have obtained, as of the Commencement Date, all permits and authorizations from all appropriate governmental authorities required with respect to the operation of the Building, and (ii) applicable Laws, including without limitation, all applicable zoning regulations, permit the Premises to be used for the Permitted Uses. A copy of the current Building Rules is attached to this Lease as EXHIBIT “C.” Landlord shall enforce the Building Rules, as same may be amended from time to time, equitably and uniformly. Landlord may amend the Building Rules from time to time in Landlord’s reasonable discretion provided that any such amendment will be (i) reasonable and consistent with the rules and regulations imposed in Comparable Buildings, (ii) not materially more burdensome than the initial Building Rules, and (iii) subject to the terms of this Lease.

     4.5 Common Area

     Landlord grants Tenant the non-exclusive right, together with all other occupants of the Building and their agents, employees and invitees, to use the Common Area during the Term, subject to all Laws. Landlord, in Landlord’s reasonable discretion, may make changes to the Common Area. Landlord’s rights regarding the Common Area include, but are not limited to, the right to (a) restrain unauthorized persons from using the Common Area; (b) place permanent or temporary kiosks, displays, carts or stands in the Common Area and lease the same to tenants; (c) temporarily close any portion of the Common Area (i) for repairs, improvements or Alterations, (ii) to discourage unauthorized use, (iii) to prevent dedication or prescriptive rights, or (iv) for any other reason Landlord deems necessary in Landlord’s reasonable judgment; (d) change the shape and size of the Common Area; (e) add, eliminate or change the location of any improvements located in the Common Area and construct buildings or other structures in the Common Area; and (f) subject to the terms of Section 4.4, impose and revise Building Rules concerning use of the Common Area, including, but not limited to, any parking facilities comprising a portion of the Common Area. Notwithstanding the foregoing, in exercising its rights set forth in this Section 4.5, Landlord’s actions pursuant to this section shall not (i) materially deprive Tenant of the use and enjoyment of the Premises, (ii) materially interfere with Tenant’s access to the Building, parking facilities, or the Premises or (iii) materially and adversely affect the flow of traffic within the parking facilities. Furthermore, Landlord will diligently pursue completion of any work pursuant to this section as soon as possible following the commencement thereof.

     4.6 Signage and Identification Rights

          (a) Subject to the requirements and limitations of the U.S. Postal Service and any other applicable governmental body, rule or regulation, Landlord shall (i) name the Building in accordance with the name selected by Tenant and (ii) subject also to the approval of the party from which Landlord is purchasing the Land (which Landlord shall use commercially reasonable efforts to obtain), use its commercially reasonable efforts to name the private access road leading to the Building “Caribbean Way”; provided, however, if Tenant at any time ceases to occupy the equivalent of one (1) full floor of the Building (including any space subleased or assigned by Tenant but for which Tenant still remains liable for the payment of Rent) Landlord may, at Landlord’s option, elect to change the name of the Building and/or the private access road.

          (b) Tenant shall have the exclusive right to such exterior signage on the Building as Tenant shall specify, including exclusive building signs on the exterior surface of the Building (which may include building top signage on the top of the Building) at such locations upon the Building as directed by Tenant. Such signage shall comply with all applicable Laws. Tenant, at Tenant’s sole cost and expense, subject to reimbursement by Landlord as a portion of the Improvement Allowance, shall pay for all costs incurred in the design and fabrication of such Building signage. Landlord, at Landlord’s sole cost and expense, shall pay for all costs incurred in the installation of such Building signage as Tenant shall have fabricated and provided to Landlord by or before the Commencement Date; provided, however, Tenant shall pay for all costs incurred in the installation of any such subsequent Building signage. Such Building signage shall be maintained by Landlord solely at the expense of Tenant. Further, upon the expiration or termination of the Lease, such Building signage shall be removed by Landlord, and Tenant shall be responsible for all reasonable costs incurred by Landlord in such removal and any repairs required to the Building in order to fully restore the damage or marking to the Building resulting from such Building signage or the removal thereof. The rights of Tenant hereunder shall inure to the benefit of any sub-tenant or assignee of Tenant for so long as such sub-tenant or assignee meets the space requirements in subparagraph (a) above.

          (c) Tenant shall have the right to maintain signage on the monument sign for the Building (the “Building Monument Sign”), which monument shall be installed within an easement area adjacent to the Property at the intersection of 145th Avenue and the private access road leading to the Building. The Building Monument Sign shall be constructed in accordance with the Landlord’s Improvements specifications attached as EXHIBIT “I” and installed in compliance with all Laws, including, but not limited to, the requirements of any property owners’ association or architectural review committee. Tenant shall pay for the design and fabrication of its signage on the Building Monument Sign, subject to reimbursement by Landlord as a portion of the Improvement Allowance. Landlord shall pay for the installation of the Building Monument Sign and the installation of Tenant’s initial monument signage; provided, however, Tenant shall pay for the installation of any subsequent replacement monument signage. Landlord shall maintain Tenant’s monument signage at Tenant’s sole reasonable cost and expense. Upon the expiration or termination of the Lease, Landlord shall remove Tenant’s monument signage at the sole reasonable cost and expense of Tenant, which shall include any reasonable costs required to fully repair or restore the Building Monument Sign as a result of such signage or the removal thereof. Tenant’s use of the Building Monument Sign shall be in common with others; provided, however, Landlord shall not allow more than one other party to maintain signage on the Building Monument Sign (which other party must be a tenant leasing at least 20,000 rentable square feet in the Building) and such other signage shall be no greater in prominence than that of Tenant and the size of such other signage shall not exceed fifty percent (50%) of the size of Tenant’s monument signage. Notwithstanding the foregoing, Landlord (or its successor) may construct a second (2nd) monument sign at the intersection of 145th Avenue and the private access road leading to the Building in order to identify any building (or tenant in such building) on an adjacent parcel of land; provided, however, such second (2nd) monument sign shall not be materially more visible than the Building Monument Sign from 145th or of greater size or prominence than the Building Monument Sign.

          (d) Landlord shall provide Tenant with standard signage on the Building directory which signage shall include the name of all of Tenant’s local officers at no charge to Tenant.

          (e) Landlord shall install, at Tenant’s reasonable expense, prominent signage in the elevator lobby of those floors that are occupied on a “full floor” basis by Tenant, having such specifications as Tenant shall stipulate. Further, Landlord shall install, at Tenant’s expense, Tenant’s signage in the main lobby of the Building at a location and of a design to be mutually and reasonably agreed upon by Landlord and Tenant. The cost of the design, fabrication and installation of such signage shall be paid by Tenant, subject to reimbursement out of the Improvement Allowance. At the end of the Term, Landlord shall remove such signage at the sole reasonable cost and expense of Tenant, which costs shall include any reasonable costs required to fully repair or restore the locations where such signage was maintained. Tenant shall have the exclusive right to signage (other than Building directory signage) in the first (1st) floor lobby of the Building; provided, however, if another tenant leases greater than 20,000 rentable square feet in the Building, Landlord may grant first (1st) floor lobby signage rights to such tenant, so long as such tenant’s lobby signage does not materially detract from Tenant’s lobby signage and the size of such other signage does not exceed fifty percent (50%) of the size of Tenant’s lobby signage.

          (f) Tenant will not install or permit to be installed in the Premises any other sign, decoration or advertising material of any kind that is visible from the exterior of the Premises without the consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord may immediately remove, at Tenant’s sole cost and expense, any sign, decoration or advertising material that violates this section.

          (g) Landlord shall not take any measures which may materially and adversely affect the visibility of any of Tenant’s exterior signage on the Building or on the Building Monument Sign.

          (h) If Tenant at any time ceases to occupy the equivalent of one (1) full floor of the Building (including any space subleased or assigned by Tenant, but for which Tenant still remains liable for the payment of Rent), Tenant’s signage rights described in subparagraphs (b), (c), (e), and (g) shall automatically terminate with no further action necessary by either party; provided that so long as Tenant occupies at least 20,000 rentable square feet, Tenant shall be entitled to the secondary signage rights on the Building Monument Sign and in the lobby of the Building, as such secondary signage rights are described in subparagraphs (c) and (e) above.

     4.7 Parking

     Landlord will provide Tenant unreserved parking spaces equal to 6.61 parking spaces (including handicapped spaces) per 1,000 square feet of rentable area of the Premises (exclusive of any Notice Space or Expansion Space), in the parking area of the Property (the “Parking Area”), which total includes ten (10) additional visitor parking spaces that shall be marked as exclusive Tenant visitor spaces. Landlord will provide Tenant unreserved parking spaces equal to 6.6 parking spaces (including handicapped spaces) within the Parking Area per 1,000 square feet of rentable area for any Expansion Space or Notice Space subsequently added to the Premises. Such parking spaces shall be provided to Tenant at no charge throughout the Term of this Lease including any Renewal Term. Tenant agrees that its use of the parking facilities by its principals, employees, and visitors shall not exceed the number of spaces provided in this Section. Landlord will provide visitor and handicapped parking spaces for the Building in accordance with applicable Laws, and Landlord will provide not less than five (5) unreserved, marked visitor spaces for the Building in addition to the Tenant’s exclusive visitor spaces. Landlord agrees that it shall not provide (a) any other tenant of the Building a number of parking spaces which exceeds 6.5 parking spaces per 1,000 square feet of rentable area of the premises leased to such tenant or (b) more than five (5) exclusive parking spaces to any tenant other than Tenant.

     Tenant shall have the right to construct and maintain, at its sole cost and expense, an awning parking structure (“Tenant’s Parking Structure”) immediately adjacent to the Building’s main entry, with a capacity for twenty (20) parking spaces, for the exclusive use of Tenant. Such twenty (20) spaces shall be included in and are not in addition to the total amount of parking spaces allotted to Tenant as set forth above. Tenant’s construction of Tenant’s Parking Structure shall comply with all terms and conditions of Article 8 relating to Alterations. Tenant will maintain Tenant’s Parking

Structure in a first-class manner consistent with the standards of Comparable Buildings. Landlord, at Landlord’s sole cost and expense, may construct an addition to Tenant’s Parking Structure to accommodate up to five (5) additional parking spaces to be allocated by Landlord at its sole discretion; provided, however, Landlord shall be responsible for all maintenance and repair attributable to the portion of the Tenant’s Parking Structure constructed by Landlord.

ARTICLE 5.
HAZARDOUS MATERIALS

     5.1 Compliance with Hazardous Materials Laws

     Neither Landlord nor Tenant will cause any Hazardous Material to be brought upon, kept or used on the Property in a manner or for a purpose prohibited by or that could result in liability under any Hazardous Materials Law. Tenant, at its sole cost and expense, will comply with all Hazardous Materials Laws and prudent industry practice relating to the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under or about the Property, brought onto the Property by Tenant and required for Tenant’s use of the Premises. On or before the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, will completely remove from the Property (regardless whether any Hazardous Materials Law requires removal), in compliance with all Hazardous Materials Laws, all Hazardous Materials Tenant causes to be present in, on, under or about the Property. Tenant will not take any remedial action in response to the presence of any Hazardous Materials in on, under or about the Property, nor enter into any settlement agreement, consent decree or other compromise with respect to any Claims relating to or in any way connected with Hazardous Materials in, on, under or about the Property, without first notifying Landlord of Tenant’s intention to do so and affording Landlord reasonable opportunity to investigate, appear, intervene and otherwise assert and protect Landlord’s interest in the Property.

     5.2 Notice of Actions

     Tenant will notify Landlord of any of the following actions affecting Landlord, Tenant or the Property that result from or in any way relate to Tenant’s use of the Property immediately after receiving notice of the same: (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Materials Law; (b) any Claim made or threatened by any person relating to damage, contribution, liability, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (c) any reports made by any person, including Tenant, to any environmental agency relating to any Hazardous Material, including any complaints, notices, warnings or asserted violations. Tenant will also deliver to Landlord, as promptly as possible and in any event within five (5) Business Days after Tenant first receives or sends the same, copies of all Claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant’s use of the Premises. Upon Landlord’s written request, Tenant will promptly deliver to Landlord documentation acceptable to Landlord reflecting the legal and proper disposal of all Hazardous Materials used by Tenant removed or to be removed from the Premises. All such documentation will list Tenant or its agent as a responsible party and will not attribute responsibility for any such Hazardous Materials used by Tenant to Landlord or Property Manager.

     5.3 Disclosure and Warning Obligations

     Tenant acknowledges and agrees that all reporting and warning obligations required under Hazardous Materials Laws resulting from or in any way relating to Tenant’s use of the Premises or Property are Tenant’s sole responsibility, regardless whether the Hazardous Materials Laws permit or require Landlord to report or warn.

     5.4 Indemnification

     Tenant will release, indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord Parties from and against any and all Claims whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Property (including water tables and atmosphere) resulting from or in any way related to Tenant’s use of the Premises or Property. Landlord hereby warrants and represents that Landlord has no actual knowledge of any violation of Hazardous Materials Laws with respect to the Property or any contamination of the Property by Hazardous Materials. Landlord will release, indemnify, defend, protect and hold harmless Tenant from and against any and all Claims whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Property (including water tables and atmosphere) resulting from or in any way related to Landlord’s (but not any other tenant’s) use of the Premises or Property. Each party’s obligations under this section include, without limitation and whether foreseeable or unforeseeable, (a) the costs of any required or necessary repair, clean-up, detoxification or decontamination of the Property; (b) the costs of implementing any closure, remediation or other required action in connection therewith as stated above; (c) the value of any loss of use and any diminution in value of the Property; and (d) consultants’ fees, experts’ fees and response costs. The obligations of Landlord and Tenant under this section survive the expiration or earlier termination of this Lease.

ARTICLE 6.
SERVICES

     6.1 Landlord’s Obligations

     In general, Landlord will provide the services set forth below (the “Building Services”), the costs of which will be included in the Operating Expenses, except as otherwise provided, at a service level set, defined and regulated by Landlord consistent with Comparable Buildings. The Building, the Parking Area and the Premises will be accessible to Tenant, its subtenants, agents, servants and employees, contractors, invitees or licensees (collectively, the “Tenant’s Agents”) 24 hours per day, 7 days per week, 52 weeks per year.

          6.1.1 Janitorial Service

          Janitorial service in the Premises, performed by a janitorial service contractor mutually acceptable to Landlord and Tenant in their respective reasonable discretion, five times per week (Monday through Friday), in the evening (but not earlier than 6:30 p.m. Eastern Time), including cleaning, trash removal, necessary dusting and vacuuming, maintaining towels, tissue and other restroom supplies and such other work as is customarily performed in connection with nightly janitorial services in office complexes similar in construction, location, use and occupancy to the Property. Landlord will also provide periodic interior and exterior window washing and cleaning and waxing of uncarpeted floors in accordance with Landlord’s schedule for the Building which shall be consistent with such schedules for Comparable Buildings. All janitorial service shall be performed in accordance with the specifications described on EXHIBIT “D”. On Tenant’s request, Landlord shall provide weekend and Holiday janitorial services, and Tenant shall pay the reasonable cost of same promptly upon receipt of an invoice from Landlord.

          6.1.2 Electrical Energy

          Electrical energy to the Premises at a minimum of 9.0 watts per rentable square foot, connectable load, for lighting and for operating office machines for general office use. Electrical energy will be sufficient for Tenant to operate personal computers and other equipment of similar low electrical consumption, but will not be sufficient for lighting in excess of 2 watts per square foot installed or for electrical convenience outlets in excess of 6 watts per square foot installed; provided, however, Landlord shall make available to Tenant one (1) spare watt to be used for lighting or electrical convenience outlets at Tenant’s discretion. Tenant will not use any equipment requiring electrical energy in excess of the above standards without receiving Landlord’s prior written consent, which consent Landlord will not unreasonably withhold but may condition on Tenant paying all costs of installing the equipment and facilities necessary to furnish such excess energy. In the event Tenant’s use of the Premises requires more electrical power than set forth above, whether by intensity of use, load or type of equipment, Landlord may then bill Tenant for Landlord’s actual incremental cost per unit of electricity for such excess use. In order to determine Landlord’s actual incremental cost for such excess usage, at either parties’ option, Landlord shall, at Tenant’s reasonable expense, install a submeter for purposes of monitoring Tenant’s excess power consumption. Landlord will replace all lighting bulbs, tubes, ballasts and starters within the Premises and such costs shall be included in Operating Expenses.

          6.1.3 Heating, Ventilation and Air Conditioning

          During Business Hours, heating, ventilation and air conditioning to the Premises and the Common Areas pursuant to the HVAC Specifications described as part of Landlord’s Improvements. During other times, Landlord will provide to the Premises for specified zones heat and air conditioning (“Overtime HVAC”) upon Tenant’s reasonable advance notice (which must be during Business Hours and in no event less than one (1) hour in advance). Tenant will reimburse Landlord, as Additional Rent, for Landlord’s actual increased incremental costs for Overtime HVAC, provided that Landlord shall deliver a written invoice to Tenant for Overtime HVAC. In the event that any tenant other than Tenant shall use overtime HVAC at the same time as Tenant, Landlord shall pro rate Tenant’s cost of such overtime HVAC to the extent that such cost may be ratably allocable between Tenant and such other tenants for such overtime HVAC. Landlord agrees to design, construct and maintain HVAC systems so as to provide not less than 4 separate HVAC zones per floor, each capable of being operated individually. Landlord will provide air conditioning to the Premises, in accordance with the HVAC Specifications.

          Notwithstanding anything in this Lease to the contrary, Tenant, at its sole cost and expense, shall have the right to install adequate supplemental air conditioning unit(s) (“Supplemental AC Systems”) in portions of the Premises, as Tenant deems necessary in its sole discretion, which shall be allowed to operate at all times; provided, however, any such units shall be separately metered, maintained, and repaired at Tenant’s sole cost and expense. Tenant shall pay for all electrical usage for the Supplemental AC Systems that, combined with Tenant’s total electrical usage for the Premises, is in excess of 9.0 watts per rentable square foot per year, demand load, in the same manner as set forth in Section 6.1.2.

          Landlord represents and warrants that, throughout the Term, the Premises will comply with the fresh air norms established in ASHRAE standard 62-1989.

          6.1.4 Water

          Hot and cold water from standard building outlets for lavatory, restroom and drinking purposes.

          6.1.5 Elevator Service

          At least three (3) passenger elevator service to be used by Tenant and Tenant’s Agents in common with other tenants provided twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year subject to temporary interruptions for servicing or repairing the elevators.

          6.1.6 Day Porter

          A day porter, reasonably satisfactory to Tenant, eight (8) hours per day, five (5) days a week, supervised by Landlord, dedicating at least that proportion of his or her time to the Premises that the rentable area of the Premises bears to the total rentable area of the Building.

          6.1.7 Back-Up Systems

     Landlord (or Landlord’s Contractor) shall purchase and make available for Tenant’s use, in good working order (subject to Tenant’s obligations described below), as a component of Landlord’s Improvements, a backup power source consisting of a UPS system (the “UPS System”), transformers, backup generator, and TVSS protection package, with capacity sufficient to provide power for HVAC (not UPS) and the electric power needs specified herein for the entire Building, including the computer room and computer room infrastructure (collectively, the “Back Up Systems”), which Back Up Systems are more particularly described as a part of Landlord’s Improvements. In addition, Landlord will deliver, at Landlord’s expense, the UPS System to Tenant’s leased premises at 14791 Oak Lane, Miami Lakes, Florida 33016 (“Miami Lakes”). Tenant will be responsible for engineering and installing the UPS System at Miami Lakes at Tenant’s expense using a manufacturer-authorized installer. Upon prior written notice from Landlord to Tenant (which shall in no event be before the thirtieth (30th) Business Day prior to the Substantial Completion Date), Tenant will remove and arrange for the decommissioning (by a manufacturer-authorized technician) of the UPS System from Miami Lakes and deliver the UPS System (which removal, decommissioning, and relocation costs will be paid by Tenant) to the Building no later than fifteen (15) Business Days after Tenant’s receipt of such notice, and Landlord will install the UPS System in the Building at Landlord’s expense. Tenant will deliver the UPS System to the Building in good and working condition, and Landlord will install the UPS System in the Building in a good and workmanlike manner using a manufacturer-authorized installer. Once the UPS System has been installed in the Building, Landlord and Tenant will arrange for a manufacturer-authorized technician to recommission and inspect the condition and installation of the UPS System in the Building, the cost of which recommission and inspection will be split equally between Landlord and Tenant, and which inspection will be acceptable to both Landlord and Tenant in their reasonable discretion. Once a mutually satisfactory inspection has been obtained, the UPS System shall be deemed to have been delivered by Tenant in good and working condition (or if not delivered in good and working condition, Tenant shall promptly cause the UPS System to be repaired to good and working condition, at Tenant’s expense) and installed by Landlord in a good and workmanlike manner (or if not installed in a good and workmanlike manner, Landlord shall promptly cause the UPS System to be installed in a good and workmanlike manner, at Landlord’s expense), and thereafter, Tenant shall only have warranty rights pursuant to Section 17.10 to the extent that Landlord (or Landlord’s contractor) has warranty rights against the manufacturer of the Back Up Systems. Notwithstanding anything in this Lease to the contrary, any delay in Tenant’s timely delivery of the UPS System shall be a Tenant Delay.

          6.1.8 Telecom and Data Systems

          Landlord shall make available for Tenant’s use, in good working order, the following telecom and data systems at the Building: (i) dual fiber optic routes into the Building, (ii) dual control office feeds, and (iii) one copper feed into the Building (collectively, the “Telecom/Data Systems”), all as more particularly described as a part of Landlord’s Improvements. Landlord shall, as a component of Operating Expenses, maintain the Telecom/Data Systems in good working order.

          6.1.9 Security

          Landlord shall at no cost to Tenant, install a controlled access security system to reasonably control access to the main entry as well as other points of ingress or egress to Building and parking areas with the specifications more particularly set forth as a part of Landlord’s Improvements (the “Security System”). The operation, maintenance, and repair of the Security System shall be included in the Operating Expenses. Landlord, at its sole cost and expense, as a portion of Landlord’s Improvements, shall provide a security desk in the reception area of the first floor lobby of the Building, to Tenant’s reasonable specifications. At any time during the Term that Tenant actually occupies and uses at least the equivalent of one (1) full floor, at Tenant’s written request, Landlord shall provide a security guard for the Building during Business Hours and the cost of such security guard shall be included in Operating Expenses. Tenant shall have the right to recommend to Landlord qualified security companies for Landlord’s consideration in providing security service to the Building. The cost of such security guard shall not be deemed a “Controllable Operating Expense,” as defined herein. Further, the cost of such security guard will not be included in the limitation on Operating Expenses imposed upon Landlord during the First Lease Year, but shall be in addition to any such limitation. Landlord shall also install security cameras and a central monitoring station in the reception area of the first floor lobby area, the cost of which, shall be amortized over the useful life thereof, and the annual amortized costs shall be included in Operating Expenses. If at any time Tenant occupies less than one (1) full floor within the Building (including any space subleased or assigned by Tenant and for which Tenant still remains liable for the payment of Rent), Tenant’s rights under this Section 6.1.9 shall automatically terminate.

          6.1.10 Life Safety Systems

          Landlord shall make available for Tenant’s use, in good working order, a building life safety system (the “Life Safety System”), which is more particularly described as a part of Landlord’s Improvements. Landlord shall, as a component of Operating Expenses, maintain the Life Safety System in good working order.

     6.2 Tenant’s Obligations

     Tenant is solely responsible for paying directly to the applicable utility companies, prior to delinquency, all separately metered or separately charged utilities, if any, to the Premises or to Tenant. Such separately metered or charged amounts will not be included in Operating Expenses. Except as otherwise provided for in this Lease, Tenant shall be responsible at its sole cost and expense for all other utilities and services Tenant requires with respect to the Premises (including, but not limited to, hook-up and connection charges).

     6.3 Other Provisions Relating to Services

     Subject to the limitations set forth below, no interruption in, or temporary stoppage of any of the services this Article 6 describes is to be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, nor does any interruption or stoppage relieve Tenant from any obligation this Lease describes, render Landlord liable for damages or entitle Tenant to any rent abatement. Landlord has the exclusive right and discretion, after reasonable consultation with Tenant, to select the provider of any utility or service to the Property and to determine whether the Premises or any other portion of the Property may or will be separately metered or separately supplied. Landlord reserves the right, from time to time, to make reasonable and non-discriminatory modifications to the above standards for utilities and services.

     If Tenant’s business operations in all or any portion of the Premises are interrupted or discontinued and Tenant substantially ceases all usual or customary business operations in such portion of the Premises as a result of interruption or stoppage in the Building Services to the Premises or such portion thereof, and such interruption, discontinuation and cessation continues, after written notice to Landlord, for more than twenty (20) days as a result of Force Majeure or more than seven (7) days as a result of any event which is not an event of Force Majeure, without being cured, then all rent due hereunder shall abate with respect to such portion of the Premises in which any of such Building Services have been so interrupted or discontinued, beginning with the date such Building Services were interrupted or discontinued and continuing until the earlier of such time as such Building Services are restored or Tenant elects to continue substantial business operations within such portions of the Premises; provided, however, if any such interruption in Building Services shall cause Tenant to cease business operations in its computer operations center, then, all Rent due hereunder with respect to the remainder of the Premises shall abate, but only to the extent that such remainder is rendered unusable for Tenant’s business operations because of Tenant’s inability to utilize its computer operations center.

     If Tenant substantially ceases all usual or customary business operations in its computer operations center and/or twenty-five percent (25%) or more of the Premises, because of any such interruption or discontinuance of any of the Building Services, and the interruption, discontinuance or cessation of Tenant’s usual and customary business operations because of the interruption in Building Services continues for a period of more than forty-five (45) days after the above-described written notice to Landlord as a result of a Site-Specific Force Majeure, for a period of more than one hundred eighty (180) days after the above-described written notice to Landlord as a result of an Area-Wide Force Majeure, or for a period of more than thirty (30) days after written notice to Landlord as a result of any event which is not an event of Force Majeure, then Tenant shall have the right at any time thereafter to terminate this Lease by written notice to Landlord delivered to Landlord at any time prior to the date as of which such Building Services are materially restored.

     During any time period when Tenant’s business operations in all or any portion of the Premises are interrupted or discontinued as a result of an interruption or discontinuance of any of the Building Services, Tenant may request that Landlord make available for Tenant’s use alternative space in the Building or within any building owned by Landlord in the approximately 19 acre commercial project adjacent to the Property, until such time as the Building Services are restored, on the following terms and conditions:

          (a) Landlord’s obligation to make such alternative space available to Tenant is subject to the reasonable availability of such space at the time of Tenant’s request;

          (b) Landlord shall not be obligated to make any space not in the Building available to Tenant unless (i) any lender holding a mortgage on the Building or such other building, as applicable, approves Tenant’s occupancy of such space, (ii) Tenant pays to Landlord, as rent for the use and occupancy of such space, the lesser of the fair market rent for such space and the Basic Rent per rentable square foot in effect for the Premises at the time of the interruption under this Lease, and (iii) Tenant pays all relocation expenses.

     6.4 Tenant Devices

     Tenant will not, without Landlord’s prior written consent, use any apparatus or device in or about the Premises that causes substantial noise, odor or vibration. Tenant will not connect any apparatus or device to electrical current or water except through the electrical and water outlets Landlord installs in the Premises.

ARTICLE 7.
MAINTENANCE AND REPAIR

     7.1 Landlord’s Obligations

     Except as otherwise provided in this Lease, Landlord will repair and maintain the following in good order, condition and repair, in a manner consistent with other Class “A” office buildings in the South Florida office space market: (a) the foundations, exterior walls and roof of the Building; (b) the fire/life safety, electrical, mechanical, plumbing, heating and air conditioning systems (excluding the Supplemental AC Systems described in Article 6.1.3, above) (the “Building Systems”), facilities and components located in the Building and the Common Areas and used in common by all tenants of the Building, (c) the Common Area (subject to all other terms and conditions of this Lease relating to Common Area) and the Common Area furniture, fixtures and equipment together with the windows, doors, plate glass and the exterior surfaces of walls that are adjacent to Common Areas, (d) exterior surfaces and the interior surfaces of all glass, to include exterior window walls and interior glass (such maintenance to include professional squeegee cleaning at least two (2) times for the exterior, and one (1) time for the interior, per year), (e) water and sewer facilities, electrical conduit and other utility facilities to their point of connection within the Premises and (f) Building standard light bulbs in the Common Areas and the Premises. Landlord shall landscape and maintain the landscaping on the Property in a manner aesthetically consistent with a Comparable Building. Landlord’s repair and maintenance costs under this Section 7.1 will be included in Operating Expenses. Neither Basic Rent nor Additional Rent will be reduced, nor (except as specifically provided in Section 10.3, but subject always to the mutual release and waiver of subrogation provisions of this Lease) will Landlord be liable, for loss or injury to or interference with Tenant’s property, profits or business arising from or in connection with Landlord’s performance of its obligations under this section unless such loss or injury is a result of Landlord’s negligence or intentional misconduct. In fulfilling its obligations set forth in this Section 7.1, Landlord shall not (i) materially deprive Tenant of the use and enjoyment of the Premises, (ii) materially interfere with Tenant’s access to the Building, Parking Areas or the Premises, or (iii) materially and adversely affect the flow of traffic within the Parking Areas. Furthermore, Landlord will diligently pursue completion of any work required pursuant to this Section, as soon as possible following the commencement thereof. Landlord represents and warrants that it will materially comply with all Laws, except to the extent any non-compliance is caused by or attributable to Tenant’s particular use of the Premises.

     7.2 Tenant’s Obligations

          7.2.1 Maintenance of Premises

          Except as otherwise specifically provided in this Lease, Landlord is not required to furnish any services or facilities, or to make any repairs or alterations, in, about or to the Premises or the Property. Except as otherwise provided for under this Lease, Tenant assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises. Except as otherwise provided for under this Lease, Tenant, at Tenant’s sole cost and expense, will keep and maintain the Premises (including, but not limited to, all Supplemental AC Systems, non-structural interior portions, systems and equipment; interior surfaces of exterior walls; interior moldings, partitions and ceilings; and interior electrical, lighting and plumbing fixtures) in good order, condition and repair, reasonable wear and tear and damage from insured casualties excepted. Tenant will keep the Premises in a neat and sanitary condition and will not commit any nuisance or waste in, on or about the Premises or the Property. Notwithstanding anything herein to the contrary, to the extent: (i) if there shall be any defective condition in any portions of the Premises that are subject to the Warranty Terms, the maintenance of which would otherwise be the responsibility of Tenant; or (ii) any portion of the Premises the maintenance of which would otherwise be the responsibility of Tenant shall be damaged in the course of any casualty or event covered by Landlord’s insurance or as a consequence of negligence on the part of Landlord or breach on the part of Landlord of any term or condition hereof, but subject to the mutual release and waiver of subrogation provisions of this Lease, then in any such event described in (i) or (ii) above, Landlord shall be responsible for the repair or replacement thereof or for the reimbursement to Tenant for the reasonable costs of such repair or replacement, within 30 days following receipt of written notice of such matter from Tenant. Subject to Section 10, if Tenant damages or injures the Common Area or any part of the Property other than the Premises, Landlord will repair the damage and Tenant will pay Landlord for all uninsured costs and expenses of Landlord in connection with the repair as Additional Rent. Tenant is solely responsible for and to the fullest extent allowable under the Laws, will release, indemnify, protect and defend Landlord against (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from, the cost of repairing, and any Claims resulting from, any penetrations or perforations of the roof or exterior walls of the Building

Tenant causes. Tenant will maintain the Premises in a first-class condition. Tenant’s repairs will be at least equal in quality and workmanship to the original work and Tenant will make the repairs in accordance with all Laws.

          7.2.2 Alterations Required by Laws

          If any governmental authority requires any alteration or construction of additional improvements to the Building or the Premises as a result of Tenant’s particular use of the Premises or as a result of any Alteration to the Premises made by or on behalf of Tenant, other than the Tenant Improvements, or if Tenant’s particular use of the Premises subjects Landlord or the Property to any obligation under any Laws, Tenant will pay the cost of all such Alterations or the cost of compliance, as the case may be. If any such Alterations are Structural Alterations, Landlord will make the Structural Alterations; provided, however, that Landlord may require Tenant to deposit with Landlord an amount sufficient to pay the cost of the Structural Alterations. If the Alterations are not Structural Alterations, Tenant will make the Alterations at Tenant’s sole cost and expense in accordance with Article 8. Landlord represents and warrants that after completion of the Tenant Improvements, no Law, as in effect and interpreted by applicable authorities on the Commencement Date, will require Tenant to perform any additional Alterations or construction of improvements as a result of Tenant’s intended use hereunder.

          7.2.3 Americans with Disabilities Act

s          Landlord and Tenant acknowledge that the Property, the Building and the Premises may be construed to be places of public accommodation under the Americans with Disabilities Act of 1990, as amended (“ADA”). Landlord represents and warrants that the Property, the Building and the Premises and all Landlord’s Improvements and Tenant Improvements will comply in all material respects with Title III of ADA (“Title III”) and all other Laws of similar operation and effect as interpreted and enforced by applicable authorities as of the Commencement Date. Landlord shall correct any violation of Title III within any part of the Common Area of the Property, but shall not be required to correct any violation of Title III within the Premises after the Commencement Date, unless such violation is a result of the Landlord’s Improvements or Tenant’s Improvements not being constructed by Landlord in accordance with Title III of the ADA, and Tenant does not discover such violation until after the Commencement Date. Tenant shall correct any violation of Title III within the Premises after the Commencement Date, except for violations resulting from Construction performed by or on behalf of Landlord that is not in compliance with Title III of ADA. In the event that Landlord is required to perform work hereunder, Landlord shall perform such work in a timely fashion, with minimal interference with Tenant’s access, use and enjoyment of the Premises, as is reasonably possible.

ARTICLE 8.
CHANGES AND ALTERATIONS

     8.1 Landlord Approval

     Tenant will not make any Structural Alterations to the Premises or any Alterations to the Common Area. Tenant shall have the right, without Landlord’s prior consent, to make Alterations other than Structural Alterations, provided that the cost of any single Alteration does not exceed $100,000.00. Other than as specifically described in the preceding sentence, Tenant will not make any other Alterations without Landlord’s prior written consent, which consent will not be unreasonably withheld or delayed subject to Landlord’s reasonable conditions. Along with any request for Landlord’s consent or prior to commencing any Alterations for which Tenant does not require Landlord’s consent, Tenant will deliver to Landlord plans and specifications for the Alterations and names and addresses of all prospective contractors for the Alterations. If Landlord approves the proposed Alterations or if consent is not needed, Tenant, before commencing the Alterations or delivering (or accepting delivery of) any materials to be used in connection with the Alterations, will deliver to Landlord for Landlord’s reasonable approval copies of all contracts, proof of insurance required by Section 8.2, copies of any contractor safety programs, copies of all necessary permits and licenses and such other information relating to the Alterations as Landlord reasonably requests. Tenant will not commence the Alterations before Landlord receives the foregoing deliveries. Tenant will construct all approved Alterations or cause all approved Alterations to be constructed (a) in a good and workmanlike manner, (b) in compliance with all Laws, (c) in accordance with all orders, rules and regulations of the Board of Fire Underwriters having jurisdiction over the Premises and any other body exercising similar functions, (d) promptly by a contractor approved by Landlord, which approval shall not be unreasonably withheld or delayed, and (e) in full compliance with all of Landlord’s reasonable rules and regulations applicable to third party contractors, subcontractors and suppliers performing work at the Property. All Alterations, other than Structural Alterations, made by Tenant may, at Tenant’s option, remain in the Premises after the expiration of the Term. If Landlord consents to any Structural Alterations by Tenant, and Landlord requires that such Structural Alterations be removed from the Premises at Tenant’s cost at the end of the Term, Landlord must so notify Tenant at the time Landlord consents to such Structural Alterations. Tenant shall not be required to remove the Tenant Improvements at the expiration or termination of the Term. Notwithstanding anything contained herein to the contrary, any Supplemental AC Systems installed by Tenant shall remain the personal property of Tenant and may be removed from or may remain in the Premises at any time during the Term and after the expiration of the Term, at Tenant’s sole option and at Tenant’s sole expense; provided, however, Tenant shall repair and restore any damage caused to the Premises or the Building as a result of such removal.

     8.2 Tenant’s Responsibility for Costs

     Unless otherwise provided for under this Lease, Tenant will pay the cost and expense of all Alterations, including, without limitation, a reasonable charge, not to exceed $500 per occurrence, for Landlord’s reasonable review, inspection and engineering time, and for any painting, restoring or repairing of the Premises or the Building that the Alterations occasion. Prior to commencing the Alterations, Tenant will deliver the following to Landlord in form reasonably satisfactory to Landlord: evidence that Tenant and each of Tenant’s contractors have in force liability insurance insuring against construction related risks, in at least the form, amounts and coverages required of Tenant under Article 10 and copies of all applicable contracts and of all necessary permits and licenses. The insurance liability policies described above must name Landlord, Landlord’s lender (if any) and Property Manager as additional insureds.

     8.3 Construction Obligations and Ownership

     Landlord may inspect construction of the Alterations provided that Landlord’s inspection does not interfere with construction of such Alterations. Immediately after completing the Alterations, Tenant will furnish Landlord with contractor affidavits and full and final lien waivers. Tenant will remove any Alterations Tenant constructs in violation of this Article 8 within a reasonable period of time after Landlord’s written request and in any event prior to the expiration or earlier termination of this Lease. Except as otherwise provided in this Lease, all Alterations Tenant makes or installs (including all telephone, computer and other wiring and cabling located within the walls of and outside the Premises, but excluding Tenant’s movable trade fixtures, furniture and equipment) become the property of Landlord upon installation and, unless Landlord requires Tenant to remove any Structural Alterations, Tenant will surrender the Alterations to Landlord upon the expiration or earlier termination of this Lease at no cost to Landlord.

     8.4 Liens

     Tenant will keep the Property free from any mechanics’, materialmens’, designers’ or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. If any such liens are filed and Tenant, within 30 days after such filing, does not release the same of record or provide Landlord with a bond or other surety satisfactory to Landlord protecting Landlord and the Property against such liens, Landlord may after written notice to Tenant, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligation under this Lease, cause such liens to be released by any means Landlord deems proper, including, but not limited to, paying the claim giving rise to the lien or posting security to cause the discharge of the lien. In such event, Tenant will reimburse Landlord, as Additional Rent, for all amounts Landlord pays (including, without limitation, reasonable attorneys’ fees and costs).

     EXCEPT FOR WORK UNDERTAKEN BY OR ON BEHALF OF LANDLORD, NOTHING IN THIS LEASE SHALL BE DEEMED TO BE, OR CONSTRUED IN ANY WAY AS CONSTITUTING, THE CONSENT OR REQUEST OF LANDLORD, EXPRESSED OR IMPLIED, BY INFERENCE OR OTHERWISE, TO ANY PERSON, FIRM OR CORPORATION FOR THE PERFORMANCE OF ANY LABOR OR THE FURNISHING OF ANY MATERIALS FOR ANY CONSTRUCTION, REBUILDING, ALTERATION OR REPAIR OF OR TO THE PREMISES OR ANY PART THEREOF, NOR AS GIVING TENANT ANY RIGHT, POWER OR AUTHORITY TO CONTRACT FOR OR PERMIT THE RENDERING OF ANY SERVICES OR THE FURNISHING OF ANY MATERIALS WHICH MIGHT IN ANY WAY GIVE RISE TO THE RIGHT TO FILE ANY LIEN AGAINST THE BUILDING OR LANDLORD’S INTEREST IN THE PREMISES. TENANT SHALL NOTIFY ANY CONTRACTOR PERFORMING ANY CONSTRUCTION WORK IN THE PREMISES ON BEHALF OF TENANT THAT THIS LEASE SPECIFICALLY PROVIDES THAT THE INTEREST OF LANDLORD IN THE PREMISES SHALL NOT BE SUBJECT TO LIENS FOR IMPROVEMENTS MADE BY TENANT, AND NO MECHANIC’S LIEN OR OTHER LIEN FOR ANY SUCH LABOR, SERVICES, MATERIALS, SUPPLIES, MACHINERY, FIXTURES OR EQUIPMENT SHALL ATTACH TO OR AFFECT THE ESTATE OR INTEREST OF LANDLORD IN AND TO THE PREMISES, THE BUILDING, OR ANY PORTION THEREOF. IN ADDITION, LANDLORD SHALL HAVE THE RIGHT TO POST AND KEEP POSTED AT ALL REASONABLE TIMES ON THE PREMISES ANY NOTICES WHICH LANDLORD SHALL BE REQUIRED SO TO POST FOR THE PROTECTION OF LANDLORD AND THE PREMISES FROM ANY SUCH LIEN. TENANT AGREES TO PROMPTLY EXECUTE SUCH INSTRUMENTS IN RECORDABLE FORM IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF FLORIDA STATUTE 713.10.

     8.5 Indemnification

     To the fullest extent allowable under the Laws, Tenant will release, indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties and the Property from and against any Claims in any manner relating to or arising out of any Alterations or any other work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant, expressly excluding Landlord’s Improvements and Tenant’s Improvements.

ARTICLE 9.
RIGHTS RESERVED BY LANDLORD

     9.1 Landlord’s Entry

     Landlord and its authorized representatives may at all reasonable times and upon at least twenty-four (24) hour advance telephone notice to Tenant enter the Premises to: (a) inspect the Premises; (b) show the Premises to prospective purchasers, mortgagees and (only during the last nine (9) months of the Lease Term) tenants; (c) post notices of non-responsibility or other protective notices available under the Laws; or (d) exercise and perform Landlord’s rights and obligations under this Lease. Tenant will also permit Landlord (or its designees) to erect, install, use, maintain, replace and repair pipes, cables, conduits, plumbing and vents, and telephone, electric and other wires or other items, in, to and through the Premises if Landlord reasonably determines that such activities are necessary or appropriate for properly operating and maintaining the Building. In addition, Tenant may, from time to time, designate certain areas within the Premises into which Landlord may not enter unless accompanied by a designated representative of Tenant. Notwithstanding anything contained herein to the contrary, in the event of an emergency, Landlord may enter any portion of the Premises at any time, with or without notice to Tenant, and whether or not accompanied by a representative of Tenant, provided, however, that Landlord shall immediately telephonically notify Tenant’s after hours representative, whose name and 24 hour telephone number Tenant shall have furnished to Landlord, in writing, from time to time. Landlord’s entry into the Premises is not to be construed as a forcible or unlawful entry into, or detainer of, the Premises or as an eviction of Tenant from all or any part of the Premises. In exercising its right of entry, Landlord shall use commercially diligent efforts: (i) to minimize any interference with the conduct of Tenant’s business, (ii) to prevent breaches of security, and (iii) to avoid damage to the Premises or the equipment, fixtures or personal property of Tenant. Landlord agrees to reimburse, within 30 days of Tenant’s request, Tenant for damage to same.

     If Tenant’s business operations within the Premises are rendered inoperative as a result of Landlord’s entry into and upon any part of the Premises or portion thereof, as determined by Tenant in its reasonable discretion, so as to prevent Tenant from operating its business in the Premises, and such condition remains uncured three (3) Business Days after Tenant notifies Landlord in writing of such condition, Tenant will be entitled to a complete abatement of Basic Rent and Additional Rent during the period Tenant was prevented from operating its business operations in proportion to the portion of the Premises rendered inoperative. If Tenant’s business operations continue to be inoperative, as contemplated by the foregoing provisions of this Section 9.1, for a period of forty-five (45) days after the above-referenced written notice, Tenant shall have the right at any time thereafter to terminate this Lease by written notice to Landlord delivered to Landlord at any time prior to the date as of which Tenant’s business operations are no longer inoperative.

     9.2 Control of Property

     Landlord reserves all rights respecting the Property and Premises not specifically granted to Tenant or otherwise prohibited under this Lease, including, without limitation, the right to: (a) change the name of the Building (subject to the terms and conditions of Section 4.6), provided that in no event shall the Building be named for any person not a tenant of the Building; (b) designate and approve all types of signs, window coverings, internal lighting and other aspects of the Premises and its contents that may be visible from the exterior of the Premises (subject to the terms and conditions of Section 4.6); (c) grant any party the exclusive right to conduct any business or render any service in the Building, provided such exclusive right to conduct any business or render any service in the Building does not prohibit Tenant from any permitted use for which Tenant is then using the Premises and provided further that Landlord shall not lease any space in the Building to any entity whose primary business to be conducted in their premises is the operation of cruise ships (including without limitation support services for such operation), including without limitation Carnival, Princess, NCL, and Disney Cruises; (d) prohibit Tenant from installing vending or dispensing machines of any kind in or about the Premises other than those Tenant installs in the Premises solely for use by Tenant’s employees; (e) close the Building after Business Hours, except that Tenant and its employees and invitees may access the Premises after Business Hours on a 24 hour per day, 7 day per week basis, in accordance with such rules and regulations as Landlord may prescribe from time to time for security purposes which shall be uniformly and equitably enforced; (f) install, operate and maintain security systems that monitor, by closed circuit television or otherwise, all persons entering or leaving the Building; (g) install and maintain pipes, ducts, conduits, wires, and structural elements in the Premises that serve other parts or other tenants of the Building, so long as such pipes, ducts, conduits, wires, and structural elements are not visible from the interior of the Premises (i.e., are above the ceiling or within walls or closets) and do not materially interfere with Tenant’s enjoyment and use of the Premises; and (h) retain and receive master keys or pass keys to the Premises and all doors in the Premises. Notwithstanding the foregoing, or the provision of any security-related services by Landlord, Landlord is not responsible for the security of persons or property on the Property and Landlord is not and will not be liable in any way whatsoever for any breach of security except to the extent caused by the negligence or willful misconduct of Landlord, its agents or employees, but then subject to the mutual release and waiver of subrogation provisions of this Lease.

     9.3 Lock Box Agent/Rent Collection Agent

     Landlord, from time to time, may designate a lock box collection agent or other person to collect Rent. In such event, Tenant’s payment of Rent to the lock box collection agent or other person is deemed to have been made (a) as of the date the lock box collection agent or other person receives Tenant’s payment (if the payment is not dishonored for any reason); or (b) if Tenant’s payment is dishonored for any reason, the date Landlord or Landlord’s agent collects the payment. Neither Tenant’s payment of any amount of Rent to the lock box collection agent or other person nor Landlord’s or Landlord’s agent’s collection of such amount, if the payment is dishonored, constitutes Landlord’s waiver of any Event of Default by Tenant in the performance of Tenant’s obligations under this Lease or Landlord’s waiver of any of Landlord’s rights or remedies under this Lease. If Tenant pays any amount to the lock box collection agent or other person other than the actual amount due Landlord, then Landlord’s or Landlord’s agent’s receipt or collection of such amount does not constitute an accord and satisfaction, Landlord is not prejudiced in collecting the proper amount due Landlord, and Landlord may retain the proceeds of any such payment, whether restrictively endorsed or otherwise, and apply the same toward amounts due and payable by Tenant under this Lease.

ARTICLE 10.
INSURANCE

     10.1 Tenant’s Insurance Obligations

     Tenant, at all times during the Term and during any early occupancy period, at Tenant’s sole cost and expense, will maintain the insurance this Section 10.1 describes.

          10.1.1 Liability Insurance

          Commercial general liability insurance (providing coverage at least as broad as the current ISO form) with respect to the Premises and Tenant’s activities in the Premises and upon and about the Property, on an “occurrence” basis, with minimum limits of $1,000,000 each occurrence and $3,000,000 general aggregate. Such insurance must include specific coverage provisions or endorsements (a) for broad form contractual liability insurance insuring Tenant’s obligations under this Lease; (b) naming Landlord and Property Manager as additional insureds by an “Additional Insured — Managers or Lessors of Premises” endorsement (or equivalent coverage or endorsement); (c) waiving the insurer’s subrogation rights against all Landlord Parties; (d) providing Landlord with at least 30 days prior notice of modification, cancellation, non-renewal or expiration; and (e) expressly stating that Tenant’s insurance will be provided on a primary and non-contributory basis. If Tenant provides such liability insurance under a blanket policy, the insurance must be made specifically applicable to the Premises and this Lease on a “per location” basis.

          10.1.2 Property Insurance

          At Tenant’s option, property insurance providing coverage at least as broad as the current ISO Special Form (“all-risks”) policy in an amount not less than the full insurable replacement cost of all of Tenant’s trade fixtures and other personal property within the Premises. If Tenant provides such property insurance under a blanket policy, the insurance must include “agreed amount, no coinsurance” provisions.

          10.1.3 Other Insurance

          Such other insurance as may be required by any Laws from time to time or may reasonably be required by Landlord from time to time. If insurance obligations generally required of tenants in similar space in similar office buildings in the area in which the Premises is located increase or otherwise change, Landlord may likewise increase or otherwise change Tenant’s insurance obligations under this Lease.

          10.1.4 Miscellaneous Insurance Provisions

          All of Tenant’s insurance will be written by companies rated at least “Best A-VII” or otherwise reasonably satisfactory to Landlord. Tenant will deliver an ACORD Form 27 certificate for each policy, (a) on or before the Commencement Date (and prior to any earlier occupancy by Tenant), (b) not later than 30 days prior to the expiration of any current policy or certificate, and (c) at such other times as Landlord may reasonably request. Tenant will deliver the ACORD Form 27 certificate and will attach or cause to be attached to the certificate copies of the endorsements this Section 10.1 requires (including specifically, but without limitation, the “additional insured”

endorsement). Tenant’s insurance must permit releases of liability and provide for waiver of subrogation as provided in Section 10.1.5.

          10.1.5 Tenant’s Waiver and Release of Claims and Subrogation

          To the extent not prohibited by the Laws, Tenant, on behalf of Tenant and its insurers, waives, releases and discharges the Landlord Parties from all Claims arising out of personal injury or damage to or destruction of the Premises, Property or Tenant’s trade fixtures, other personal property or business, and any loss of use or business interruption, occasioned by any fire or other casualty or occurrence whatsoever (whether similar or dissimilar), regardless of whether any such Claim results from the negligence or fault of any Landlord Party or otherwise, and Tenant will look only to Tenant’s insurance coverage (regardless whether Tenant maintains or is required to maintain any such coverage) in the event of any such Claim. Tenant’s trade fixtures, other personal property and all other property in Tenant’s care, custody or control, are located at the Property at Tenant’s sole risk. Landlord is not liable for any damage to such property or for any theft, misappropriation or loss of such property. Tenant is solely responsible for providing such insurance as may be required to protect Tenant, its employees and invitees against any injury, loss, or damage to persons or property occurring in the Premises or at the Property, including, without limitation, any loss of business or profits from any casualty or other occurrence at the Property.

          10.1.6 No Limitation

          Landlord’s establishment of minimum insurance requirements is not a representation by Landlord that such limits are sufficient and does not limit Tenant’s liability under this Lease in any manner.

     10.2 Landlord’s Insurance Obligations

     Landlord will (except for the optional coverages and endorsements Section 10.2.1 describes) at all times during the Term maintain the insurance this Section 10.2 describes. All premiums and other costs and expenses Landlord incurs in connection with maintaining such insurance are Operating Expenses.

          10.2.1 Property Insurance

          Property insurance on the Building (including, without limitation, the Tenant’s Improvements) in an amount not less than the full insurable replacement cost of the Building insuring against loss or damage by fire and such other risks as are covered by the current ISO Special Form policy. Landlord, at its option, may obtain such additional coverages or endorsements as Landlord deems appropriate or necessary, subject to a commercial reasonableness standard, including, without limitation, insurance covering foundation, grading, excavation and debris removal costs; business income and rents insurance; earthquake insurance; flood insurance; and other coverages. Landlord may maintain such insurance in whole or in part under blanket policies, provided such insurance shall be made specifically applicable to the Building on a “per location” basis. Such insurance will not cover or be applicable to any property of Tenant within the Premises or otherwise located at the Property.

          10.2.2 Liability Insurance.

          Commercial general liability insurance against claims for bodily injury, personal injury, and property damage occurring at the Property in an amount appropriate for a Class “A” office building in the South Florida office space market. Such liability insurance will protect Landlord and, at Landlord’s option, Landlord’s lender and some or all of the Landlord Parties, and Tenant shall be named as an additional insured on such policy; provided, however, this insurance does not replace or supplement the liability insurance this Lease obligates Tenant to carry. Such insurance must include specific coverage provisions or endorsements (a) for broad form contractual liability insurance insuring Landlord’s obligations under this Lease; (b) naming Tenant as additional insureds; (c) waiving the insurer’s subrogation rights against all Tenant Parties; (d) providing Tenant with at least 30 days prior notice of modification, cancellation, non-renewal or expiration; and (e) expressly stating that Landlord’s insurance will be provided on a primary and non-contributory basis.

          10.2.3 Landlord’s Waiver and Release of Claims and Subrogation

          To the extent not expressly prohibited by the Laws, Landlord, on behalf of Landlord and its insurers, waives, releases and discharges Tenant from all claims or demands whatsoever arising out of damage to or destruction of the Property, or loss of use of the Property, occasioned by fire or other casualty, regardless of whether any such claim or demand results from the negligence or fault of Tenant, or otherwise, and Landlord will look only to Landlord’s insurance coverage (regardless of whether Landlord maintains or is required to maintain any such coverage) in the event of any such claim. Notwithstanding the foregoing, Tenant will continue paying Rent without any right of abatement, to the extent Landlord does not receive rent interruption insurance proceeds, if Tenant’s negligence or fault causes or contributes to any damage to the Premises or the Property. Landlord’s policy or policies of property insurance will permit releases of liability and will provide for waiver of subrogation as provided in this section. All of Landlord’s insurance will be written by companies rated at least “Best A-VII” or otherwise reasonably satisfactory to Tenant.

     10.3 Tenant’s Indemnification of Landlord; Landlord’s Indemnification of Tenant

     (a) In addition to Tenant’s other indemnification obligations in this Lease but subject to Landlord’s agreements in Section 10.2, Tenant, to the fullest extent allowable under the Laws, will release, indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against all Claims arising from (a) any breach or default by Tenant in the performance of any of Tenant’s covenants or agreements in this Lease, (b) any act, omission, negligence or misconduct of Tenant, (c) any accident, injury, occurrence or damage in, about or to the Property, and (d) to the extent caused in whole or in part by Tenant, any accident, injury, occurrence or damage in, about or to the Property.

     (b) In addition to Landlord’s other indemnification obligations in this Lease but subject to Tenant’s agreements in Section 10.1, Landlord, to the fullest extent allowable under the Laws, will release, indemnify, protect, defend (with counsel reasonably acceptable to Tenant) and hold harmless the Tenant Parties from and against all Claims arising from (a) any breach or default by Landlord in the performance of any of Landlord’s covenants or agreements in this Lease, (b) any act, omission, negligence or misconduct of Landlord, (c) any accident, injury, occurrence or damage in, about or to the Property (exclusive of the Premises), and (d) to the extent caused in whole or in part by Landlord, any accident, injury, occurrence or damage in, about or to the Property.

     10.4 Tenant’s Waiver

     In addition to the other waivers of Tenant described in this Lease and to the extent not expressly prohibited by the Laws or otherwise expressly provided in this Lease, Landlord and the other Landlord Parties are not liable for, and Tenant waives, any and all Claims against Landlord and the other Landlord Parties for any damage to Tenant’s trade fixtures, other personal property or business, and any loss of use or business interruption, resulting directly or indirectly from (a) any existing or future condition, defect, matter or thing in the Premises or on the Property, (b) any equipment or appurtenance becoming out of repair, (c) any occurrence, act or omission of any Landlord Party, any other tenant or occupant of the Building or any other person. This section applies especially, but not exclusively, to damage caused by the flooding of basements or other subsurface areas and by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors, noise or the bursting or leaking of pipes or plumbing fixtures. The waiver this section describes applies regardless whether any such damage results from an act of God, an act or omission of other tenants or occupants of the Property or an act or omission of any other person.

     10.5 Tenant’s Failure to Insure

     Notwithstanding any contrary language in this Lease and any notice and cure rights this Lease provides Tenant, if Tenant fails to provide Landlord with evidence of insurance as required under Section 10.1.4, then if Tenant shall fail to provide such evidence to Landlord within ten (10) business days following Landlord’s request for same, Landlord may assume that Tenant is not maintaining the insurance Section 10.1 requires Tenant to maintain and Landlord may (but is not obligated to, without further demand upon Tenant or notice to Tenant and without giving Tenant any further cure right or waiving or releasing Tenant from any obligation contained in this Lease), obtain such insurance for Landlord’s benefit. In such event, Tenant will pay to Landlord, as Additional Rent, all costs and expenses Landlord incurs obtaining such insurance. Landlord’s exercise of its rights under this section does not relieve Tenant from any default under this Lease.

     10.6 Option to Self Insure.

     Notwithstanding anything in this Article 10 to the contrary, Tenant may self insure with respect to the insurance coverage as set forth in this Article 10 so long as Tenant demonstrates to the reasonable satisfaction of Landlord at the beginning of each Lease Year of such self insurance, that Tenant maintains a tangible net financial worth of at least $150,000,000.00, and provided that Tenant agrees to defend, indemnify and hold harmless Landlord from and against any loss, cost, damage, expense (including attorney’s fees and court costs), claim, cause of action or liability that would have been covered by the insurance policy replaced by the self-insurance, and provided further that such self insurance shall not affect any limitations of liability of Landlord described in this Lease (or the waiver of claims contained in Sections 10.1.5 and 10.4). If Tenant so elects to become a self insurer, Tenant shall deliver to Landlord notice in writing of the required coverages which it is self insuring, demonstrating such tangible net worth, setting forth the amount, limits and scope of the self insurance in respect to each type of coverage self insured (which will not be less than those required herein). Tenant, at Landlord’s request, shall provide to the holder of any Mortgage a certificate satisfactory to the holder of such Mortgage, setting forth the self insured coverages, if any, and stating that all losses shall be payable to the holder of such Mortgage as its interests may appear.

     10.7 Landlord’s Responsibility.

    Subject to the mutual waivers of subrogation included in this Article 10,Landlord shall be responsible for any and all damage to the Premises caused by Landlord’s negligence.

ARTICLE 11.
DAMAGE OR DESTRUCTION

     11.1 Tenantable Within 180 Days

     Except as provided in Section 11.3, if fire or other casualty renders the whole or any material part of the Premises untenantable, Landlord shall determine (in Landlord’s reasonable discretion) its best estimate of the period of time which shall be required for the restoration of the Premises to as near their condition prior to the casualty (the “Restoration”). Landlord will provide to Tenant written notice of its estimate within 30 days after the date of the casualty. If Landlord shall reasonably determine that the Restoration can be completed in 180 days, this Lease shall remain in full force and effect, provided: (i) Landlord shall restore the Premises as required pursuant to the terms of Section 11.4 and (ii) the Basic Rent and Tenant’s Share of Operating Expenses for the period during which the Premises are untenantable shall be abated pursuant to the terms and conditions of Section 11.6. If Landlord is unable to complete the Restoration in accordance with this Section 11.1 within the above-described 180 day period (subject to delays caused by Tenant Delays or Force Majeure), Tenant shall receive a credit against the next accruing payments of Basic Rent and Additional Rent due hereunder in an amount equal to two (2) days of Basic Rent and Additional Rent for each one (1) day after the end of the 180 day period until Landlord completes the Restoration. If Landlord has not achieved Substantial Completion of the Restoration within the above-described 180 day period, but only to the extent such delay is not caused by a Tenant Delay or Force Majeure, then Tenant may thereafter, but prior to Substantial Completion of the Restoration, give written notice within ten (10) days after the above-described 180 day period has expired to Landlord of Tenant’s desire to terminate this Lease. If Substantial Completion of the Restoration has not occurred within thirty (30) days after Landlord’s receipt of such notice, Tenant shall have the right to terminate this Lease at any time thereafter, but prior to Substantial Completion of the Restoration. Time is of the essence with respect to Tenant’s termination notice to be delivered pursuant to this Section 11.1, and if Tenant does not deliver such notice within the above-described 10 day period, Tenant will be deemed to have waived its right to terminate this Lease pursuant to this Section 11.1.

     11.2 Not Tenantable Within 180 Days

     If Landlord shall reasonably determine that the Restoration cannot be completed in 180 days, Tenant may elect to either (i) terminate this Lease by delivery of written notice to Landlord or (ii) accept Landlord’s estimate in such notice, and affirm this Lease, subject to the provisions of this Section 11.2. In the event Landlord is unable to complete the Restoration within the time period stated in Landlord’s notice to Tenant, but only to the extent such delay is not caused by a Tenant Delay or Force Majeure, then Tenant may thereafter, but prior to Substantial Completion of the Restoration, give written notice within ten (10) days after the expiration of the time period stated in Landlord’s notice to Tenant, to Landlord of Tenant’s desire to terminate this Lease. If Substantial

Completion of the Restoration has not occurred within thirty (30) days after Landlord’s receipt of such notice, Tenant shall have the right to terminate this Lease at any time thereafter, but prior to Substantial Completion of the Restoration. Time is of the essence with respect to Tenant’s delivery of its termination notice pursuant to this Section 11.2, and if Tenant has not delivered such notice within the above-described ten (10) day period, Tenant will be deemed to have waived its right to terminate this Lease pursuant to this Section 11.2.

     11.3 Building Substantially Damaged

     Notwithstanding the terms and conditions of Sections 11.1 and 11.2, if the Building is damaged or destroyed by fire or other casualty (regardless whether the Premises is affected) and either (a) fewer than 15 months remain in the Term (including any Renewal Term, if applicable), and Tenant shall not exercise any then unexercised Renewal Option within the applicable notice period described in Section 1.2.5, or (b) the damage reduces the value of the improvements on the Property by more than 50% (as Landlord reasonably determines value before and after the casualty), then, regardless whether Landlord determines that it can make the Building tenantable within 180 days after the date of the casualty, Landlord, at Landlord’s option, by notifying Tenant within 30 days after the casualty, may terminate this Lease effective on the date of Landlord’s notice. Landlord shall not have the right to terminate this Lease unless Landlord shall reasonably determine not to rebuild the Building and shall terminate all other leases affecting the Building. If Landlord terminates this Lease pursuant to this Section 11.3, Landlord covenants not to rebuild the Building within eighteen (18) months after the fire or other casualty event, and this covenant by Landlord shall survive the termination of this Lease; provided, however, this covenant not to rebuild within 18 months is personal to Landlord and its Affiliates and shall not run with the Land.

     11.4 Insufficient Proceeds

     Notwithstanding any contrary language in this Article 11, if this Article 11 obligates Landlord to repair damage to the Premises or Building caused by fire or other casualty, and Landlord’s insurance proceeds (excluding any deficiency caused by the amount of any policy deductible) are not sufficient to repair all of the damage (provided that such insufficiency is not due to Landlord’s failure to carry the insurance required under Section 10 above), or if Landlord’s lender does not allow Landlord to use sufficient proceeds to repair all of the damage, then Landlord, at Landlord’s option, by notifying Tenant within thirty (30) days after the casualty, may terminate this Lease effective on the date of Landlord’s notice, subject to the following conditions:

          (a) Landlord’s termination right described in this Section 11.4 shall not apply if the above-described proceeds (or the amount of insurance proceeds that the Landlord’s lender allows Landlord to use for repairs) are insufficient in an amount less than $750,000.00;

          (b) If Landlord elects not to rebuild and to terminate this Lease pursuant to this Section 11.4, Landlord shall terminate all other leases for space within the Building, and Landlord covenants not to rebuild the Building within eighteen (18) months after the fire or other casualty event, and this covenant by Landlord shall survive the termination of this Lease; provided, however, this covenant not to rebuild within 18 months is personal to Landlord and its Affiliates and shall not run with the Land; and

          (c) Landlord’s rights under this Section 11.4 shall only apply to a fire or other casualty event for which Landlord reasonably determines that it cannot complete the Restoration within one hundred eighty (180) days after the fire or other casualty event.

     11.5 Landlord’s Repair Obligations

     If this Lease is not terminated under Sections 11.2 through 11.4 following a fire or other casualty, then Landlord will promptly commence, and diligently pursue completion of the Restoration (including, without limitation, the restoration of the Landlord Improvements and the Tenant Improvements), subject to delays caused by Tenant Delay or Force Majeure, and Basic Rent and Tenant’s Share of Operating Expenses for the period during which the Premises are untenantable shall be abated pursuant to the terms and conditions of Section 11.7 In no event is Landlord obligated to repair or restore any Alterations that are not required to be covered by Landlord’s insurance, any special equipment or improvements installed by Tenant, any personal property, or any other property of Tenant.

     11.6 Rent Apportionment Upon Termination

     If either Landlord or Tenant terminates this Lease under this Article 11, Landlord will apportion Basic Rent and Tenant’s Share of Operating Expenses on a per diem basis and Tenant will pay the Basic Rent and Tenant’s Share of Operating Expenses to (a) the date of the fire or other casualty if the event renders the Premises completely untenantable or (b) if the event does not render the Premises completely untenantable, the effective date of such termination (provided that Tenant’s obligation to pay Basic Rent and Tenant’s Share of Operating Expenses shall be equitably apportioned pursuant to Section 11.7 below).

     11.7 Abatement of Rent

     In the event of a casualty in which less than 50% of the Premises are rendered unfit for the conduct of Tenant’s business operations, all Basic Rent and Additional Rent paid in advance shall be equitably apportioned as of the date of the casualty event and all such rent as above described thereafter accruing shall be equitably and proportionately adjusted according to the nature and extent of the destruction or damage, pending completion of the Restoration. In the event of a casualty in which more than 50% of the Premises are rendered unfit for the conduct of Tenant’s business operations in the Premises, Basic Rent and Additional Rent under this Lease will be completely abated pending completion of the Restoration; provided, however, Basic Rent and Additional Rent shall not be abated for any portion of the Premises occupied and used for a Permitted Use by Tenant.

     11.8 Extension of Term

     If a fire or other casualty renders more than 50% of the rentable square footage of the Premises untenantable during the Term and Landlord has an obligation to restore the Premises pursuant to this Article 11, the then expiration date of the Term shall automatically be extended for a period equal to the number of days from the date of the fire or casualty event until Landlord achieves Substantial Completion of the Restoration.

ARTICLE 12.
EMINENT DOMAIN

     12.1 Termination of Lease

     If Landlord becomes aware that a Condemning Authority is considering effecting a Taking of all or any material part of the Property, Landlord will notify Tenant (“Landlord’s Taking Notice”) within three (3) business days following Landlord’s becoming first aware of such proposed Taking and Tenant will reasonably determine whether the Taking will render the Premises unsuitable for Tenant’s intended purposes. If Tenant reasonably concludes that the Taking will render the Premises unsuitable for Tenant’s intended purposes, Landlord and Tenant will document such determination and this Lease will terminate as of the date the Condemning Authority takes possession of the portion of the Property taken. Landlord and Tenant hereby agree that if more than ten percent (10%) of the rentable area of the Premises shall be subject to such Taking, or if more than ten percent (10%) of the parking shall be subject to such Taking and Landlord shall be unable to continue to provide parking spaces as required pursuant to Section 4.7 hereof within the Parking Area or to provide alternative parking spaces in the same number on property contiguous with the Property and on which the most remote parking spaces shall not be located more than 300 feet from the main door of the Building, then Tenant’s determination that such taking shall render the Premises unsuitable for Tenant’s purpose shall be conclusively deemed to be reasonable; the foregoing shall not under any circumstances be deemed to mean that any conclusion by Tenant that a Taking shall render the Premises unsuitable for Tenant’s purposes is unreasonable, notwithstanding that the Taking may affect less than ten percent (10%) of the Premises or less than ten percent (10%) of the parking spaces. Tenant will pay Rent to the date of termination provided, however, that if Tenant shall advise Landlord in writing of Tenant’s need to remain in the balance of the Premises for a period after the Condemning Authority shall have taken possession, (which notice shall (a) specify the exact term (not to exceed 180 days) that Tenant may remain in the Premises and (b) be given within thirty (30) days after the date of Landlord’s Taking Notice), then Tenant may remain in such Premises and/or the balance thereof following such Taking for a period not to exceed one hundred eighty (180) days following such Taking, upon all of the terms and conditions set forth herein, provided, however, that Tenant’s liability for Basic Rent and Tenant’s Share of Operating Expenses Percentage shall be adjusted in the same manner as set forth in 12.2 below. If a Condemning Authority takes all or any material part of the Building or if a Taking reduces the value of the Property by 50% or more (as reasonably determined by Landlord), regardless of whether the Premises are affected, then Landlord, at Landlord’s option, by written notice to Tenant no later than fifteen (15) days following Landlord’s original notice to Tenant of such proposed Taking, may terminate this Lease effective on the date the Condemning Authority takes possession of the portion of the Property taken provided, however, that if Tenant shall advise Landlord in writing of Tenant’s need to remain in the balance of the Premises for a period after the Condemning Authority shall have taken possession (which notice shall (a) specify the exact term (not to exceed 180 days) that Tenant may remain in the Premises and (b) be given within thirty (30) days after the date of Landlord’s Taking Notice), then Tenant may remain in such Premises and/or the balance thereof following such Taking for a period not to exceed one hundred eighty (180) days following such Taking, upon all of the terms and conditions set forth herein, provided, however, that Tenant’s liability for Basic Rent and Tenant’s Share of Operating Expenses Percentage shall be adjusted in the same manner as set forth in 12.2 below.

     12.2 Landlord’s Repair Obligations

     If this Lease does not terminate with respect to the entire Premises under Section 12.1 and the Taking includes a portion of the Premises, this Lease automatically terminates as to the portion of the

Premises taken as of the date the Condemning Authority takes possession of the portion taken and Landlord will, at its sole cost and expense, with all commercially reasonable diligence and speed, restore the remaining portion of the Premises to a complete architectural unit and restore all Landlord Improvements and Tenant Improvements originally constructed and/or installed by Landlord or Tenant, with all commercially reasonable diligence and speed. The Basic Rent for the period after the date the Condemning Authority takes possession of the portion of the Premises taken shall be reduced to a sum equal to the product of the Basic Rent provided for in this Lease multiplied by a fraction, the numerator of which is the rentable area of the Premises after the Taking and after Landlord restores the Premises (including, without limitation, the Tenant Improvements) to a complete architectural unit, and the denominator of which is the rentable area of the Premises prior to the Taking, and Tenant’s Share of Operating Expenses Percentage for the same period, as adjusted pursuant to Section 3.10, shall be reduced to a percentage equal to the ratio of the rentable area of the Premises after the Taking and after Landlord restores the Premises, (including, without limitation, the Landlord Improvements and the Tenant Improvements) to a complete architectural unit, to the rentable area of the Premises prior to the taking, to account for the reduction in the rentable area of the Premises or the Building resulting from the Taking. Tenant’s obligation to pay Basic Rent and Tenant’s Share of Operating Expenses will abate on a proportionate basis with respect to that portion of the Premises remaining after the Taking that Tenant is unable to use during Landlord’s restoration for the period of time that Tenant is unable to use such portion of the Premises.

     The condition of the Premises following Landlord’s restoration shall meet the following requirements: (i) the Premises (including, without limitation, the Tenant Improvements) shall be finished to materially the same quality and standard of the Premises existing immediately prior to the Taking; (ii) parking shall be available for use by Tenant at least to the extent necessary to provide parking spaces sufficient to satisfy the requirements of Section 4.7 hereof; and (iii) the Building, as restored, shall constitute an architecturally viable first-class building, including, without limitation, public entryways, first floor lobby, elevator lobbies on all floors of the Premises, all finished to materially the same quality and standards existing immediately prior to the Taking, materially in accordance with the Improvements Standard described in Section 17, and with the facilities and services required to be provided to Tenant by Landlord hereunder.

     If Landlord fails to complete its restoration obligations hereunder with respect to the Building and the Premises (including, without limitation, Landlord Improvements and Tenant Improvements) within one hundred eighty (180) days following the date the Condemning Authority takes possession, subject to extension for Tenant Delay or Force Majeure (the “Condemnation Restoration Delivery Date”), then Tenant may thereafter, but prior to Substantial Completion of the restoration in accordance with this Section 12.2, give written notice within ten (10) days after the Condemnation Restoration Delivery Date to Landlord of Tenant’s desire to terminate this Lease. If Substantial Completion of the restoration described in this Section 12.2 has not occurred within thirty (30) days after Landlord’s receipt of such notice, Tenant shall have the right to terminate this Lease at any time thereafter, but prior to Substantial Completion of the restoration described in this Section 12.2. Time is of the essence with respect to Tenant’s termination notice to be delivered pursuant to this Section 12.2, and if Tenant does not deliver such notice within the above-described ten (10) day period, Tenant will be deemed to have waived its right to terminate this Lease pursuant to this Section 12.2.

     12.3 Tenant’s Participation

     Landlord is entitled to receive and keep all damages, awards or payments resulting from or paid on account of a Taking, except as expressly provided herein. Accordingly, Tenant waives and assigns to Landlord any interest of Tenant in any such damages, awards or payments. Tenant may prove in any condemnation proceedings and may receive any separate award for damages to or condemnation of Tenant’s trade fixtures and equipment, for the unamortized balance of leasehold improvements constructed at Tenant’s expense, for moving expenses and for any other losses relating to Tenant’s business as shall be permitted by law to be recovered; provided, however, notwithstanding anything in this Section 12.3 to the contrary, Tenant has no right to receive any award for its interest in this Lease or for loss of leasehold.

     12.4 Exclusive Taking Remedy.

     The provisions of this Article 12 are Tenant’s sole and exclusive rights and remedies in the event of a Taking. To the extent permitted by the Laws, Tenant waives the benefits of any Law that provides Tenant any abatement or termination rights or any right to receive any payment or award (by virtue of a Taking) not specifically described in this Article 12.

ARTICLE 13.
TRANSFERS

     13.1 Restriction on Transfers

          13.1.1 General Prohibition

          Except as set forth in Section 13.1.2, Tenant will not cause or suffer a Transfer without obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant’s request for consent to a Transfer must describe in detail the parties, terms and portion of the Premises affected. Landlord will notify Tenant of Landlord’s election to consent or withhold consent within ten (10) business days after receiving Tenant’s written request for consent to the Transfer; Landlord’s failure to so notify Tenant within such ten (10) business day period shall constitute Landlord’s consent to the proposed Transfer. If Landlord consents to the Transfer, Landlord may impose on Tenant or the transferee such conditions as Landlord, in its reasonable discretion, deems appropriate. Tenant will, in connection with requesting Landlord’s consent, provide Landlord with a copy of any and all documents and information regarding the proposed Transfer and the proposed transferee as Landlord reasonably requests. Subject to the provisions of Section 13.1.3 below, no Transfer, including, without limitation, a Transfer under Section 13.1.2, releases Tenant from any liability or obligation under this Lease and Tenant remains liable to Landlord after such a Transfer as a principal and not as a surety. In no event may Tenant cause or suffer a Transfer to another tenant of the Building unless (a) such tenant pays full market rental rate at the time of such Transfer without any concessions or discounts of any kind (including, without limitation, concessions or discounts relating to tenant improvements, operating expenses, or brokerage commissions) that would effectively reduce the amount of rent paid by such tenant to less than full market rental rate, or (b) Landlord does not have available space within the Building to accommodate such tenant’s space needs. Any attempted Transfer in violation of this Lease is null and void and constitutes a breach of this Lease.

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     Notwithstanding anything herein to the contrary, Landlord shall not have the right to withhold its consent to any proposed Transfer, if all of the following conditions have been satisfied to Landlord’s reasonable satisfaction:

(1)	The proposed use of the Premises by the proposed transferee will be as permitted under this Lease.

(2)		The proposed transferee shall not be any person or entity which shall have engaged in negotiations with Landlord or Landlord’s agent (directly or through a broker) with respect to space in the Building during the six months immediately preceding Tenant’s request for Landlord’s consent, provided that such prospective Tenant and Landlord have executed a letter of intent or otherwise reached agreement on the material economic and business terms of the transaction.
(3)		There shall exist no Event Of Default by Tenant under any of the terms, covenants and conditions of this Lease at the time that Landlord’s consent to any such Transfer is requested.

          13.1.2 Transfers to Affiliates

          Tenant, without Landlord’s consent (provided that there does not then exist any Event of Default on the part of Tenant in the performance of its obligations under this Lease), may cause a Transfer to an Affiliate or Successor if Tenant (a) notifies Landlord at least ten (10) days prior to such Transfer; and (b) the transferee assumes and agrees in a writing reasonably acceptable to Landlord to perform Tenant’s obligations under this Lease and to observe all terms and conditions of this Lease.

          13.1.3 Additional Provision Regarding Assignment

     Notwithstanding the provisions of this Article 13 to the contrary, in the event Tenant should transfer its interest in the Lease to a “Credit Quality Tenant” as hereinafter defined, and at the time of such transfer this Lease shall be in full force and effect and there does not then exist any Event of Default on the part of Tenant in the performance of any of the terms, covenants and conditions herein contained which has not been remedied within the cure period as contained in this Lease, and Tenant has otherwise complied with the requirements of this Article 13, then upon the Transfer of this Lease to a Credit Quality Tenant, Landlord shall, by or before the effective date of such Transfer, deliver to Tenant, in writing, a release from any liabilities or obligations under this Lease which arise out of or relate to the portion of the Term following the effective date of such transfer. For the purposes of this Section, the term “Credit Quality Tenant” shall mean an entity qualified to do business in the State of Florida with a tangible net worth of $425 million or more, as measured in accordance with generally accepted accounting principles, and a credit rating of not less than BBB from Standard & Poors Rating Services or not less than Baa2 from Moody’s

     13.2 Costs

     Tenant will pay to Landlord, as Additional Rent, all reasonable costs and expenses Landlord incurs in connection with any Transfer, including, without limitation, reasonable attorneys’ fees and costs, regardless of whether Landlord consents to the Transfer, provided, however, such costs and expenses shall in no event exceed $1,500.00 for each Transfer.

     13.3 Rights of Transferees

     Any assignee of Tenant’s rights hereunder shall be entitled to all of the rights, title and benefits afforded to the original Tenant hereunder, in all respects as if such assignee were the original named Tenant hereunder.

ARTICLE 14.
DEFAULTS; REMEDIES

     14.1 Events of Default

     The occurrence of any of the following constitutes an “Event of Default” by Tenant under this Lease:

          14.1.1 Failure to Pay Rent

          Tenant fails to pay Basic Rent, any monthly installment of Tenant’s Share of Operating Expenses or any other Additional Rent amount as and when due, and such failure continues for five (5) business days after Tenant receives written notice of such nonpayment.

          14.1.2 Failure to Perform

          Tenant breaches or fails to perform any of Tenant’s nonmonetary obligations under this Lease and the breach or failure continues for a period of 30 days after Landlord notifies Tenant of Tenant’s breach or failure; provided that if Tenant cannot reasonably cure its breach or failure within a 30 day period, Tenant’s breach or failure is not an Event of Default if Tenant commences to cure its breach or failure within the 30 day period and thereafter diligently pursues the cure and effects the cure within a period of time that does not exceed 60 days after the expiration of the 30 day period.

          14.1.3 Misrepresentation

          The existence of any material misrepresentation or omission in any financial statements, correspondence or other information provided to or Tenant’s public Securities and Exchange Commission filings accessed by Landlord in connection with (a) Landlord’s evaluation of Tenant as a prospective tenant at the Property; (b) any proposed or attempted Transfer; or (c) any consent or approval Tenant requests under this Lease; provided that any such misrepresentation or omission shall not constitute an Event of Default hereunder if: (i) such proposed Transfer has not yet occurred and Tenant withdraws its request for same; or (ii) such proposed Transfer has occurred, but Tenant terminates or rescinds such transfer within 30 days following receipt of Landlord’s advice in writing to Tenant of such misrepresentation or omission; or (iii) the consent or approval which Tenant has requested is as to a matter which Tenant can remedy or cure, and Tenant remedies such matter within thirty (30) days after Landlord notifies Tenant of such misrepresentation or omission; provided that if Tenant cannot reasonably remedy such matter within such thirty (30) day period, Tenant shall have an additional period of time, not to exceed sixty (60) days after the expiration of such thirty (30) day period to remedy same, provided that Tenant shall commence such remedy within the thirty (30) day period and thereafter diligently pursue same to completion.

          14.1.4 [Intentionally Reserved]

          14.1.5 Other Defaults

               (a) Tenant makes a general assignment or general arrangement for the benefit of creditors; (b) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by Tenant; (c) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed against Tenant and is not dismissed within 60 days; (d) a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease and possession is not restored to Tenant within sixty (60) days; or (e) substantially all of Tenant’s assets located at the Premises or Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure not discharged within sixty (60) days. If a court of competent jurisdiction determines that any act described in this section does not constitute an Event of Default, and the court appoints a trustee to take possession of the Premises (or if Tenant remains a debtor in possession of the Premises) and such trustee or Tenant Transfers Tenant’s interest hereunder, then Landlord is entitled to receive, as Additional Rent, the amount by which the Rent (or any other consideration) paid in connection with the Transfer exceeds the Rent otherwise payable by Tenant under this Lease. Landlord hereby expressly acknowledges and agrees that Tenant’s abandonment or vacation of the Premises shall not be deemed a breach or Event of Default hereunder.

     14.2 Remedies

          In the event any Event of Default specified above in Section 14.1 occurs, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such Event of Default:

          14.2.1 Termination of Tenant’s Right to Possession of the Premises

          Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s Event of Default including, but not limited to, the reasonable cost of recovering possession of the Premises, reasonable expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney’s fees, and any real estate commission actually paid or required to be paid.

          14.2.2 Right of Re-Entry and Reletting.

          Re-enter and take possession of the Premises and relet the same for Tenant’s account, holding Tenant liable for all damages and reasonable expenses incurred by Landlord in any such reletting and for any difference between the amount of rents received from such reletting and those due and payable under the terms of this Lease. In the event Landlord relets the Premises, Landlord shall have the right and shall use its commercially reasonable efforts, as soon as possible following the termination of Tenant’s possession, to lease or let the Premises, either in their entirety or by subdividing same (provided any subdivision shall be undertaken only if Landlord, in Landlord’s reasonable discretion, determines that such subdivision is economically and physically prudent), for such periods of time and such rentals and for such use and upon such covenants and conditions as Landlord, in its reasonable discretion, may elect, provided such covenants and conditions shall be reasonably related to market terms and conditions; and Landlord may make such repairs and improvements to the Premises as may be reasonably necessary. Landlord shall be entitled to bring such actions or proceedings for the recovery of any deficits due to Landlord as it may deem advisable, without being obligated to wait until the end of the term, and commencement or maintenance of any one or more actions shall not bar Landlord from bringing other or subsequent actions for further accruals, nor shall anything in this Subsection 14.2.2 limit or prohibit Landlord’s

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right at any time to accelerate all rents and charges due from Tenant to the end of the term, or to terminate this Lease by giving notice to Tenant;

          14.2.3 Acceleration of Rent

          Declare all rents and charges due hereunder to be immediately due and payable and thereupon all Basic Rent and Additional Rent (excluding Variable Operating Expenses) due to the end of the Term, less the fair market rental value for the Premises for such period, shall thereupon be accelerated; provided, however, such accelerated Basic Rent and Additional Rent (excluding Variable Operating Expenses) and such fair market rental value shall be discounted to their then present value on the basis of a five percent (5%) per annum discount from the respective dates that such amounts would have been paid hereunder. In the event that any charges due hereunder cannot be exactly determined as the date of acceleration, the amount of such charges shall be determined by Landlord in a reasonable manner based on historical increases in such charges.

          14.2.4 Other Remedies

          Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State, to the extent not inconsistent with the foregoing.

     14.3 Costs

     Tenant will reimburse and compensate Landlord on demand and as Additional Rent for any loss Landlord incurs in connection with, resulting from or related to any Event of Default of Tenant under this Lease, and regardless whether suit is commenced or judgment is entered. Such loss includes all reasonable legal fees, costs and expenses (including paralegal fees and other professional fees and expenses) Landlord incurs investigating, negotiating, settling or enforcing any of Landlord’s rights or remedies or otherwise protecting Landlord’s interests under this Lease. Tenant will also indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord Parties from and against all Claims Landlord or any of the other Landlord Parties incurs if Landlord or any of the other Landlord Parties becomes or is made a party to any claim or action (a) instituted by Tenant or by or against any person holding any interest in the Premises by, under or through Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; or (c) otherwise arising out of or resulting from any act or omission of Tenant or such other person. In addition to the foregoing, Landlord is entitled to reimbursement of all of Landlord’s reasonable fees, expenses and damages, including, but not limited to, reasonable attorneys’ fees and paralegal and other professional fees and expenses, Landlord incurs in connection with protecting its interests in any bankruptcy or insolvency proceeding involving Tenant, including, without limitation, any proceeding under any chapter of the Bankruptcy Code; by exercising and advocating rights under Section 365 of the Bankruptcy Code; by proposing a plan of reorganization and objecting to competing plans; and by filing motions for relief from stay. Such fees and expenses are payable on demand, or, in any event, upon assumption or rejection of this Lease in bankruptcy.

     14.4 Waiver and Release by Tenant

     Tenant waives and releases all Claims Tenant may have resulting from Landlord’s re-entry and taking possession of the Premises, following any Event of Default by Tenant hereunder, by any lawful means and removing and storing Tenant’s property as permitted under this Lease, regardless whether this Lease is terminated, and, to the fullest extent allowable under the Laws, Tenant will release, indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord Parties from and against any and all Claims occasioned thereby. No such reentry, following any Event of Default by Tenant hereunder, is to be considered or construed as a forcible entry by Landlord.

     14.5 Landlord’s Default

     It shall be a default on the part of Landlord hereunder (a “Landlord’s Default”) if Landlord defaults in the performance of any of its obligations under this Lease and Landlord shall fail to cure such default within 30 days after receiving notice from Tenant thereof; provided that Landlord is not reasonably able to cure the default within a 30 day period, Landlord will have an additional reasonable period of time to cure the default as long as Landlord commences the cure within the 30 day period and thereafter diligently pursues the cure and effects the cure within a period of time that does not exceed 60 days after the expiration of the 30 day period. In no event shall Landlord be liable to Tenant or any other person for consequential, special or punitive damages, including, without limitation, lost profits.

     14.6 No Waiver

     Except as specifically set forth in this Lease, no failure by Landlord or Tenant to insist upon the other party’s performance of any of the terms of this Lease or to exercise any right or remedy upon a breach thereof, constitutes a waiver of any such breach or of any breach or default by the other party in its performance of its obligations under this Lease. No acceptance by Landlord of full or partial Rent from Tenant or any third party during the continuance of any breach or default by Tenant of Tenant’s performance of its obligations under this Lease constitutes Landlord’s waiver of any such breach or default. Except as specifically set forth in this Lease, none of the terms of this Lease to be kept, observed or performed by a party to this Lease, and no breach thereof, are waived, altered or modified except by a written instrument executed by the other party. One or more waivers by a party to this Lease is not to be construed as a waiver of a subsequent breach of the same covenant, term or condition. No statement on a payment check from a party to this Lease or in a letter accompanying a payment check is binding on the other party. The party receiving the check, with or without notice to the other party, may negotiate such check without being bound to the conditions of any such statement.

ARTICLE 15.
CREDITORS; ESTOPPEL CERTIFICATES

     15.1 Subordination

     Subject to the conditions herein set forth, this Lease, all rights of Tenant in this Lease, and all interest or estate of Tenant in the Property, is subject and subordinate to the lien of any Mortgage. Tenant, on Landlord’s demand, will execute and deliver to Landlord or to any other person Landlord designates any instruments, releases or other documents reasonably required to effect the subordination of this Lease as provided in this section to the lien of any Mortgage. The subordination to any future Mortgage provided for in this section is expressly conditioned upon the mortgagee’s agreement (which shall be materially in the form of the Subordination, Non-Disturbance and Attornment Agreements attached as EXHIBIT “E” hereto and hereby made a part hereof, an

“SNDA”) that as long as there does not exist an Event of Default on the part of Tenant in the payment of Rent or the performance and observance of any covenant, condition, provision, term or agreement to be performed and observed by Tenant under this Lease, beyond any applicable grace or cure period this Lease provides Tenant, the holder of the Mortgage will not disturb Tenant’s rights under this Lease. The lien of any existing or future Mortgage will not cover Tenant’s moveable trade fixtures or other personal property of Tenant located in or on the Premises. At such time as Landlord obtains a Mortgage or any future secured loans on the Property, the Landlord, Tenant and the holder of such mortgage or future secured loan shall execute a Subordination, Non-Disturbance and Attornment Agreement in substantially the form attached this Lease as EXHIBIT “E”. With respect to any Mortgage or secured loan presently affecting the Property, Landlord shall, by or before the date of execution of this Lease, furnish an executed SNDA from such holder of such existing Mortgage or other secured loan.

     15.2 Attornment

     If any ground lessor, holder of any Mortgage at a foreclosure sale or any other transferee acquires Landlord’s interest in this Lease, the Premises or the Property, Tenant will attorn to the transferee of or successor to Landlord’s interest in this Lease, the Premises or the Property (as the case may be) and recognize such transferee or successor as landlord under this Lease.

     Tenant waives the protection of any statute or rule of law that gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.

     15.3 Mortgagee Protection Clause

     Tenant will give the holder of any Mortgage, by registered mail, a copy of any notice of default Tenant serves on Landlord, provided that Landlord or the holder of the Mortgage previously notified Tenant in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such holder together with an express request for notices of default. Tenant further agrees that such mortgage holder shall have the same period of time afforded to Landlord to cure such default.

     15.4 Estoppel Certificates

          15.4.1 Contents

          Upon the written request of either party, the other party hereto will execute, acknowledge and deliver to the other a written statement in form reasonably satisfactory to the requesting party certifying: (a) that this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been any modifications, that the Lease is in full force and effect, as modified, and stating the modifications); (b) that this Lease has not been canceled or terminated; (c) the last date of payment of Rent and the time period covered by such payment; (d) whether there are then existing any known breaches or defaults by the other party under this Lease, and, if so, specifying the same; (e) specifying any existing claims or defenses in favor of such party against the enforcement of this Lease (or of any guaranties); and (f) such other factual statements as the requesting party, any lender, prospective lender, investor or purchaser may reasonably request. The party from whom such statement is requested will deliver the statement to the requesting party within

10 Business Days after request. The requesting party may give any such statement to any lender, prospective lender, investor or purchaser and any such party may conclusively rely upon such statement as true and correct.

          15.4.2 Failure to Deliver

          If the party from whom such statement is requested does not timely deliver the statement referenced in Section 15.4.1 to the requesting party, (a) the requesting party may execute and deliver the statement to any third party on behalf of the other party and (b) such failure shall constitute an Event of Default or Landlord’s Default, as the case may be, under this Lease. Further, if either party so fails to timely deliver the statement, the other party and any lender, prospective lender, investor or purchaser may conclusively presume and rely, except as otherwise represented by the requesting party: (i) that the terms and provisions of this Lease have not been changed; (ii) that this Lease has not been canceled or terminated; (iii) that not more than one month’s Rent has been paid in advance; and (iv) that Landlord is not in default in the performance of any of its obligations under this Lease. In such event, the other party is estopped from denying the truth of such facts.

ARTICLE 16.
TERMINATION OF LEASE

     16.1 Surrender of Premises

     Tenant will surrender the Premises to Landlord at the expiration or earlier termination of this Lease in good order, condition and repair, reasonable wear and tear, permitted Alterations and damage by casualty or condemnation excepted, and will surrender all keys to the Premises to Property Manager or to Landlord at the place then fixed for Tenant’s payment of Basic Rent or as Landlord or Property Manager otherwise direct. Tenant will also inform Landlord of all combinations on locks, safes and vaults, if any, remaining in the Premises or on the Property. Tenant will at such time remove all of its property from the Premises and, if Landlord so requests, except as otherwise expressly provided in this Lease, all specified Alterations and improvements Tenant placed on the Premises. Tenant will promptly repair any damage to the Premises caused by such removal. If Tenant does not surrender the Premises in accordance with this section, Tenant will release, indemnify, defend (with counsel reasonably acceptable to Landlord) protect and hold harmless Landlord from and against any Claim resulting from Tenant’s delay in so surrendering the Premises, including, without limitation, any Claim made by any succeeding occupant founded on such delay. All property of Tenant not removed on or before the last day of the Term is deemed abandoned. Tenant appoints Landlord as Tenant’s agent to remove, at Tenant’s sole cost and expense, all of Tenant’s property from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant’s benefit, all at the sole cost and risk of Tenant, and Landlord will not be liable for damage, theft, misappropriation or loss thereof or in any manner in respect thereto.

     16.2 Holding Over

     If Tenant possesses the Premises after the Term expires or is otherwise terminated without executing a new lease but with Landlord’s written consent, Tenant is deemed to be occupying the Premises as a tenant from month-to-month, subject to all provisions, conditions and obligations of this Lease applicable to a month-to-month tenancy, except that (a) Basic Rent will equal the greater of Basic Rent payable by Tenant in the last Lease Year of the Term or Landlord’s then current basic rent for the Premises according to Landlord’s rental rate schedule for prospective tenants, and (b) either Landlord or Tenant may terminate the month-to-month tenancy at any time upon 30 days prior written notice to the other party. If Tenant possesses the Premises after the Term expires or is otherwise terminated without executing a new lease and without Landlord’s written consent, Tenant is deemed to be occupying the Premises without claim of right (but subject to all terms and conditions of this Lease) and, in addition to Tenant’s liability for failing to surrender possession of the Premises as provided in Section 16.1, Tenant will pay Landlord a charge for each day of occupancy after expiration of the Term in an amount equal to 150% of Tenant’s then existing Rent.

     Notwithstanding anything in this Section 16.2 to the contrary, upon twelve (12) months prior written notice (“Tenant’s Holdover Notice”) to Landlord, Tenant will be permitted to remain in possession of the Premises after expiration of the initial Term or any Renewal Term of this Lease (and the Term of the Lease shall be deemed to be so extended), and without the execution of a new lease, subject to all the provisions, conditions, and obligations of this Lease, except that (a) the Basic Rent will be escalated to one hundred twenty-five percent (125%) of the Basic Rent in effect during the last Lease Year of the applicable term, and (b) the holdover term during which Tenant may remain in possession of the Premises will be a term, not to exceed six (6) months, as such term will be stated in Tenant’s Holdover Notice. Time is of the essence with respect to the period during which Tenant must deliver Tenant’s Holdover Notice and to the term of Tenant’s holdover.

ARTICLE 17.
ADDITIONAL PROVISIONS

     17.1 Definitions

     “Building Standard” means: (i) the type, brand or quality of materials which are of a first class quality equivalent to those used in Comparable Buildings or as otherwise expressly described in EXHIBIT “I” and (ii) a method of construction and installation comparable to the first class standards of such Comparable Buildings.

     “Change Order” means a change initiated by Tenant to the Interior CDs submitted for permitting to the applicable governmental authorities.

     “Construction Schedule” means a critical path method network schedule showing the projected schedule of the work and each component thereof for completion of the Landlord’s Improvements and Tenant’s Improvements by the Delivery Date.

     “Landlord’s Review Period” is a five (5) Business Day period for Landlord to review the subject Plans.

     “Landlord’s Review Standard” Landlord shall be reasonable in its review and approval or disapproval of the Plans, in accordance with the Tenant Improvement Standard. On or before the expiration of the Landlord’s Review Period, Landlord shall, in writing, accept or provide specific review comments on the Plans, provided, however, Landlord shall have no right to object to the Plans except to the extent same do not meet the Tenant Improvement Standard. Upon Tenant’s receipt of such review comments, but in no event later than five (5) Business Days afterward, Tenant shall incorporate such review comments into the Plans or shall notify the Landlord, in writing, that such review comments, if it is the case, cannot be incorporated into the Plans. In the event Landlord disagrees with respect to Tenant’s response to the review comments, such disagreement shall be resolved in the manner described in Section 17.3.7.

     “Plans” means Preliminary CDs, the Preliminary Space Plan, Interim CDs, TTR, Final CDs and Interior CDs, as the case may be.

     “Punch List” means a list of Tenant’s Improvements (including Expansion Space Improvements or Notice Space Improvements for purposes of Sections 19.1 and 19.2, respectively) items that were either (a) not properly completed by Landlord’s Contractor or (b) in need of repair. The Punch List shall be prepared by Tenant and Landlord within five (5) days after Substantial Completion of the subject Improvements, and prior to Tenant’s full occupancy of the Premises (or Expansion Space or Notice Space, as applicable), and The Punch List shall represent less than five percent (5%) of the value of the Construction Price payable by Tenant. Landlord shall have thirty (30) days to complete all Punch List items without unreasonable disturbance or interruption to Tenant; provided, however, if any Punch List item(s) cannot reasonably be completed within such thirty (30) day period, Landlord shall have such longer period as is reasonably required to complete such item(s), so long as Landlord commences completion of such item(s) within the thirty (30) day period and diligently pursues completion of such item(s). If the Substantial Completion Date of the Tenant’s Improvements occurs prior to the Delivery Date, Landlord shall have up to fourteen (14) days for the purpose of completing the Punch List items prior to Tenant taking occupancy of the Premises (the “Early Punch List Period”); provided, however, such Early Punch List Period shall in no event extend beyond the day immediately preceding the Delivery Date.

     “Tenant Improvement Standard” means that Tenant’s Improvements shall be consistent with the Building Standard and shall not entail any alterations to the structure of the Building (the “Building Structure”) in a manner which Landlord reasonably determines to be materially adverse to the integrity of the Building Structure.

     “Tenant’s Review Period” is a five (5) Business Day period for Tenant to review the Preliminary CDs, the Preliminary Budget, and the Interim CDs.

     “Tenant’s Review Standard” Tenant shall be reasonable in its review and approval or disapproval of the Plans in accordance with the Building Standard and its review and approval or disapproval of the Preliminary and Final Budgets. On or before the expiration of the Tenant’s Review Period, Tenant shall, in writing, accept or provide specific review comments on the applicable Plans or budget, provided, however, Tenant shall have no right to object to the Plans except to the extent same do not meet the Building Standard. Upon Landlord’s receipt of such review comments, but in no event later than five (5) Business Days afterward, Landlord shall incorporate such review comments into the Plans or budget, as applicable, or shall notify the Tenant, in writing, that such review comments, if it is the case, cannot be incorporated into the Plans or budget, as applicable. In the event Tenant disagrees with respect to Landlord’s response to the review comments, such disagreement shall be resolved in the manner described in Section 17.3.7.

     17.2 Initial Improvements

          17.2.1 Landlord Improvements

          Landlord will construct and/or install at no cost to Tenant, the Landlord’s Improvements as same are described on EXHIBIT “I” attached hereto and hereby made a part hereof, by no later than the Commencement Date. Landlord hereby warrants that, as of the Substantial Completion Date, the Landlord’s Improvements shall have been constructed and installed in a good and workmanlike manner, meeting or exceeding the Building Standard and meeting or exceeding the requirements of all applicable governmental codes and regulations, including, without limitation, all building life safety improvements, as interpreted and enforced by applicable governmental authorities as of the Substantial Completion Date.

          17.2.2 Tenant’s Improvements

          Landlord will cause to be substantially completed at Tenant’s sole cost and expense (subject to the application of the Improvement Allowance), all Tenant’s Improvements by no later than the Delivery Date, subject to extension for Force Majeure or Tenant Delay in accordance with the terms of Section 1.2.2. Landlord represents that (i) the Tenant’s Improvements will be constructed under the supervision and control of a certified general contractor licensed by the State of Florida (“Landlord’s Contractor”), (ii) Landlord will obtain all permits required for the construction of the Tenant’s Improvements from all applicable governmental authorities based on the Interior CDs (as hereinafter defined) prepared by Tenant subject to Section 17.3.6(d) below, (iii) Landlord will perform and complete the Tenant’s Improvements in strict accordance with the Interior CDs, except as modified by Change Orders, and (iv) Landlord will complete the Tenant’s Improvements for a Construction Price not greater than the Final Budget, subject to increase due to Change Orders.

     17.3 Review of Plans for Landlord’s Improvements and Tenant’s Improvements

          17.3.1 Design and Review of Base Building Footprint

               (a) Design. Landlord shall submit the Base Building Footprint/Schematic Design Documents (“Preliminary CDs”) to Tenant, on electronic disk in CADD format, on or before the fourteenth (14th) day after the Effective Date for Tenant’s review and approval. The Preliminary CDs shall conform to the Building Standard.

               (b) Review. Upon receipt of the Preliminary CDs from Landlord, Tenant shall have a Tenant’s Review Period to review the Preliminary CDs, subject to the Tenant’s Review Standard.

          17.3.2 Design and Review of Preliminary Space Plan

               (a) Design. Within fifty (50) Business Days after the date of approval of, or resolution of all disagreements relating to, the Preliminary CDs, as the case may be, Tenant shall submit to Landlord a preliminary space plan (the “Preliminary Space Plan”) prepared by a licensed Florida architect selected by Tenant (“Tenant’s Architect”) for Landlord’s review and approval. The Preliminary Space Plan shall conform to the Tenant Improvement Standard.

               (b) Review. Upon receipt of the Preliminary Space Plan from Tenant, Landlord shall have a Landlord Review Period to review the Preliminary Space Plan, subject to the Landlord’s Review Standard.

               (c) Preliminary Budget. Within ten (10) Business Days after the date of approval of, or resolution of all disagreements relating to, the Preliminary Space Plan, as the case may be, Landlord shall submit to Tenant a Preliminary Budget (the “Preliminary Budget”) of the anticipated cost, itemized by trade, to construct the Tenant’s Improvements shown in the Preliminary Space Plan, for Tenant’s review and approval. Tenant shall have a Tenant’s Review Period to review such Preliminary Budget, subject to Tenant’s Review Standard. In the event of an unresolved objection relating to the Preliminary Budget, such disagreement shall be resolved by convening the meeting described in Section 17.3.7; provided, however, any such dispute shall in no event be referred to the arbitration described in Section 17.8.

          17.3.3 Meetings; Design and Review of Interim Construction Documents

          (a) Meetings. As often as reasonably required (but no less frequently than once per month) during the design process, Landlord and Tenant shall conduct meetings to discuss Landlord’s progress in preparing the Base Building construction documents and the Tenant’s progress in preparing construction documents for Tenant’s Improvements. At each such meeting, Landlord shall deliver to Tenant updated Preliminary CDs (“Interim CDs”), Tenant shall deliver to Landlord an updated Preliminary Space Plan and Tenant’s Technical Requirements (“TTRs”) for Tenant’s Improvements, and Landlord and Tenant shall discuss any issues relating to the Tenant’s Improvements budget.

          (b) Review. Upon receipt of Interim CDs from the Landlord at the meetings described in subparagraph (a) above, (i) Tenant shall have a Tenant’s Review Period to review such Interim CDs, subject to Tenant’s Review Standard, and (ii) Landlord shall have a Landlord’s Review Period to review Tenant’s updated Preliminary Space Plan and TTRs for Tenant’s Improvements, subject to Landlord’s Review Standard.

          (c) Interim Budget. Within five (5) Business Days after Tenant from time to time delivers to Landlord an updated Preliminary Space Plan, including Tenant’s delivery of any such updated Preliminary Space Plan at the meetings described in subparagraph (a) above, but no more frequently than once during any two (2) week period, Landlord shall deliver an updated Preliminary Budget (an “Interim Budget”). Tenant shall have a Tenant’s Review Period to review any such Interim Budget, subject to Tenant’s Review Standard. In the event of an unresolved objection relating to any Interim Budget, such disagreement shall be resolved by convening the meeting described in Section 17.3.7; provided, however, any such dispute shall in no event be referred to the arbitration described in Section 17.8.

          (d) Long Lead Time Items. Landlord will, within five (5) Business Days following receipt of any Plans from Tenant, advise Tenant in writing as to whether any material requirements therein constitute “long lead-time items” and the commercially reasonable period, if any, by which the addition of that long lead-time item will affect the critical path of the Construction Schedule and notify Tenant of that number of days. Tenant shall then have up to five (5) Business Days to decide whether to: (i) include the long lead-time item with the corresponding critical path affecting days, if any, being deemed Tenant Delay; (ii) order a substitute, which will not trigger any Tenant Delay; or (iii) convene a meeting to resolve the issue under the process contemplated by Section 17.3.7.

          17.3.4 [Intentionally Reserved]

          17.3.5 Design and Review of Base Building Final Construction Documents

               (a) Design. Within fifty (50) Business Days after the Effective Date, Landlord shall submit to Tenant Base Building final construction documents (“Final CDs”) for Tenant’s review and approval.

               (b) Review. Upon receipt of the Final CDs from the Landlord, Tenant shall have ten (10) Business Days to review the Final CDs, subject to the Tenant’s Review Standard.

          17.3.6 Design and Review of Tenant’s Interior CDs

               (a) Design. Within fifty-five (55) Business Days after the date of approval of, or resolution of all disagreements relating to, the Final CDs, as the case may be, Tenant shall prepare Interior CDs for Landlord’s review and approval. The Interior CDs shall be in a form sufficient so that (i) all required building permits can be obtained, based upon submittal of the Interior CDs to the appropriate governmental authorities and (ii) upon the proper completion of the Tenant’s Improvements, a required certificate of occupancy can be issued by the governmental authorities having jurisdiction over such Tenant’s Improvements.

               (b) Review. Upon receipt of the Interior CDs from the Tenant, Landlord shall have a Landlord’s Review Period to review the Interior CDs, subject to the Landlord’s Review Standard.

               (c) Final Budget. Within fifteen (15) Business Days after the date of approval of, or resolution of all disagreements relating to, the Interior CDs, Landlord shall submit to Tenant a Final Budget (the “Final Budget”), which shall include all Major Hard Cost Components, and add greater detail to the Preliminary Budget for Tenant’s review and approval. Upon receipt of the Final Budget from Landlord, Tenant shall have up to ten (10) Business Days to review the Final Budget, subject to Tenant’s Review Standard. Any delays attributable to Tenant’s value engineering, or resubmittal or redrawing of Plans based on commercially reasonable objections to the Final Budget by Tenant shall not be deemed Tenant Delays.

               (d) Permitting. Within two (2) Business Days after the date of approval of, or resolution of all disagreements relating to, the Interior CDs, Landlord will submit the Interior CDs to the appropriate governmental authorities for the purpose of obtaining all required building permits for the Tenant’s Improvements. Landlord shall use commercially diligent efforts, including engaging a permit expediter, to obtain such building permits as promptly as possible. So long as Landlord uses its commercially diligent efforts to obtain such permits, any delay in obtaining such permits beyond the fortieth (40th) Business Day after the date Landlord submits the Interior CDs to the appropriate governmental authorities shall be deemed Force Majeure; provided, however, that: (i) if the Interior CDs shall be returned for redesign by the permitting authorities and Tenant’s Architect’s redesign (excluding requests for clarification) in any single instance following its receipt of such notice of requirement of redesign shall require more than five (5) Business Days, each additional day for redesign shall constitute a Tenant Delay, and (ii) if the Interior CDs are returned for redesign more than two (2) times (for the same matter) by any single department or agency of the permitting authorities, any delay in the issuance of permits attributable thereto shall constitute a Tenant Delay.

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          17.3.7 Resolution of Disagreements Regarding Plans or Budgets

          In the event of a disagreement during any of the above-described review processes, Landlord and Tenant shall, within five (5) Business Days after the date of a written disapproval or objection by either party, detailing such objections, convene a meeting of Tenant’s Architect, Tenant’s Representative and such other persons as Tenant shall deem appropriate (including, without limitation, Tenant’s construction auditor), with Landlord’s architect or other construction professional and such other persons as Landlord shall deem appropriate. The meeting shall be held in the offices of Tenant’s Architect or such other location as the parties may mutually agree. The purpose of the meeting shall be to review the basis for the disagreement and to work towards resolving such disagreement so that a revised set of the Plans (the “Revised Plans”) or a revised budget (the “Revised Budget”) at issue can be prepared and delivered for review. Within five (5) Business Days after receipt of such Revised Plans or Revised Budget, as the case may be, the receiving party shall approve in writing or disapprove the Revised Plans or Revised Budget, as the case may be, with specific written objections to same, in accordance with the Tenant Improvement Standard or Building Standard, as the case may be. If timely objections are made to the Revised Plans or the Revised Budget, as the case may be, then such dispute shall be resolved as provided in Section 17.8.

          17.3.8 Changes to Plans

          Tenant shall have the right to request Change Orders. Any such request for a Change Order shall be made only by Tenant’s Representative. All such changes initiated by Tenant’s Representative shall be forwarded to Landlord and accompanied by plans and specifications therefor and shall be subject to a Landlord’s Review Period subject to Landlord’s Review Standard. In the event that Landlord shall approve any such Change Order, then Landlord, within two (2) Business Days thereafter, shall request the Landlord’s Contractor to price the cost of the requested Change Orders and state the number of additional days, if any, needed to incorporate the Change Order into the Construction Schedule of the Tenant’s Improvements. Landlord will price the cost of any requested Change Order as quickly as reasonably possible, but such pricing process shall not take more than five (5) Business Days for Change Orders involving less than $50,000 or more than ten (10) Business Days for Change Orders involving greater than $50,000; provided, however, such five (5) or ten (10) Business Day period, as the case may be, shall not commence until Tenant has delivered to Landlord reasonably sufficient quantities of plans and specifications to allow Landlord to distribute the same to any subcontractors or vendors required to price such Change Order. The price and revision to the Construction Schedule, once received and approved by Landlord will be submitted to Tenant’s Representative for approval, together with appropriate detailed back-up information, including, without limitation, the subcontractor bids and a break down of all labor, materials, profit and overhead (which profit and overhead shall not exceed 7% of the cost of labor and materials) involved in the Change Order to enable Tenant’s Representative to properly evaluate the price and schedule. Upon receipt of such information, the Tenant’s Representative shall have five (5) Business Days within which to approve or object such proposed Change Order. In the event the Tenant’s Representative and Landlord reach agreement on a Change Order, to the extent such Change Order affects the critical path of the Construction Schedule, the Construction Schedule shall be revised, and if there is an increase in the number of days of the Construction Schedule’s critical path, then such days shall be deemed a Tenant Delay.

     17.4 Construction Price and Major Subcontracts

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     Landlord shall cause the Tenant’s Improvements to be constructed under the supervision and control of Howard Zoromsky, the Florida certified and licensed general contractor for Opus South Corporation (the “Landlord’s Contractor”). For the construction of the Tenant’s Improvements, the construction price (the “Construction Price”) for the Tenant’s Improvements (subject to the application of the Improvement Allowance) shall be the sum of: (A) the cost of all labor and materials required to construct the Tenant’s Improvements in accordance with the Interior CDs (including without limitation the cost of any Change Orders), (B) the cost of obtaining all required permits for the Tenant’s Improvements (including the cost of permit-expediting, up to $1,500), (C) the cost of an on-site foreman responsible for the supervision of the labor relating to the Tenant’s Improvements at a rate no higher than $25 per hour, which shall in no event exceed a total of $20,000 for the Tenant’s Improvements, (D) the reasonable cost of printing plans, if any, for the Tenant’s Improvements incurred by Landlord, and (E) the profit and overhead of the Landlord’s Contractor, which shall not exceed 7% of the sum of (A), (B), (C) and (D) above, provided such Construction Price shall in no event exceed the amount of the Final Budget.

     The Landlord’s Contractor shall submit, to a range of between two (2) and five (5) subcontractors and materialmen, of which, at a minimum, two (2) shall be subcontractors or materialmen, as the case may be, chosen by Tenant and reasonably satisfactory to Landlord and Landlord’s Contractor (the “Tenant-Selected Subcontractors”), calls for bids (each a “CFB”) for the following hard costs: mechanical, electrical, conduit for cabling, plumbing, and drywall and all other components which in any single instance shall cost $10,000.00 or more (the “Major Hard Cost Components”). All subcontractors and materialmen to which CFBs are submitted shall meet, both at the time the CFBs are submitted and at the time Landlord’s Contractor selects subcontractors and materialmen, the qualifying criteria described on EXHIBIT “L” attached hereto (the “Qualifying Criteria”) in both Landlord’s and Tenant’s reasonable discretion.

     The form of such CFBs shall be commercially reasonable and satisfactory to Tenant and shall stipulate that each prospective subcontractor shall, with respect to such Major Hard Cost Component, furnish to a specified location, mutually agreed upon by Landlord and Tenant, no later than a specified hour on a specified date, its sealed bid for the construction of the subject Major Hard Cost Component (including, without limitation, all labor and materials reasonably inferable from or incidental to the Interior CDs with respect to such Hard Cost Component), for a stipulated sum, with an itemization of unit costs, as appropriate for such Bid, and shall agree to a retainage of not less than 10% of such stipulated sum, until completion of the subject work. Following the receipt of the bids for each such Hard Cost Component (the “Bids”) Landlord’s Contractor shall select the subcontractor for such Major Hard Cost Component (a “Major Subcontractor”) who submits the lowest Bid, and within ten (10) Business Days thereafter, Landlord’s Contractor shall enter into a stipulated sum subcontract with such Major Subcontractor, on terms materially consistent with those set forth in the Bid (the “Major Subcontract”). Notwithstanding the foregoing, if a subcontractor who submitted the lowest Bid for a Major Hard Cost Component fails to meet all of the Qualifying Criteria at the time Landlord’s Contractor selects the Major Subcontractors, Landlord’s Contractor shall not be obligated to select such non-qualifying subcontractor and may select the subcontractor for such Major Hard Cost Component who submitted the next lowest Bid.

     The Landlord shall hold a retainage of 10% of each subcontract price from each payment to the Landlord’s Contractor (the “Retainage”), which Retainage shall be paid only upon the Substantial Completion of the Tenant’s Improvements (subject to a further retainage of 150% of the reasonably estimated costs of all Punch List items, until the completion of same); provided, however, no retainage shall be held with respect to materials purchased directly from vendors (i.e., not purchased through subcontractors).

     Subject to the terms of Section 1.2.2, the Landlord’s Contractor shall construct the Tenant’s Improvements by the Delivery Date in accordance with the Construction Schedule.

     17.5 Tenant’s Representative

     Tenant shall designate in writing one person (“Tenant’s Representative”) who shall be responsible for, and shall be authorized to approve and coordinate, any Tenant issues with Landlord on behalf of Tenant. Tenant may change Tenant’s Representative at any time upon written notice to Landlord in accordance with provisions of this Lease. Tenant’s Representative and Tenant’s designated agents (which may include, without limitation, a construction manager and/or construction auditor) shall have the right to inspect the Tenant’s Improvements at all reasonable times so long as such parties do not unreasonably interfere with the construction of the Tenant’s Improvements.

     17.6 Tenant’s Installations

     Tenant at its expense shall construct and install all such improvements as Tenant shall require which are not included in the Tenant’s Improvements (“Tenant’s Initial Alterations”) and shall install its furniture, trade fixtures and equipment (“FFE”), so that Tenant may be able to occupy the Premises for the uses and purposes herein intended. Tenant’s Initial Alterations shall be subject to the terms and conditions of Section 8, with respect to Alterations. Tenant may begin to construct and install such Tenant’s Initial Alterations and to install such FFE prior to Substantial Completion of the Tenant’s Improvements, provided, however, that no such pre-Substantial Completion construction or installation shall in any way delay or interfere with the construction of the Landlord’s Improvements or the Tenant’s Improvements. Tenant shall arrange a meeting to coordinate with Landlord, prior to any such pre-Substantial Completion construction or installation, and Landlord and Tenant shall each coordinate in good faith to insure that their respective contractors work together in harmony. Tenant’s access to the Premises for such construction and installation shall at all times be subject to the terms and conditions of the Lease (except for Tenant’s obligation to pay Basic Rent and Additional Rent) and subject to the Landlord’s commercially reasonable rules and regulations regarding such access. Tenant shall be responsible for obtaining all necessary permits and approvals at Tenant’s expense, in connection with the work performed by Tenant’s contractors.

     17.7 Landlord Supervision

     Landlord shall make all commercially reasonable efforts to monitor and supervise the construction of the Tenant’s Improvements in order to ensure that such Tenant’s Improvements are constructed in accordance with the Interior CDs within the Construction Price, and in accordance with the Construction Schedule. Without limiting the foregoing, Landlord or its designee shall conduct weekly meetings with the Landlord’s Contractor and other appropriate parties to verify that all work is being performed according to the Interior CDs, the approved Change Orders and the Construction Schedule. Landlord or its designee shall prepare meeting minutes after each such meeting and submit same to Tenant’s Representative, regarding the status of the construction, including any material variance with the Interior CDs and/or Construction Schedule. Landlord shall cooperate and coordinate with the Landlord’s Architect, Tenant’s Representative and the Landlord’s Contractor.

     17.8 Resolution of Disputes

     If Tenant’s Representative and Landlord are unable to resolve a dispute pursuant to Section 17.3.7, then the dispute shall be referred to Thomas H. DiGiorgio, Sr., or if Thomas H. DiGiorgio, Sr. is not available, then to John C. Roettger of City Construction Group, Inc. (the “Arbitrator”) who shall make a decision with respect to the Plans, the Final Budget or other curative measures, which decision shall be conclusive and binding. The Arbitrator shall render a decision with respect to the dispute, within five (5) Business Days after receipt thereof or such longer period of time as reasonably required by the Arbitrator if the decision with respect to such dispute cannot reasonably be completed within such five (5) Business Days. The Arbitrator’s fees and costs shall be divided equally between Landlord and Tenant. Notwithstanding anything contained herein, neither Landlord nor Tenant shall have the right to terminate the Lease based on any dispute that is to be resolved pursuant to Section 17.3.7 and/or Section 17.8.

     17.9 Improvement Allowance

     Landlord agrees to provide to Tenant (i) an allowance with respect to the preparation of the Plans, in the amount of $8,853.40, calculated on the basis of $.10 per rentable square foot (the “Design Allowance”) and (ii) an allowance with respect to the construction of the Tenant’s Improvements in accordance with the Construction Price, in the amount of $2,213,350.00 (exclusive of Landlord’s Improvements in accordance with Section 17.1.1) calculated on the basis of $25.00 per rentable square foot (the “Tenant Improvement Allowance”). Landlord shall pay to Tenant the full amount of the Design Allowance upon the Effective Date. To the extent that the cost of the preparation of the Plans shall exceed the Design Allowance or the Construction Price shall exceed the Tenant Improvement Allowance, Tenant shall be liable for the difference. To the extent the Construction Price shall be less than the Tenant Improvement Allowance, Tenant shall be entitled to a credit against Base Rent in the amount of such savings. Landlord shall not charge Tenant fees for construction coordination or supervision, or for review or approval of Plans or Change Orders, or for the cost of utility services, air conditioning or other services provided during installation of furnishings, fixtures or equipment. The Construction Price shall be paid as follows: (i) Landlord shall disburse the full amount of the Tenant Improvement Allowance and (ii) if the Construction Price shall exceed the Tenant Improvement Allowance, then, following the disbursement of the full amount of the Tenant Improvement Allowance, Tenant shall pay all remaining Tenant’s Improvements costs, not to exceed the Construction Price, on or before the fifteenth (15th) Business Day after Tenant’s receipt of an invoice therefor from Landlord or Landlord’s Contractor, but no more frequently than once monthly; provided, however, the Retainage shall be disbursed by Tenant to the Landlord’s Contractor only upon (A) the Substantial Completion of the Tenant’s Improvements, subject to a further retainage of 150% of the reasonably estimated cost of the Punch List items until the final completion of same; (B) the submittal of the final release of lien from the Landlord’s Contractor; (C) the submittal of the final contractor’s affidavit as contemplated by Chapter 713, Florida Statutes, indicating that all subcontractors have been paid in full, and (D) a written certification from Tenant’s Architect that the Tenant’s Improvements have been substantially completed to Tenant’s reasonable satisfaction.

     17.10 Construction Warranty

     Landlord hereby warrants the Tenant’s Improvements against inconsistencies with the Interior CDs (as same may have been amended pursuant to Change Orders) and against defective workmanship and materials, for a period of one (1) year after the date of Substantial Completion, or, if such defects in workmanship or materials are latent or not otherwise reasonably discernable within such one (1) year, such longer period of time as is reasonably required under the circumstances to discover such defects in workmanship and/or materials. Landlord’s sole obligation under this warranty is to repair or replace, if necessary, any matter which is inconsistent with the Interior CDs, or any item which is defective, provided Tenant shall timely notify Landlord thereof within such one (1) year period (or such longer period of time as applicable to any latent condition). Landlord shall have no obligation to remedy any inconsistency with the Interior CDs or to repair or replace any defective item, after such period has expired. The warranty terms under this Section 17.10 (the “Warranty Terms”) provide Tenant with its sole and exclusive remedies in the event of any inconsistencies in the Tenant’s Improvements with respect to the Interior CDs or with respect to any incomplete or defective construction of the Tenant’s Improvements or use of defective materials in the Premises, in lieu of any contract, warranty or other rights, whether express or implied, that might otherwise be available to Tenant under applicable law. Subject to the Warranty Terms and the Punch List, Tenant’s occupancy of the Premises conclusively establishes the Landlord completed the Improvements as required by this Lease in a manner satisfactory to Tenant.

     17.11 Additional Notice Provisions

     Notwithstanding anything contained in Section 18.1 to the contrary, any notice required to be given under this Article 17 may be delivered by telecopy. Where this Article 17 provides for a review and approval period for either Landlord or Tenant (e.g., the Landlord’s Review Period or Tenant’s Review Period), the failure of a party to provide written notice of its approval or objection within the applicable time period shall be deemed an approval by the party failing to timely respond.

ARTICLE 18.
MISCELLANEOUS PROVISIONS

     18.1 Notices

     All Notices must be in writing and must be sent by personal delivery or by an independent overnight courier service, addressed to the addresses specified in the Basic Terms or at such other place as either party may designate to the other party by written notice given in accordance with this section. Notices shall be deemed delivered upon receipt or refusal to accept delivery by the intended recipient.

     18.2 Transfer of Landlord’s Interest

     If either (i) Landlord sells, conveys or otherwise transfers (including, without limitation, by deed in lieu of foreclosure) any interest in the Property or (ii) any interest in the Property is conveyed or otherwise transferred by operation of law (including, without limitation, by foreclosure) (the events in (i) and (ii) being herein described as a “Landlord’s Transfer”), the transferor is automatically relieved of all obligations on the part of Landlord under this Lease from and after the date of the Transfer, provided that the transferor delivers to the transferee any funds the transferor holds in which Tenant has an interest (such as a security deposit) and assumes all of the transferor’s duties and obligations, as Landlord, hereunder. However, notwithstanding any such Landlord’s Transfer, the transferor remains entitled to the benefits of Tenant’s indemnity obligations under this Lease with respect to matters arising or accruing during the transferor’s period of ownership and Tenant remains entitled to the benefits of Landlord’s indemnity obligations under this Lease with respect to matters arising or occurring during the transferor’s period of ownership. Notwithstanding anything contained herein to the contrary, Landlord agrees and acknowledges that it will not transfer or assign its interest in this Lease before the Rent Commencement Date to any party other than an Affiliate of Landlord.

     18.3 Successors

     The covenants and agreements contained in this Lease bind and inure to the benefit of Landlord, its successors and assigns, bind Tenant and its successors and assigns and inure to the benefit of Tenant and its permitted successors and assigns.

     18.4 Captions and Interpretation

     The captions of the articles and sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular.

     18.5 Relationship of Parties

     This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant other than that of landlord and tenant.

     18.6 Entire Agreement; Amendment

     The Basic Terms and all exhibits, addenda and schedules attached to this Lease are incorporated into this Lease as though fully set forth in this Lease and together with this Lease contain the entire agreement between the parties with respect to the improvement and leasing of the Premises. All preliminary and contemporaneous negotiations, including, without limitation, any letters of intent or other proposals and any drafts and related correspondence, are merged into and superseded by this Lease. No subsequent alteration, amendment, change or addition to this Lease (other than to the Building Rules) is binding on Landlord or Tenant unless it is in writing and signed by the party to be charged with performance.

     18.7 Severability

     If any covenant, condition, provision, term or agreement of this Lease is, to any extent, held invalid or unenforceable, the remaining portion thereof and all other covenants, conditions, provisions, terms and agreements of this Lease, will not be affected by such holding, and will remain valid and in force to the fullest extent permitted by law.

     18.8 Landlord’s Limited Liability

     Tenant will look solely to Landlord’s interest in the Property for recovering any judgment or collecting any obligation from Landlord or any other Landlord Party. Tenant agrees that neither Landlord nor any other Landlord Party will be personally liable for any judgment or deficiency decree. Notwithstanding anything contained herein to the contrary, if (i) Tenant obtains a non-appealable judgment against Landlord, (ii) Landlord’s interest in the Property is not sufficient to satisfy such judgment, and (iii) Landlord has not otherwise satisfied the judgment within thirty (30) after such judgment is rendered; then, in such event, Tenant shall have the right to offset any unpaid amounts of such judgment against the Basic Rent due and Additional Rent under this Lease, provided, however, the monthly amount of such offset (together with any offset to which Tenant is entitled under Section 19.9) shall not exceed the greater of (i) 25% of the monthly Basic Rent payable by Tenant hereunder, or (ii) an amount of the monthly Basic Rent payable hereunder which is necessary to fully amortize, on a straight line basis, the amounts owed by Landlord to Tenant hereunder over the remaining term of the Lease, together with interest at the Maximum Rate.

     18.9 Survival

     All of Tenant’s obligations under this Lease (together with interest on payment obligations at the Maximum Rate) accruing prior to expiration or other termination of this Lease survive the expiration or other termination of this Lease. Further, all of Tenant’s release, indemnification, defense and hold harmless obligations under this Lease survive the expiration or other termination of this Lease, without limitation. All of Landlord’s obligations under this Lease (together with interest on payment obligations at the maximum rate) accruing prior to expiration or early termination of this Lease survive the expiration or other termination of this Lease.

     18.10 Attorneys’ Fees

     If either Landlord or Tenant commences any litigation or judicial action to determine or enforce any of the provisions of this Lease, the prevailing party in any such litigation or judicial action is entitled to recover all of its costs and expenses (including, but not limited to, reasonable attorneys’ fees, costs and expenditures) from the nonprevailing party. If, without fault, either Landlord or Tenant is made a party to any litigation instituted by or against the other, the other will indemnify the faultless party against all loss, liability, and expenses (including, but not limited to, reasonable attorneys’ fees, costs and expenditures) incurred by the faultless party in connection with such litigation.

     18.11 Brokers

     Landlord and Tenant each represents and warrants to the other that it has not had any dealings with any realtors, brokers, finders or agents in connection with this Lease (except as may be specifically set forth in the Basic Terms) and agrees to release, indemnify, defend and hold the other harmless from and against any Claim based on the failure or alleged failure to pay any realtors, brokers, finders, or agents (other than any brokers specified in the Basic Terms), and from any cost, expense or liability for any compensation, commission or changes claimed by, any realtors, brokers, finders or agents (other than any brokers specified in the Basic Terms) claiming by, through or on behalf of it with respect to this Lease or the negotiation of this Lease. Landlord will pay any brokers named in the Basic Terms in accordance with the applicable listing agreement for the Property.

     18.12 Governing Law

     This Lease is governed by, and must be interpreted under, the internal laws of the State. Any suit arising from or relating to this Lease must be brought in the County; Landlord and Tenant waive the right to bring suit elsewhere. Throughout the Term, Tenant covenants that it will at all times be qualified to do business in the State of Florida. Tenant and Landlord hereby consent to jurisdiction and venue in Broward County, Florida, and agree that such jurisdiction and venue shall be sole and exclusive for any and all actions or disputes related to this Lease.

     18.13 Time is of the Essence; Material Consideration

     Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. All obligations of Landlord and Tenant under this Lease are material obligations whether or not expressly provided in this Lease, and all such obligations of Landlord or Tenant, as applicable, are material considerations for the other party entering into this Lease.

     18.14 Joint and Several Liability

     All parties signing this Lease as Tenant and any Guarantor(s) of this Lease are jointly and severally liable for performing all of Tenant’s obligations under this Lease.

     18.15 [Intentionally Deleted]

     18.16 Tenant’s Organization Documents; Authority

     If Tenant is an entity, Tenant, within ten (10) days after Landlord’s written request, will deliver to Landlord (a) Certificate(s) of Good Standing from the state of formation of Tenant and, if different, the State, confirming that Tenant is in good standing under the laws governing formation and qualification to transact business in such state(s); and (b) a copy of Tenant’s organizational documents and any amendments or modifications thereof, certified as true and correct by an appropriate official of Tenant. Tenant and each individual signing this Lease on behalf of Tenant represents and warrants that they are duly authorized to sign on behalf of and to bind Tenant and that this Lease is a duly authorized obligation of Tenant.

     18.17 Provisions are Covenants and Conditions

     All provisions of this Lease, whether covenants or conditions, are deemed both covenants and conditions.

     18.18 Force Majeure

     To the extent Landlord or Tenant is delayed or prevented from performing any act required in this Lease (excluding, however, the payment of money) by reason of Force Majeure, the performance of such act is excused for the longer of the period of the delay caused by such Force Majeure and the period of the performance of any such act will be extended for the same period.

     18.19 Management

     Property Manager is authorized to manage the Property. Landlord appointed Property Manager to act as Landlord’s agent for leasing, managing and operating the Property. The Property Manager then serving is authorized to accept service of process and to receive and give notices and demands on Landlord’s behalf.

     18.20 Financial Statements

     Tenant will, prior to Tenant’s execution of this Lease and within fifteen (15) days after Landlord’s request at any time during the Term, deliver to Landlord complete and accurate copies of the most current financial statements with respect to Tenant or other parties obligated upon this Lease, which financial statements must be (a) prepared according to generally accepted accounting principles consistently applied, and (b) certified by an independent certified public accountant or by Tenant’s chief financial officer that the same are a true, complete and correct statement of Tenant’s financial condition as of the date of such financial statements.

     18.21 Quiet Enjoyment

     Landlord covenants that Tenant will quietly hold, occupy and enjoy the Premises during the Term, subject to the terms and conditions of this Lease, free from molestation or hindrance by Landlord or any person claiming by, through or under Landlord, if Tenant pays all Rent as and when due and keeps, observes and fully satisfies all other covenants, obligations and agreements of Tenant under this Lease.

     18.22 Recording of Memorandum

     Within five (5) business days following the determination of the Rent Commencement Date, Landlord and Tenant shall enter into a Memorandum of Lease, in the form of EXHIBIT “G” attached hereto and hereby made a part hereof, which Landlord shall thereupon immediately record in the Public Records of Broward County, Florida.

     18.23 Nondisclosure of Lease Terms

     The terms and conditions of this Lease constitute proprietary information of Landlord that Tenant will use reasonable efforts to keep confidential in accordance with the terms and conditions of this Section 18.23. Tenant’s disclosure of the terms and conditions of this Lease could adversely affect Landlord’s ability to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant will use commercially reasonable efforts to not directly or indirectly disclose the terms and conditions of this Lease to any other tenant or prospective tenant of the Building or to any other person or entity other than those parties who have a legitimate need to know such information (and who will also keep the same in confidence) in connection with Tenant’s on-going business activities.

     18.24 Construction of Lease and Terms

     The terms and provisions of this Lease represent the results of negotiations between Landlord and Tenant, each of which are sophisticated parties and each of which has been represented or been given the opportunity to be represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Lease must be interpreted and construed in accordance with their usual and customary meanings, and Landlord and Tenant each waive the application of any rule of law that ambiguous or conflicting terms or provisions contained in this Lease are to be interpreted or construed against the party who prepared the executed Lease or any earlier draft of the same.

Landlord’s submission of this instrument to Tenant for examination or signature by Tenant does not constitute a reservation of or an option to lease and is not effective as a lease or otherwise until Landlord and Tenant both execute and deliver this Lease. The parties agree that, regardless of which party provided the initial form of this Lease, drafted or modified one or more provisions of this Lease, or compiled, printed or copied this Lease, this Lease is to be construed solely as an offer from Tenant to lease the Premises, executed by Tenant and provided to Landlord for acceptance on the terms set forth in this Lease, which acceptance and the existence of a binding agreement between Tenant and Landlord may then be evidenced only by Landlord’s execution of this Lease.

     18.25 Consents and Approvals

     Whenever the Lease requires Landlord’s consent or approval, Landlord will not withhold its approval or consent unreasonably or in bad faith, and Landlord will not unreasonably delay its response to Tenant’s request for approval or consent. Landlord will be deemed to have given its consent or approval to any request made by Tenant if Landlord does not respond to Tenant in writing within ten (10) Business Days (or such earlier time as is expressly provided herein) after Landlord’s receipt of such request. All notices or communications required under this Lease shall be given in accordance with Section 18.1 hereof. If Landlord withholds its consent or approval to a Tenant request, Landlord shall give Tenant a detailed written statement setting forth the basis for withholding its consent or approval. In the event Tenant shall request the consent, review, or approval of Landlord under this Lease, Tenant shall not be charged any fee for any such required consent, review, or approval.

     Landlord represents and warrants to Tenant that all lenders of Landlord whose approval is necessary for Landlord’s execution of this Lease have authorized all terms, covenants, and conditions, of the Lease prior to the Effective Date.

     18.26 Radon Gas

     The following disclosure is required by Florida law:

          Radon is a naturally occurring radioactive gas that, when it has accumulated in a structure in sufficient quantities, may present health risks to persons who are exposed to it. Levels of radon that exceed federal and state guidelines have been found in buildings in the State of Florida. Additional information regarding radon and radon testing may be obtainable from the county public health unit. Landlord makes no representation to Tenant concerning the presence or absence of radon gas in the Premises or the Building at any time or in any quantity. By executing this Lease, Tenant expressly releases Landlord from any loss, claim, liability, or damage now or hereafter arising from or relating to the presence at any time of such substances in the Premises or the Building.

ARTICLE 19
SPECIAL STIPULATIONS

     The Special Stipulations attached hereto as EXHIBIT “F” are a part of this Lease and are hereby incorporated by this reference. In the event of any conflict between the Special Stipulations and the other provisions of this Lease, the Special Stipulations shall control.

     Landlord and Tenant each caused this Lease to be executed and delivered by its duly authorized representative to be effective as of the Effective Date.

WITNESSES:	LANDLORD:

MIRAMAR limited 75, L.L.C., a Delaware liability company

/s/ JERRY SHAW	By: >	/s/ NEIL J. RAUENHORST

Name: NEIL J. RAUENHORST
JERRY SHAW		Title: PRESIDENT CEO

(Print or Type Name)		Date: 5-3-00

/s/ BARRY GREENFIELD

BARRY GREENFIELD

(Print or Type Name)

TENANT:

ROYAL C ARIBBEAN CRUISES LTD., an corporation

/s/ THOMAS F. MURRILL	By:	/s/ JACK WILLIAMS

Name: JACK WILLIAMS
THOMAS F. MURRILL		Title: PRESIDENT

(Print or Type Name)		Date:4-22-00

/s/ GLADYS A. FERNANDEZ

GLADYS A. FERNANDEZ

(Print or Type Name)

EXHIBIT “A”
DEFINITIONS

“Additional Rent” means any charge, fee or expense (other than Basic Rent) payable by Tenant under this Lease, however denoted.

“Affiliate” means any person or corporation that, directly or indirectly, controls, is controlled by or is under common control with Tenant. For purposes of this definition, “control” means possessing the power to direct or cause the direction of the management and policies of the entity by the ownership of a majority of the voting securities of the entity.

“Alteration” means any change, alteration, addition or improvement to the Premises or Property and expressly excludes the Landlord’s Improvements and the Tenant’s Improvements.

“Bankruptcy Code” means the United States Bankruptcy Code as the same now exists and as the same may be amended, including any and all rules and regulations issued pursuant to or in connection with the United States Bankruptcy Code now in force or in effect after the Effective Date.

“Basic Rent” means the basic rent amounts specified in the Basic Terms.

“Basic Terms” means the terms of this Lease identified as the “Basic Terms” before Article 1 of the Lease.

“BOMA Standards” means the “Standard Method for Measuring Floor Area in Office Buildings” approved June 7, 1996 by the American National Standards Institute, Inc. and the Building Owners and Managers Association International (NSI/BOMA Z65.1-1996), using an add-on factor of 1.08116 for single tenant floors and 1.15280 for multi-tenant floors. Notwithstanding the foregoing, the add-on factor to be used for any space added to the Premises on the ground floor of the Building shall be 1.12982 for a single-tenant floor and 1.14905 for a multi-tenant floor.

“Building” means that certain office building to be constructed on the Land.

“Building Rules” means those certain rules attached to this Lease as EXHIBIT “C,” as Landlord may reasonably amend the same from time to time in accordance with the terms of the Lease.

“Business Day” means any day other than Saturday, Sunday or a legal Holiday in the State.

“Business Hours” means Monday through Friday from 7:00 a.m. to 7:00 p.m. and on Saturdays from 9:00 a.m. to 5:00 p.m., excluding Holidays.

“City” means Miramar, Florida.

“Claims” means all claims, actions, demands, liabilities, damages, costs, penalties, forfeitures, losses or expenses, including, without limitation, reasonable attorneys’ fees and the costs and expenses of enforcing any indemnification, defense or hold harmless obligation under the Lease.

“Commencement Date” means the Substantial Completion Date (as defined in Section 1.2.2.); provided, however, that to the extent that the Landlord does not achieve Substantial Completion of the Tenant’s Improvements on or before the Delivery Date because of Tenant Delay, the Commencement Date shall be the date the Tenant’s Improvements would have been substantially completed in accordance with the definition of Substantial Completion but for the Tenant Delay.

“Commencement Date Memorandum” means the form of memorandum attached to the Lease as EXHIBIT “G.”

“Common Area” means the parking area, driveways, corridors (excluding those located on full floors leased by Tenant), lobby areas (excluding those located on full floors leased by Tenant), elevator lobby areas (excluding those located on full floors leased by Tenant), elevators, restrooms (excluding those located on full floors leased by Tenant), mechanical rooms, janitorial closets, electrical and telephone closets, vending areas, refuse dumpster enclosures, loading docks and other similar facilities and areas provided for the common use or benefit of any tenants of the Building and other areas of the Property Landlord may designate from time to time as common area available to all tenants, expressly excluding any areas included in the Premises or otherwise designated for the exclusive use of Tenant.

“Condemning Authority” means any person or entity with a statutory or other power of eminent domain.

“Comparable Buildings” means Class “A” suburban office buildings located in West Broward County, Florida.

“County” means Broward County, Florida.

“Delivery Date” means the target date for Landlord’s delivery of the Premises to Tenant, which is the delivery date specified in the Basic Terms.

“Effective Date” means the date Landlord executes this Lease, as indicated on the signature page.

“ Event of Default” means the occurrence of any of the events specified in Section 14.1 of the Lease.

“ Floor Plan” means the floor plan attached to the Lease as EXHIBIT “B.”

“Force Majeure” means acts of God; strikes; lockouts; labor troubles; inability to procure materials; governmental laws or regulations; casualty; orders or directives of any legislative, administrative, or judicial body or any governmental department; inability to obtain any governmental licenses, permissions or authorities (despite commercially reasonable pursuit of such licenses, permissions or authorities); and other similar or dissimilar causes beyond Landlord’s reasonable control.

“Hazardous Materials” means any of the following, in any amount: (a) any petroleum or petroleum product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “solid waste,” or words of similar import in any federal, state or local statute, law, ordinance or regulation now existing or existing on or after the Effective Date as the same may be interpreted by government offices and agencies.

“Hazardous Materials Laws” means any federal, state or local statutes, laws, ordinances or regulations now existing or existing after the Effective Date that control, classify, regulate, list or define Hazardous Materials.

“Holiday” means New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day following Thanksgiving Day, and Christmas Day, provided Landlord and Tenant may mutually agree to amend or deviate from this list of Holidays on a year-by-year basis.

“Improvements” means, collectively, the Landlord’s Improvements and the Tenant’s Improvements.

“Land” means that certain parcel of land legally described on the attached EXHIBIT “H.”

“Landlord” means only the owner or owner of the Property at the time in question.

“Landlord Parties” means Landlord and Property Manager and their respective officers, directors, partners, shareholders, members and employees.

“Landlord’s Improvements” means the base building improvements described on the attached EXHIBIT “I.”

“Law” means any law, regulation, rule, order, statute or ordinance of any governmental entity in effect on or after the Effective Date and applicable to the Property or the use or occupancy of the Property, including, without limitation, Hazardous Materials Laws and the Americans with Disabilities Act.

“Lease” means this Office Lease Agreement, as the same may be amended or modified after the Effective Date.

“Lease Year” means, as to the first Lease Year, a period beginning on the Commencement Date and ending on the last day of the calendar month in which the first anniversary of the Rent Commencement Date occurs, and as to each subsequent Lease Year, each successive twelve (12) month period thereafter during the Term.

“ Maximum Rate” means interest at an annual rate equal to the “prime rate” of interest charged by Citibank, N.A. (or its successors), plus two percent (2%).

“Mortgage” means any mortgage, deed of trust, security interest or other security document of like nature that at any time may encumber all or any part of the Property and any replacements, renewals, amendments, modifications, extensions or refinancings thereof, and each advance (including future advances) made under any such instrument.

“Notices” means all notices, demands or requests that may be or are required to be given, demanded or requested by either party to the other as provided in the Lease.

“Operating Expenses” means all expenses Landlord incurs in connection with maintaining, repairing and operating the Property, as determined by Landlord’s accountant in accordance with generally accepted accounting principles consistently followed, including, but not limited to, the following: reasonable audit costs for Landlord’s books and records for the Property as described in Sections 3.1 and 3.5, Property Taxes, insurance premiums and commercially customary deductible amounts under any insurance policy; maintenance and repair costs; steam, electricity, water, sewer, gas and other utility charges; fuel; lighting; window washing; janitorial services; trash and rubbish removal; property association fees and dues and all payments under any Permitted Encumbrance (except Mortgages) affecting the Property; wages payable to persons at the level of manager and below whose duties are connected with maintaining and operating the Property (but only for the portion of such persons’ time allocable to the Property), together with all payroll taxes, unemployment insurance, vacation allowances and disability, pension, profit sharing, hospitalization, retirement and other so-called “fringe benefits” paid in connection with such persons (allocated in a manner consistent with such persons’ wages); amounts paid to contractors or subcontractors for work or services performed in connection with maintaining and operating the Property; all costs of uniforms, supplies and materials used in connection with maintaining, repairing and operating the Property; any expense imposed upon Landlord, its contractors or subcontractors pursuant to law or pursuant to any collective bargaining agreement covering such employees; all services, supplies, repairs, replacements or other expenses for maintaining and operating the Property; costs of complying with Laws; reasonable management fees not to exceed 5% of the annual gross revenues of the Building, and the pro rata costs (including rental of up to 800 rentable square feet) of maintaining a building or management office in the Building or within a neighboring building located on the approximately 19 acre tract adjacent to the Property; and such other expenses as may ordinarily and customarily be incurred in connection with maintaining and operating an office complex similar to the Property. The term “Operating Expenses” also includes expenses Landlord incurs in connection with public sidewalks adjacent to the Property, any pedestrian walkway system (either above or below ground) and any other public facility to which Landlord or the Property is from time to time subject in connection with operating the Property, on a pro rata basis to the extent charged to the Property by any office park or property owners’ association(s) (which charges shall be on an equitable and reasonable basis taking into account relative use). The term “Operating Expenses” does not include the cost of any capital improvement to the Property other than replacements required for normal maintenance and repair, provided, for any calendar year, only the annual amortized costs thereof (amortized over the useful life thereof at an interest factor equal to Landlord’s costs of funds) shall be included in Operating Expenses; the cost of repairs, restoration or other work occasioned by fire, windstorm or other casualty insured (or required hereunder to be insured) other than the amount of any deductible under any insurance policy (regardless whether the deductible is payable by Landlord in connection with a capital expenditure); expenses Landlord incurs in connection with leasing or procuring tenants or improving or renovating space for new or existing tenants; legal expenses incident to Landlord’s enforcement of any lease or in the defense of violation of Law or Permitted Encumbrance by Landlord or any Landlord P arty or any negligent act or omission on the part of Landlord or any Landlord Party; interest or principal payments and all other costs and charges in connection with any mortgage or other indebtedness of Landlord; costs of decorating, redecorating, or special cleaning or other services not provided on a regular basis to tenants of the Building; wages, salaries, fees, and fringe benefits paid to executive personnel or officers or partners of Landlord or other personnel above the level of Property Manager; all costs and expenses of maintaining, repairing or operating the garage space and commercial space in the Building; all costs for which Tenant or any other tenant in the Building is being charged other than pursuant to the Operating Expenses clauses; the cost of any repair made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building; any increase in Landlord’s insurance premiums to the extent that such increase is caused by or attributable to the use, occupancy or act of another tenant in the Building; the cost of any items, services or repairs for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the Building pursuant to such tenants’ leases; any amounts paid to an Affiliate of Landlord in excess of the amount which would be paid in the absence of such Affiliate relationship; the cost of tools and equipment used in the construction, operation, repair, and maintenance of the Building; the cost of any work or service performed for or facilities furnished to any tenant of the Building to a greater extent or in a manner more favorable to such tenant than that performed for or furnished to Tenant; the cost of Alterations of space in the Building leased to other tenants; ground rent or similar payments to a ground lessor; the cost of removal, abatement, or treatment of Hazardous Materials; or allowance or expense for depreciation or amortization. Notwithstanding the foregoing, if Landlord installs equipment in, or makes improvements or alterations to, the Property to reduce energy, maintenance or other costs, or to comply with any Laws, Landlord may include in Operating Expenses reasonable charges for interest paid on the investment and reasonable charges for depreciation of the investment so as to amortize the investment over the reasonable life of the equipment, improvement or alteration on a straight line basis; costs of marketing expenses, attorneys’ fees, real estate brokerage commissions, costs, disbursements and other expenses for leasing space to tenants or occupants in the Building; fees and/or expenses incurred by Landlord in connection with contesting the amount, validity or application of any Property Taxes for any year, to the extent that such fees and expenses exceed the amount of the reduction or savings in such Property Taxes achieved pursuant to such contest; Landlord’s cost of utility services and other charges or assessments of this sort described in Article 6, provided or furnished to, or assessed or charged against Tenant or other tenants of the property, regardless of whether Landlord is entitled to be reimbursed by such tenants or other occupants as an additional charge or rental over and above the rental and escalations payable under the leases with such tenants or other occupants; fines, penalties, or costs incurred due to Landlord’s violation of, or failure to timely comply with, any Law, including, without limitation, the cost of remedying such violations or failures unless Tenant is the cause therefor; costs of correcting defects in or inadequacy of, latent or otherwise, the original design or construction of the Building or the original Building systems or equipment; any costs, fees and other expenses incurred in connection with (i) any financing of any portion of the Property or (ii) any transfer or financing of any portion of the Property or (iii) any transfer of Landlord’s interest, including, without limitation, brokerage fees or commissions, loan fees and points, title and escrow charges, attorneys’ fees and transfer taxes; prepayments (including prepayments of Property Taxes) when such payments may be and are customarily paid in installments; provided, however, this provision shall not be deemed to prohibit Landlord from taking advantage of all discounts; costs incurred to remediate, cleanup, contain, abate, remove or otherwise remedy contamination by Hazardous Materials, asbestos or other regulated contaminants or substances or to correct any violations of Hazardous Materials Laws, unless such costs result from Tenant’s action; costs of materials, items or services that Landlord provides selectively to one or more tenants or occupants of the Building, other than Tenant, and which Landlord is not obligated to provide to Tenant; the cost of repairing or curing defects in other tenant’s tenants improvements; the cost of installing, operating and maintaining any specialty improvements, such as a cafeteria or dining facility or luncheon or recreational club or health club; costs and expenses, including, but not limited to attorneys fees and expenses, resulting from the negligence or willful misconduct of

Landlord or Landlord’s agents, servants or employees; any costs or expenses incurred by Landlord as a result of the misuse or neglect of any portion of the Building or Property by any other tenant or contractors, subcontractors, customers, employees, licensees, agents or invitees, but only to the extent that such misuse or neglect is not covered by the insurance required to be carried by Landlord (exclusive of the reasonable deductibles, which shall be an Operating Expense) and Landlord is not able to recover such costs or expenses from the party causing same; costs, damages and resettlement amounts paid or incurred because Landlord or another tenant violated the terms or condition of any lease; Landlord’s general overhead and general administrative expenses not attributable to the operation of the Building or Property; any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; rentals and other related expenses incurred in leasing air conditioning systems, elevator or other equipment ordinarily considered to be of a capital nature; advertising, marketing and promotional expenditures; any subsidy or other payment made to any tenant or vendor in the Building to subsidize that tenant’s or vendor’s expenses, gross revenues, profits or the like; any bad debt loss, rent loss or reserves for bad debts or rent loss; the cost of any work or service performed for or facilities furnished to any tenant of the building to a greater extent or in a manner more favorable to such tenant than performed for or furnished to Tenant; any other cost or expense which is either (i) not a commercially reasonable operating expense in accordance with the standards of Comparable Buildings or (ii) not an operating expense in accordance with generally accepted accounting principles. Notwithstanding the foregoing, if Landlord installs equipment in, or makes improvements or alterations to, the Property either to reduce energy, maintenance or other costs or to comply with any Laws which shall have been adopted or imposed upon the Property from and after the Effective Date, Landlord may include in Operating Expenses for each calendar year, the annual amortized costs of such equipment, improvements or alterations, or the cost of such compliance with Laws, as the case may be, amortized over the useful life of such equipment, improvements or alterations (computed by taken into account a reasonable salvage value), with an interest factor equal to Landlord’s actual costs of funds at such time, provided, however, that the annual amortized costs of any equipment, improvements or alterations intended to reduce energy, maintenance or other costs so included in Operating Expenses shall not exceed the actual reduction in energy, maintenance or other costs actually realized for each calendar year as a consequence of such equipment, improvements or alterations.

“Permitted Encumbrances” means all Mortgages, liens, easements, declarations, encumbrances, covenants, conditions, reservations, restrictions and other matters now or after the Effective Date affecting title to the Property, as all present Permitted Encumbrances are described on EXHIBIT “J” attached hereto and made a part hereof, true and correct copies of which Landlord has furnished to Tenant.

“Premises” means that certain space situated in the Building shown and designated on the Floor Plan and described in the Basic Terms, and any Notice Space or Expansion Space subsequently leased and occupied by Tenant pursuant to this Lease.

“Property” means, collectively, the Land, Building and all other improvements on the Land.

“Property Manager” means the property manager specified in the Basic Terms or any other agent Landlord may appoint from time to time to manage the Property.

“Property Taxes” means any general real property tax, improvement tax, assessment, special assessment, reassessment, commercial rental tax, tax, in lieu tax, levy, charge or similar imposition

>

imposed by any authority having the direct or indirect power to tax, including but not limited to, (a) any city, county, state or federal entity, (b) any school, agricultural, lighting, drainage or other improvement or special assessment district, (c) any governmental agency, or (d) any private entity having the authority to assess the Property under any of the Permitted Encumbrances. The term “Property Taxes” includes all charges or burdens of every kind and nature Landlord incurs in connection with using, occupying, owning, operating, leasing or possessing the Property, without particularizing by any known name and whether any of the foregoing are general, special, ordinary, extraordinary, foreseen or unforeseen; any tax or charge for fire protection, street lighting, streets, sidewalks, road maintenance, refuse, sewer, water or other services provided to the Property. The term “Property Taxes” does not include Landlord’s state or federal income, franchise, gift, transfer, profit, capital levies, estate or inheritance taxes, late payment charges and penalties, or special assessments not levied against the Property. If Landlord is entitled to pay any of the above listed assessments or charges in installments over a period of two or more calendar years, then only such installments of the assessments or charges (including interest thereon) as are actually required to be paid in a calendar year will be included within the term “Property Taxes” for such calendar year.

“Rent” means, collectively, Basic Rent and Additional Rent.

“Rent Commencement Date” means fourteen (14) days after the later of the Commencement Date or the Delivery Date.

“State” means the State of Florida.

“Structural Alterations” means any Alterations involving the structural, mechanical, electrical, plumbing, fire/life safety or heating, ventilating and air conditioning systems of the Building.

“Substantial Completion” means the completion of the Landlord’s Improvements and the Tenant Improvements (including any Expansion Space Improvements and Notice Space Improvements for purposes of Sections 19.1 and 19.2, respectively), as evidenced by the issuance by the City or other appropriate authority of a conditional or unconditional Certificate of Occupancy or similar document for the Premises including, without limitation, the completion of all detail work that is the responsibility of Landlord (except for minor aesthetic items that, in the reasonable discretion of Tenant, do not impede the full use of the Premises and the Common Areas for their intended purpose and use) and the completion of all Building Systems and components including, without limitation, all mechanical, electrical and HVAC systems and the installation of all elevators so that same shall be fully operational in the Building and the Premises (except for work being performed by Tenant), and Tenant can fully and completely occupy the Premises for the Permitted Uses. Notwithstanding anything herein to the contrary, Substantial Completion shall not be deemed to have been achieved unless the Punch List shall reflect that less than five percent (5%), in terms of cost, of the Tenant’s Improvements remain uncompleted, and that Landlord shall have completed at least ninety-five percent (95%), in terms of cost, of all Common Area improvements in the Building that affect the Tenant, including without limitation, Building lobby, and parking lot, and entrances thereto, and corridors and restrooms (using finishes as prescribed by Tenant and in accordance with the terms of this Lease).

“Successor” means: (i) any corporation or partnership or other legal entity in which or with which Tenant shall be merged or consolidated, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of Tenant hereunder are assumed by the entity surviving such merger or created by such consolidation; or (ii) any corporation or partnership or other legal entity which shall acquire this Lease together with a substantial portion of the property and assets of Tenant; or (iii) any successor to any corporation or partnership or other legal entity which has become a successor by either of the methods described in subsections (i) or (ii) above; provided that any such successor described in (i), (ii) or (iii) shall have a net worth not less than Tenant’s net worth immediately prior to such merger, consolidation, acquisition or assumption.

“Taking” means the exercise by a Condemning Authority of its power of eminent domain on all or any part of the Property, either by accepting a deed in lieu of condemnation or by any other manner.

“Tenant” means the tenant identified in the Lease and such Tenant’s permitted successors and assigns. In any provision relating to the conduct, acts or omissions of “Tenant,” the term “Tenant” includes the Tenant identified in the Lease and such Tenant’s agents, employees, contractors, invitees, successors, assigns and others using the Premises or on the Property with Tenant’s expressed or implied permission.

“Tenant Delay” or “Tenant Delays” means any delay(s) caused or contributed to by Tenant, including, without limitation, any delay(s) expressly deemed as Tenant Delay or Tenant Delays in this Lease.

“Tenant’s Improvements” means all initial improvements to the Premises (other than Landlord’s Improvements) to be designed, constructed and/or installed by Landlord and paid for by Tenant, subject to the Design Allowance and the Improvement Allowance.

“Tenant’s Share of Operating Expenses” means the product obtained by multiplying the amount of Operating Expenses for the period in question by the Tenant’s Share of Operating Expenses Percentage.

“Tenant’s Share of Operating Expenses Percentage” means the percentage specified in the Basic Terms, as such percentage may be adjusted in accordance with the terms and conditions of this Lease.

“Term” means the initial term of this Lease specified in the Basic Terms and, if applicable, any renewal term then in effect.

“Transfer” means an assignment, mortgage, pledge, transfer, sublease or other encumbrance or conveyance (voluntarily, by operation of law or otherwise) of this Lease or the Premises or any interest in this Lease or the Premises.

EXHIBIT “B”
FLOOR PLAN

[IMAGES OF FLOOR PLANS]

EXHIBIT “C”
BUILDING RULES

     1. Except as otherwise provided in the Lease, any sign, lettering, picture, notice or advertisement installed on or in any part of the Premises and visible from the exterior of the Building, or visible from the exterior of the Premises, shall be installed at Tenant’s sole cost and expense, and in such manner, character and style as Landlord may approve in writing, which approval shall not be unreasonably withheld. In the event of a violation of the foregoing by Tenant, Landlord may reasonably remove the same without any liability and may charge the expense incurred by such removal to Tenant.

     2. Except as otherwise provided in the Lease, no awning or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld. No curtains, blinds, shades or screens visible from the exterior of the Building or visible from the exterior of the Premises, shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner reasonably approved by Landlord.

     3. Tenant, its servants, employees, customers, invitees and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, elevators, or stairways in and about the Building which are used in common with other tenants and their servants, employees, customers, guests and invitees, and which are not a part of the Premises of Tenant; provided that the foregoing shall not apply to floors fully occupied by Tenant. Tenant shall not place objects against glass partitions or doors or windows that would be unsightly from the Building corridors or from the exterior of the Building and will promptly remove any such objects upon notice from Landlord.

     4. Tenant shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create noxious odors, any of which may be offensive to the other tenants and occupants of the Building, or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Building or elsewhere and, except as otherwise provided for in the Lease, shall not place or install any projections, antennas, aerials or similar devices inside or outside of the Premises or on the Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld.

      5. Tenant shall not waste electricity, water or air conditioning and shall cooperate fully with Landlord to insure the most effective operation of the Building’s heating and air conditioning systems and shall refrain from attempting to adjust any controls other than thermostats, if any, installed for Tenant’s use. Tenant shall keep corridor doors closed.

     6. Tenant shall keep doors locked and other means of entry to the Premises closed and secured after Business Hours.

     7. No person or contractor not employed by Landlord shall be used to perform janitorial work, window washing, cleaning, or similar work (but not including routine maintenance or repair work) in the Premises without the written consent of Landlord, which shall not be unreasonably withheld or delayed.

     8. In no event shall Tenant bring into the Building inflammables, such as gasoline, kerosene, naphtha and benzene, or explosives or any other article of an intrinsically dangerous nature. If, by reason of the failure of Tenant to comply with the provisions of this subparagraph, any insurance premium for all or any part of the Building shall at any time be increased, Tenant shall make immediate payment of that portion of the increases in premium attributable to Tenant’s violation of this Lease, without waiver of any of Landlord’s other rights at law or in equity for Tenant’s breach of this Lease.

     9. The Premises shall not be used for cooking (except in any cafeteria or the microwave warming or cooking of food in any kitchen or break room), lodging, sleeping or for any immoral or illegal purpose.

     10. Tenant and Tenant’s servants, employees, agents, visitors and licensees shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further reasonable and appropriate rules and regulations as Landlord or Landlord’s agent may from time to time adopt. Reasonable notice of any additional rules and regulations shall be given in such manner as Landlord may reasonably elect. All rules and regulations shall be uniformly and equitably enforced by Landlord.

     11. Upon termination of this Lease or of the Tenant’s possession, the Tenant shall surrender all keys of the Premises and shall explain to the Landlord all combination locks on safes, cabinets and vaults, which are not removed by Tenant.

     12. Any carpeting cemented down by Tenant shall be installed with a releasable adhesive. In the event of a violation of the foregoing by Tenant, Landlord may charge the expense incurred for it or in connection with the removal of such carpeting and adhesive, and any related repairs that may be necessary as a result thereof, to Tenant.

     13. The water and wash closets, drinking fountains and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees shall have caused the same, provided that to the extent the foregoing conflicts with Section 10, the terms of Section 10 shall control. No person shall waste water by interfering or tampering with the faucets or otherwise.

     14. No electric circuits for any purpose shall be brought into the Premises without Landlord’s permission specifying the manner in which some may be done.

     15. No bicycle or other vehicle, and no dog (except Seeing Eye dogs) or other animal (except fish kept in an aquarium) shall be allowed in offices, halls, corridors, or elsewhere in the Building.

     16. Tenant shall not throw anything out of the door or windows, or down any passageways or elevator shafts.

     17. All loading, unloading, receiving or delivery of goods, supplies or disposal of garbage or refuse shall be made only through entryways and freight elevators provided for such purposes and indicated by Landlord. Except to the extent caused by the negligence or willful misconduct of Landlord, its agents or employees, Tenant shall be responsible for any damage to the Building or the property of its employees or others and injuries sustained by any person whomsoever to the extent resulting from Tenant’s use of entry ways and freight elevators when moving articles in or out of the Premises.

     18. All safes, equipment or other heavy articles shall be carried in or out of the Premises only at such time and in such manner as shall be reasonably prescribed in writing by Landlord, and Landlord shall in all cases have the right to specify the proper position of any such safe equipment or other heavy article, which shall only be used by Tenant in a manner which will not interfere with or cause damage to the Premises or the Building in which they are located, or to the other tenants or occupants of said Building.

     19. Canvassing, soliciting, and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

     20. Vending machines (other than those in the cafeteria, if any, kitchens or break rooms which are exclusively for the use of Tenant’s employees and guests) shall not be installed without permission of the Landlord.

     21. Wherever in these Building Rules and Regulations the word “Tenant” occurs, it is understood and agreed that it shall mean Tenant’s associates, agents, employees, clerks, and servants. contractors and visitors. Wherever the word “Landlord” occurs, it is understood and agreed that it shall mean Landlord’s assigns, agents, employees, clerks, servants, contractors and visitors.

     22. Landlord shall have the right to enter the Premises at hours convenient to the Tenant for the purpose of exhibiting the same to prospective tenants within the nine (9) month period prior to the expiration of this Lease.

     23. Tenant, its agents, servants, employees, customers, invitees and guests shall, when using the common parking facilities, if any, in and around the Building, observe and obey all signs regarding fire lanes, reserved parking areas, and no parking zones, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a reserved parking area or no parking zone. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles. No vehicles shall be parked on an overnight basis for any extended period of time.

     24. (a) Persons may enter the Property only in accordance with Landlord’s reasonable regulations, (b) persons entering or departing from the Property may be questioned as to their business in the Property, and the right is reserved to require the use of an identification card or other access device and the registering of such persons as to the hour of entry and departure, nature of visit, and other information deemed necessary for the protection of the Property, and (c) all entries into and departures from the Property will take place through such one or more entrances as Landlord shall from time to time designate provided, however, anything herein to the contrary notwithstanding,

Landlord shall not be liable for any lack of security in respect to the Property whatsoever, except as otherwise expressly required in this Lease. Landlord will normally not enforce clauses (a), (b) and (c) above during Business Hours, but it reserves the right to do so or not to do so at any time and from time to time at its reasonable discretion after consultation with Tenant. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Property during the continuance of the same by closing and locking the doors or otherwise, for the safety of the tenants or the protection of the Property and the property therein.

     25. All entrance doors to the Premises shall be locked when the Premises are not in use. All corridor doors shall also be closed during times when the air conditioning equipment in the Property is operating so as not to dissipate the effectiveness of the system or place an overload thereon.

     26. Landlord reserves the right to adopt and enforce reasonable traffic regulations (including speed limits), and to install traffic calming devices (provided same is not injurious to vehicles) within the driveways and common parking facilities. Tenant, and its employees, customers and invitees shall obey and comply with all reasonable traffic regulations, and shall at all times operate their vehicles in a safe manner. Any traffic regulations adopted by Landlord shall be in addition to any Laws. Landlord shall in no case be liable for any Claims arising out of or related to any reasonable traffic regulations adopted by Landlord, or the reasonable enforcement thereof.

     27. Landlord reserves the right, upon reasonable prior notice to Tenant, at any time and from time to time to rescind, alter or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Landlord’s reasonable judgment, for the best interest of the tenants of the Property.

     28. To the extent that any of the Rules and Regulations contradict the specific provisions elsewhere in this Lease, the specific provisions of the Lease will control and prevail.

EXHIBIT “D”
JANITORIAL SPECIFICATIONS

1.	GENERAL

a.		Clean all areas of the building interior including entrance lobby, corridors, loading docks, stairwells, lavatories and elevators.

	b.		Employees assigned to the building shall be carefully interviewed and screened; Contractor shall be bonded.

	c.		Employees shall abide by all building regulations and safety rules.

	d.		Employees shall not eat, drink or smoke in tenant area. They shall not disturb paper on desks, open drawers or cabinets, use telephones, televisions or radios.

	e.		Competent supervisory personnel shall be employed.

	f.		The supervisor will report to Landlord, its Property Manager or its agent, any maintenance conditions such as leaky faucets, stopped toilets and drains, broken fixtures, etc. The supervisor will also report any unusual happenings in the building noticed or called to his/her attention by Contractor’s employees.

	g.		Necessary, appropriate, tested and approved machinery and cleaning supplies for the satisfactory performance of services will be provided.

	h.		Landlord’s Property manager shall assign sufficient space in the premises for storage of cleaning materials and machinery.

	i.		A log book will be maintained in the building in which a record shall be made of any events requiring the Property Manager’s or Contractor’s attention.

	j.		Landlord or its Property Manager may require the dismissal of any Contractor’s employee who is objectionable.

	k.		Upon completion of work, the Contractor will leave all slop sinks and equipment storage areas in a neat and orderly condition; all unnecessary lights out, and all doors locked.

	l.		Regular, periodic inspection of the building shall be performed by a representative of Contractor’s management staff with Landlord’s representative. This is in addition to the regular nightly inspection to be performed by the supervisor.

2.	ENTRANCE LOBBY — DAILY

Entrance lobby will be thoroughly cleaned. Lobby glass and metal will be cleaned and dusted. Director glass will be damp cleaned and wiped. Lobby walls will be dusted and kept free from finger marks and smudges. Floor and entrances are to be dust mopped and damp mopped as needed, and buffed and refinished as necessary to maintain a clean and glossy appearance.

3.	ELEVATORS – DAILY

a.	All elevators will be vacuumed.

b.	All stainless steel and metal will be cleaned.

c.	All elevator tracks will be vacuumed.

d.	Elevator button panels and elevator doors will be cleaned.

e.	Carpets will be spotted periodically.

f.	Ceilings, overhead Plexiglas, and/or special light fixtures will be cleaned periodically.

4.	LAVATORIES – DAILY

a.	Clean all mirrors.

b.	Wash basins and bright work with a non-abrasive cleanser.

c.	Clean urinals.

d.	Wash toilet seats and bowls using disinfectant in water.

e.	Mop floor using disinfectant in water.

f.	Damp wipe and clean walls and partitions. They are to be free of hand prints and dust.

g.	Refill hand soap, towels, tissues and sanitary napkin dispensers.

h.	Clean ventilating louvers.

i.	Toilet bowl brush shall be used to clean flush holes, under rim of bowls and traps. Bowl cleaner shall be used at least once each week and more often if necessary.

5.	OFFICES AND CORRIDORS – DAILY

a.	Dusting – All furniture, office equipment and appliances, window sills, etc. will be dusted with a treated cloth or static duster. This shall include all horizontal surfaces up to 7 feet high and enough vertical surfaces daily to complete all vertical surfaces within each week. Desks and tables not cleared of paper and work materials will not be dusted.

b.	Dust Mopping – After furnished dusting is completed, all non-carpet floor areas will be dust mopped with a treated dust mop, with special attention being given to areas under desks and furniture to prevent accumulation of dust and dirt.

c.	Vacuuming – All rugs and carpets in office areas, as well as public spaces, are to be vacuumed daily in all traffic areas. Hard to reach places, under desks and chairs shall be vacuumed weekly.

d.	Waste Cans/Ashtrays – Waste cans and ashtrays will be emptied and wiped clean. Waste cans shall be damp wiped as necessary. Plastic liners where used will be changed as needed. Waste not in can will not be removed unless clearly marked “Trash.”

e.	Spot Cleaning Carpets - All carpeted areas will be inspects for spots and stains. All spots and stains will be removed as soon as possible. Where difficult spots are encountered, customer or his agent will be notified.

f.	Wet Mopping – As needed – Extreme care shall be used in all mopping to avoid splashing on walls or furniture. Moving water and other liquids over carpeted areas will be done in a manner to avoid spillage.

g.	Tile Floors – All tile floors will be buffed and kept in scuff/spot free condition at all times. Recoating and buffing will be done on an “as needed” basis. Care shall be taken in applying finish to keep it off of furniture, baseboards and walls. Floor machines will be used in a manner to avoid damage to the walls, baseboards and furniture.

h.	Water Coolers – Water coolers will be cleaned and polished.

i.	Spot Cleaning Walls, Woodwork, etc. – All hand prints and spots will be removed from doors and light switches. Walls, woodwork and interior glass cleaned as needed.

j.	Cigarette Urns – Cigarette urns and ash receivers shall be cleaned and sanitized.

6.	OFFICE CORRIDORS – PERIODIC

a.	High Dusting – Quarterly – Pipes, ledges, ceiling, moldings, picture frames, etc. will be cleaned quarterly or more frequently if necessary.

b.		Air Conditioning Grills – Monthly – All areas around air conditioning and return air grills will be cleaned once each month, or more frequently if necessary.

c.		Venetian Blinds – Venetian Blinds will be dusted quarterly and damp wiped annually.

d.		Light Fixtures – The exterior of all light fixtures will be dusted as needed. Exterior of fixture will be damp wiped annually.

7.	STAIRWAYS LANDINGS

a.	All stairways and landings will be policed daily. They will be dust mopped and cleaned weekly. These areas will be damp mopped and scrubbed as necessary.

b.	Hand rails, fire points and other miscellaneous hardware will be cleaned periodically.

8.	POLISHING

All door plates, kick plates, brass and metal fixtures within the building will be wiped weekly and polished periodically.

EXHIBIT “E”
FORM OF SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT
AGREEMENT

THIS INSTRUMENT PREPARED BY
AND RETURN TO:
David R. Singleton, Esq.
Holland Knight LLP
P.O. Box 1288
Tampa, FL 33601-1288

SUBORDINATION, NON-DISTURBANCE,
AND ATTORNMENT AGREEMENT

     THIS SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT (the “Agreement”) is made and entered into this _________ day of April, 2000, by and among AMSOUTH BANK, an Alabama state-chartered bank (“Lender”), whose address is ATTN: Sean Davis, Suite 610, Building I, 13535 Feather Sound Drive, Clearwater, FL 33762, and MIRAMAR 75. L.L.C., a Delaware limited liability company (“Landlord”), whose address is 4200 W. Cypress Street, Suite 444, Tampa, Florida 33607, and ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation (“Tenant”), whose address is ____________________________________________________________ .

PART A. BACKGROUND AND PURPOSE

     Section 1. BACKGROUND. By that certain lease dated _______ 2000, with Landlord, (the “Lease”), Tenant leased certain premises located in ______________ County, Florida, as described in the Lease, which premises are located on that land described in Exhibit “A” attached hereto incorporated herein. Landlord has conveyed, mortgaged and encumbered the land, rents, leases and improvements containing Tenant’s premises to Lender by a Mortgage and Security Agreement (the “Mortgage”) to secure repayment of a loan in the amount of $17,385,000.00 from Lender to Landlord and performance of such other obligations as are or may be provided therein. The property encumbered by the Mortgage is herein called the “Property”. Landlord’s interest in the Lease has been assigned to Lender as additional security for Landlord’s obligations under the Mortgage. The performance of such obligations also from time to time are or may be secured by other written instruments that are herein collectively called the “Security Instruments”.

     Section 2. PURPOSE. The parties wish to provide for the subordination of the Lease to the lien of the Mortgage, the non-disturbance of Tenant’s possession under the Lease if Lender pursues any remedy provided by the Mortgage, Tenant’s attornment to Lender, and certain other matters, all as set forth in this Agreement. Among other things, the mutual covenants contained in this Agreement constitute the consideration for the parties’ respective obligations set forth in this Agreement.

PART B. GENERAL COVENANTS

     Section 3. SUBORDINATION. The Lease, including any and all amendments, modifications, replacements, substitutions, extensions, and renewals, and all other right, title, and interest of Tenant in and to the Property whether now existing or hereafter acquired, is hereby and will continuously remain subordinate, subject, and inferior to all of the following: (i) the lien of the Mortgage and the security provided by the Security Instruments, (ii) all terms and provisions of the Mortgage and the Security Instruments; (iii) all sums now or hereafter secured by the Mortgage, or the Security Instruments, or any combination; (iv) all rights, remedies, powers, privileges, and immunities provided by the Mortgage, or the Security Instruments, or any combination, or otherwise available to the holder of the Mortgage and the Security Instruments at law or in equity; and (v) to any and all extensions, renewals, replacements, modifications, additions, substitutions, or consolidations of the Mortgage, or the Security Instruments, or any combination, irrespective of amount, term, or other provisions.

     Section 4. RENTS. Landlord and Tenant jointly and severally agree that the Mortgage provides for the direct payment to Lender of all rents and other monies due and to become due to Landlord under the Lease, upon the occurrence of certain conditions as set forth in the Mortgage, without Lender’s taking possession of the Property or otherwise assuming Landlord’s position, or any of Landlord’s obligations, under the Lease. Upon receipt from Lender of written notice to pay all such rents and other monies to or at the direction of Lender, Landlord authorizes and directs Tenant thereafter to make all such payments to or at the direction of Lender, releases Tenant of any and all liability to Landlord for any and all payments so made, and will defend, indemnify, and hold Tenant harmless of and from any and all claims, demands, losses, or liabilities asserted by, through, or under Landlord (except by Lender) for any and all payments so made. Upon receipt of such notice, Tenant thereafter will pay all monies then due and to become due from Tenant under the Lease to or at the direction of Lender, notwithstanding any provision of the Lease to the contrary. Tenant agrees that neither Lender’s demanding or receiving any such payments, nor Lender’s exercising any other right, remedy, privilege, power, or immunity granted by the Mortgage, will operate to impose any liability upon Lender for performance of any obligation of Landlord under the Lease unless and until Lender elects otherwise in writing or acquires title to the Property by foreclosure of otherwise. Such payments will continue until Lender directs Tenant otherwise in writing. The provisions of this Section will apply from time to time throughout the term of the Lease.

     Section 5. CURE. If Tenant becomes entitled to terminate the Lease because of any default by Landlord, then Tenant, as a condition precedent to such termination, shall give Lender written notice specifying Landlord’s default(s) and Tenant’s election to terminate the Lease. Lender then will have the right, but not the obligation, to cure the specified default(s) within a period of thirty (30) days after service of such notice with respect to any default that can be cured within thirty (30) days, or if said default can not be cured within thirty (30) days, but Lender commences to cure such default within thirty (30) days after service of such notice and diligently proceeds to effect a cure, in such event the Lender shall have a reasonable period of time to cure the default. If Lender within the applicable time period elects not to cure the specified default(s), then, in any such event, Tenant may proceed to terminate the Lease without liability to Lender. If Lender does cure the specified default(s) within the applicable cure period, then the Lease will continue in force and effect notwithstanding Tenant’s notice of election to terminate the Lease because of the specified default(s). Neither Lender’s undertaking to cure, nor Lender’s actual cure, of any and all default(s) pursuant to this Section will operate to impose any liability upon Lender for any obligation of Landlord under the Lease, unless and until Lender elects otherwise in writing. The provisions of this Section also apply to Tenant’s exercising any right, whether provided by the Lease or otherwise available at law or in equity, to offset, withhold, or abate rents or otherwise to suspend performance of Tenant’s obligations under the Lease, except in connection with any casualty or condemnation loss, as may be provided in the Lease, provided that Tenant shall be entitled to (i) offset rent by amounts expended under Section 19 of the Lease, and (ii) abate rent under Section 6.3 of the Lease.

>     Section 6. Intentionally omitted.

>     Section 7. NON-DISTURBANCE. Lender will not, in the exercise of any right, remedy, or privilege granted by the Mortgage, or the Security Instruments, or otherwise available to Lender at law or in equity, disturb Tenant’s possession under the Lease so long as:

>               (a) No Event of Default (as defined in the Lease) has occurred and is continuing under the Lease at the time Lender exercises any such right, remedy, or privilege; and

>               (b) The Lease at that time is in full force and effect according to its original terms, or with such amendments or modifications as Lender shall have approved, as provided below; and

>               (c) Tenant thereafter continues to fully perform all of its obligations under the Lease; and

>               (d) Tenant attorns to or at the direction of Lender, as provided in the following Section.

>Without limitation of the foregoing, and so long as the foregoing conditions are met, Lender agrees that (i) Tenant will not be named as a party to any foreclosure or other proceeding instituted by Lender; and (ii) any sale or other transfer of the Property, or of Landlord’s interest in the Lease, pursuant to foreclosure or any voluntary conveyance or other proceeding in lieu of foreclosure, will be subject and subordinate to Tenant’s possession under the Lease; and (iii) the Lease will continue in force and effect according to its original terms, or with such amendments as Lender shall have approved, as provided below.

>     Section 8. ATTORNMENT. Tenant will attorn to Lender, to any Receiver or similar official for the Property appointed at the instance and request, or with the consent, of Lender, and to any person who acquires the Property, or the Landlord’s interest in the Lease, or both, pursuant to Lender’s exercise of any right, remedy, or privilege granted by the Mortgage, the Security Instruments, or otherwise available at law or in equity, or by virtue of a conveyance of the Property by Landlord to a third party. Without limitation, Tenant will attorn to any person or entity that acquires the Property from Landlord or pursuant to foreclosure of the Mortgage, or by any proceeding or voluntary conveyance in lieu of such foreclosure, or from Lender, whether by sale, exchange, or otherwise. Tenant from time to time will execute and deliver at Lender’s request all customary instruments that may be necessary or appropriate to evidence such attornment. Upon any attornment under this Section, the Lease will continue in full force and effect as a direct lease between Tenant and the person or entity to whom Tenant attorns, except that such person or entity will not be: (i) liable for any act, omission, or default of any prior landlord, unless such act, omission, or default has occurred after Lender, its designees or assigns have obtained title to the Property by foreclosure or otherwise; or (ii) subject to any offsets, claims, or defenses that Tenant may have against any prior landlord, unless such act, omission, or default has occurred after Lender, its designees or assigns have obtained title to the Property by foreclosure or otherwise; or (iii) bound by any rent or additional rent, or any other sum of money, that Tenant may have paid for more than

>

>one month in advance to any prior Landlord; or (iv) bound by any amendment or modification of the Lease, or waiver of any of its provisions, made without Lender’s consent, as provided in the next Section. Notwithstanding anything to the contrary in this Agreement, Tenant agrees and acknowledges that Lender has no obligation to construct the improvements contemplated by the Lease.

>     Section 9. AMENDMENT. Landlord and Tenant agree that the terms of the Lease constitute a material inducement to Lender’s entering into and performing this Agreement. Landlord and Tenant accordingly jointly and severally agree that they will not amend or modify the Lease, or waive the benefit of any of its material provisions, or in any way terminate or surrender the Lease except as expressly provided in the Lease, or this Agreement, or both, without Lender’s prior written approval, which will not be unreasonably withheld or delayed so long as no such action will adversely affect the security intended to be provided by the Mortgage and the Security Instruments. The parties also mutually agree that there will be no merger of the Lease without Lender’s prior written consent if Tenant acquires any other estate in the premises demised by the Lease. All amendments, modifications, substitutions, renewals, extensions, and replacements of the Lease will be and remain subordinated as provided in Section 3 above without the necessity of any further act of the Parties.

>     Section 10. ESTOPPEL LETTERS. Whenever reasonably requested by Lender, Landlord and Tenant severally from time to time will execute and deliver to or at the direction of Lender, and without charge, a written certification of all of the following:

>               (a) That the Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease is in full force and effect as modified, and stating the date and nature of each modification);

>               (b) The date, if any, to which Rent and other sums payable under the Lease have been paid, and the amount of security deposit and prepaid rent, if any;

>               (c) That no notice has been received by Tenant of any default which has not been cured except as to default specified in such certificate;

>               (d) To Tenant’s knowledge, Landlord is not in default under the lease except as to default specified in such certificate, nor is there now any fact or condition which, with notice or lapse of time both, will become a default;

>               (e) Such other customary matters as may be reasonably requested by Lender. Any such certificate may be relied upon by any actual or prospective purchaser, mortgagee or beneficiary under any deed or mortgage of the Property or any part thereof.

>PART C. MISCELLANEOUS

>     Section 11. NOTICES. All notices, demands, and other communications that must or may be given or made in connection with this Agreement must be in writing and, unless receipt is expressly required, will be deemed delivered or made when mailed by registered or certified mail, return receipt requested, or by express mail, in any event with sufficient postage affixed, and addressed to the parties as follows:

>

TO LENDER:	AMSOUTH BANK
Feather Sound Corporate Center
Building I, Suite 610
13535 Feather Sound Drive
Clearwater, FL 33762
ATTN: Sean Davis Vice President

TO LANDLORD:	Miramar 75, L.L.C.
4200 W. Cypress Street
Suite 444
Tampa, FL 33607
ATTN: Neil J. Rauenhorst

TO TENANT:

ATTN:

>Such addresses may be changed by notice pursuant to this Section; but notice of change of address is effective only upon receipt. Landlord and Tenant jointly and severally agree that they will furnish Lender with copies of all notices relating to the Lease.

>     Section 12. CONSENT. Tenant agrees with Lender that, to the extent any provision of the Lease requires Tenant’s consent to any act or omission of Landlord, such consent will not be unreasonably withheld or delayed if, as, and when, and for so long as, Lender holds title to, or actual possession of, the Property, or otherwise succeeds to Landlord’s interest in the Lease.

>     Section 13. GENERAL. The provisions of this Agreement bind the respective heirs, successors, and assigns of the parties jointly and severally, and inure to the benefit of the successors and assigns of the Lender. The respective interests of Landlord and Tenant in this Agreement may be assigned or otherwise transferred only in connection with the transfer of their respective interests under the Lease; and, if the Lease imposes any restrictions upon Tenant’s transfer, such restrictions are for the benefit of Lender, as well as Landlord. The provisions of this Agreement control anything to the contrary contained in the Lease as to Lender and will bind any and all subtenants of Tenant.

>     Section 14. GOVERNING LAW. This Agreement was negotiated in Florida, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby and in all respects, including without limiting the generality of the foregoing, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by and construed in accordance with the substantive, procedural and constitutional laws of the State of Florida and any applicable to contracts made and performed in such state and any applicable law of the United States of America. To the fullest extent permitted by law, Landlord and Tenant hereby unconditionally and irrevocably waive any claim to assert that the law of any other jurisdiction governs this Agreement, the Note, the Mortgage, and the other Loan Documents, and this Agreement, the Note, the Mortgage, and the other Loan Documents shall be governed by and

>

construed in accordance with the substantive, procedural and constitutional laws of the State of Florida.

     Section 15. CONSTRUCTION. Wherever used in this Agreement, the term “include” is always without limitation and the terms “must,” “will,” and “should” have the same effect as the term “shall.”

     Section 16. COUNTERPARTS. This Agreement may be executed in counterpart originals, no one of which need contain the signatures of all parties, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement the date stated above.

WITNESSES:	“Landlord”:

MIRAMAR 75. L.L.C., a Delaware limited liability companY

By:

Print Name:	Neil J. Rauenhorst,
President

Print Name:

“Lender”:

AMSOUTH BANK, an Alabama state chartered bank

By:

Print Name:	Sean Davis
Vice President

Print Name:

“Tenant”:

ROYAL CALIBERIAN RIBBEAN CRUISES LTD., a corporation

By:

Print Name:

Print Name:

STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this _____ day of April, 2000, by Neil J. Rauenhorst, as President of MIRAMAR 75, L.L.C., a Delaware limited liability company, on behalf of the company. He is personally known to me or has produced a Florida driver’s license as identification.

NOTARY PUBLIC
Name:

Serial #:

My Commission Expires:

STATE OF FLORIDA
COUNTY OF __________

The foregoing instrument was acknowledged before me this ____ day of April, 2000, by Sean Davis, as Vice President of AMSOUTH BANK, an Alabama state chartered bank, on behalf of the bank. He is personally known to me or has produced    as identification.

NOTARY PUBLIC
Name:

Serial #:

My Commission Expires:

STATE OF ____________
COUNTY OF ___________

The foregoing instrument was acknowledged before me this ____ day of April, 2000, by ________, as ________ of ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, on behalf of the corporation. He/She is personally known to me or has produced _______ as identification.

NOTARY PUBLIC
Name:

Serial #:

My Commission Expires:

EXHIBIT “F”
SPECIAL STIPULATIONS

     Provided that this Lease shall be in full force and effect and there shall then exist no Event of Default on the part of Tenant in the performance of any of the terms, covenants, and conditions contained herein which has not been remedied within the cure period in this Lease as of the date Tenant exercises its rights to expand hereunder or as of the date that the expansion of the Premises as provided hereunder is effective, Tenant shall have the option to expand the Premises (the “Expansion Option”) on the following terms and conditions:

          (a) The Expansion Option shall be the right to add to the Premises up to approximately 25,000 rentable square feet located on the first floor of the Building and as depicted on EXHIBIT “K” attached hereto (the “Expansion Space”), upon the terms and conditions set forth herein. If Tenant desires to exercise the Expansion Option, Tenant must provide written notice to Landlord, at least ten (10) months prior to the last day of the fifth Lease Year, that it intends to exercise the Expansion Option so as to expand into all or any portion of the Expansion Space; provided, however, if Tenant elects to expand into less than all of the Expansion Space, the portion of the Expansion Space then remaining shall be of a size and location which is reasonably marketable and usable. Tenant’s delivery of written notice of its intent to exercise the Expansion Option, as described in the immediately preceding sentence, shall constitute an irrevocable commitment by Tenant to lease the portion of the Expansion Space specified in Tenant’s written notice.

          (b) In the event Tenant so notifies Landlord of the exercise of the Expansion Option, Landlord shall deliver to Tenant within ten (10) business days after Landlord’s receipt of Tenant’s notice of exercise of the Expansion Option an amendment of this Lease adding the Expansion Space to the Premises demised hereunder, which amendment shall provide: (i) a description and floor plate depiction of the Expansion Space, the rentable area of which shall be subject to verification measurement on the same basis as set forth in Section 1.1; (ii) additional annual Basic Rent shall be payable for such Expansion Space in the amount of the rentable area of the Expansion Space multiplied by the then current (as of the Expansion Space Commencement Date) Basic Rent per rentable square foot for the Premises, subject to adjustment as provided in the Basic Terms; (iii) the Tenant’s Share of Operating Expenses Percentage for the Expansion Space shall be calculated by dividing the rentable square footage of the Expansion Space by the rentable square footage of the Building; (iv) the Expansion Space Commencement Date for the demise of the Expansion Space, which shall be as set forth in subsection (e) below; (v) the expiration date for the Expansion Space which shall be coterminous with the expiration date of the Lease as to the original Premises; (vi) confirmation that Tenant shall be entitled to retain and utilize and/or otherwise dispose of all then existing improvements in any such Expansion Space, in addition to the Expansion Space Improvement Allowance described below; (vii) any other provision that Landlord and Tenant may mutually agree upon; and (viii) an express ratification of all terms and conditions of the Lease not specifically amended by such amendment.

          (c) So long as Miramar 75, L.L.C., or one of its Affiliates, is the Landlord, Landlord shall be the general contractor for construction of improvements for the Expansion Space (the “Expansion Space Improvements”). If Miramar 75, L.L.C., or one of its Affiliates, is not the Landlord under this Lease, Tenant may choose its own general contractor for the Expansion Space Improvements, which general contractor must be approved by Landlord in its reasonable discretion.

          (d) The Expansion Space Improvements shall be constructed in accordance with and subject to the same provisions as set forth in Section 17 of this Lease (except as otherwise expressly provided in this Section 19.1), and if Tenant is entitled to choose the general contractor, the Expansion Space Improvements shall be deemed Alterations subject to the terms and conditions of Article 8 to the extent such terms and conditions are not covered by or not inconsistent with Section 17 (provided Tenant shall not be responsible for removing any such Alterations at the end of the Term); and

          (e) For the purposes of this Section 19.1, the term “Expansion Space Commencement Date” shall mean the following:

               (i) If Tenant is entitled to choose the general contractor for the Expansion Space Improvements, the term “Expansion Space Commencement Date” shall mean the earlier of (a) Substantial Completion of the Expansion Space Improvements or (b) the ninetieth (90th) day following the date of the issuance of all permits required in connection with the construction of such improvements (provided Tenant shall use its best efforts to obtain same promptly after the Expansion Space Commencement Date), subject to Force Majeure. Any occupancy of the Expansion Space by Tenant prior to the Expansion Space Commencement Date will be subject to the terms and conditions of the Lease, except for Tenant’s obligation to pay Basic Rent and Additional Rent.

               (ii) If Landlord is the general contractor for the Expansion Space Improvements, the term “Expansion Space Commencement Date” shall mean the date on which Landlord achieves Substantial Completion of the Expansion Space Improvements. If Landlord is unable to achieve Substantial Completion of the Expansion Space and deliver the Expansion Space to Tenant on or before the date that is one hundred thirty (130) days after the first day of the sixth (6th) Lease Year (the “Expansion Space Delivery Date”) for reasons other than delays caused by Force Majeure or Tenant Delays, then Tenant shall receive a credit against the first accruing payments of Basic Rent due for the Expansion Space in an amount equal to two (2) days of per diem Basic Rent for each one (1) day after the Expansion Space Delivery Date until the actual date of Substantial Completion of the Expansion Space Improvements. Landlord will use commercially reasonable efforts to achieve Substantial Completion of the Expansion Space Improvements as quickly as possible. To the extent the Substantial Completion of the Expansion Space is delayed beyond the Expansion Space Delivery Date because of a Tenant Delay, the Expansion Space Commencement Date shall not be adjusted, and Tenant shall receive no credit against Basic Rent. If the delay in the Substantial Completion of the Expansion Space is caused by Force Majeure, the Expansion Space Delivery Date shall be adjusted day-

               for-day for the period of existence of the Force Majeure, but Tenant shall receive no credit against Basic Rent with respect to such delay.

               In the event that the date of Substantial Completion of the Expansion Space Improvements has not occurred by the date that is one hundred sixty (160) days after the first (1st) day of the sixth Lease Year, subject to extension for Tenant Delay and Force Majeure (the “Expansion Space Outside Delivery Date”), then Tenant may thereafter, but prior to Substantial Completion of the Expansion Space Improvements, give written notice within ten (10) days after the Expansion Space Outside Delivery Date, to Landlord of Tenant’s desire to terminate the Lease with respect to the Expansion Space only (the “Tenant’s Expansion Space Termination Notice”). If the date of Substantial Completion of the Expansion Space Improvements has not occurred within thirty (30) days after Landlord’s receipt of Tenant’s Expansion Space Termination Notice, this Lease will terminate, with respect to the Expansion Space only, automatically with no further action necessary by either party. Time is of the essence with respect to Tenant’s delivery of Tenant’s Expansion Space Termination Notice, and if Tenant has not delivered Tenant’s Expansion Space Termination Notice within ten (10) days after the Expansion Space Outside Delivery Date, Tenant will be deemed to have waived its right to terminate this Lease with respect to the Expansion Space pursuant to this paragraph.

               If Substantial Completion of the Expansion Space Improvements has not occurred by the date that is one hundred ninety (190) days after the first (1st) day of the sixth Lease Year, subject to extension for Tenant Delay and Area-Wide Force Majeure (the “Second Expansion Space Outside Delivery Date”), then Tenant may thereafter, but prior to Substantial Completion of the Expansion Space Improvements, give written notice within ten (10) days after the Second Expansion Space Outside Delivery Date, to Landlord of Tenant’s desire to terminate this Lease with respect to the Expansion Space only (the “Tenant’s Second Expansion Space Termination Notice”). If Substantial Completion of the Expansion Space Improvements has not occurred within thirty (30) days after Landlord’s receipt of Tenant’s Second Expansion Space Termination Notice, this Lease will terminate, with respect to the Expansion Space only, automatically with no further action necessary by either party. Time is of the essence with respect to Tenant’s delivery of Tenant’s Second Expansion Space Termination Notice, and if Tenant has not delivered Tenant’s Second Expansion Space Termination Notice within ten (10) days after the Second Expansion Space Outside Delivery Date, Tenant will be deemed to have waived its right to terminate this Lease with respect to the Expansion Space pursuant to this paragraph.

               Tenant’s rent credit and Tenant’s termination rights, as described in this subparagraph (ii), shall constitute Tenant’s sole and exclusive remedies in the event that the date of Substantial Completion of the Expansion Space Improvements does not occur on or before the Expansion Space Delivery Date, the Expansion Space Outside Delivery Date, or the Second Expansion Space Outside Delivery Date, as the case may be.

                Notwithstanding anything herein to the contrary, the provisions of this Section 19.1(e)(ii) shall only apply if Landlord is the general contractor for the Expansion Space Improvements.

          (f) Landlord shall give Tenant an improvement allowance for Tenant’s Improvements to the Expansion Space of (a) $25.00 per rentable square foot of the Expansion Space (exclusive of Landlord’s Improvements in accordance with Section 17.1.1) if the Expansion Space has not been previously built out for occupancy for another tenant (i.e., “first generation space”), or (b) $10.00 per rentable square foot of the Expansion Space if the Expansion Space has been previously built out for occupancy by another tenant (i.e., “second generation space”) (the “Expansion Space Improvement Allowance”). With respect to first generation space, said Expansion Space Improvement Allowance shall be in addition to Landlord’s Improvements to the Expansion Space (which shall be in all material respect to the Landlord’s Improvements for the Premises described in Section 17 and shall satisfy the Landlord’s Improvements Standards described therein). With respect to second generation space, (i) such Improvement Allowance shall be in addition to all such Landlord’s Improvements and all other improvements then existing in such second generation space and (ii) Landlord shall be responsible for the costs of redemising the Expansion Space (but not for demolition costs, which shall be at Tenant’s expense). Any costs for improvements to the Expansion Space in excess of the applicable Expansion Space Improvement Allowance shall be paid by Tenant. Tenant shall be entitled to retain the balance of the Expansion Space Improvement Allowance, to the extent costs for improvements to the Expansion Space shall be less than such Expansion Space Improvement Allowance. Landlord shall pay the entire amount of such Expansion Space Improvement Allowance to Tenant on or before the Expansion Space Commencement Date for the demise of such Expansion Space.

     19.2 Right of Notice

          (a) At all times during the Term (including any Renewal Terms), provided that this Lease is in full force and there shall then exist no Event of Default on the part of Tenant in the performance of any of the terms, covenants and conditions herein contained as of the date of Tenant’s exercise of its rights under this Section 19.2 or the date of Tenant’s expansion as provided herein, then, Landlord shall advise Tenant of any current or pending available space in the Building, at the earlier of (i) the date as of which such space becomes vacant or (ii) the date which shall be the later of the date nine (9) months prior to the termination of any then existing lease or the expiration of any renewal options provided therein (such space being herein referred to as the “Notice Space” and Landlord’s written notice to Tenant thereof being herein referred to as a “Notice of Intent to Lease”). Tenant shall have the right to notify Landlord in writing that Tenant is electing to expand the Premises into an area comprised of all or a portion of such Notice Space (“Tenant’s Election”) at any time before the date Landlord provides Tenant with a Landlord’s Notice (as defined below) with respect to all or a portion of such Notice Space, at which time Tenant’s rights pursuant to this subsection (a) shall cease as to the space covered by the Notice of Intent to Lease, subject to the provisions of Section 19(b) below; provided, however, if Tenant elects to expand into less than all of the Notice Space, the portion of the Notice Space then remaining shall be of a size and location which is reasonably marketable and usable. Tenant’s delivery of Tenant’s Election to Landlord shall constitute an irrevocable commitment by Tenant to lease the Notice Space that is the subject of Tenant’s Election. At any time prior to Landlord’s receipt of Tenant’s Election, Landlord shall be free to enter into lease negotiations for the Notice Space with such third party or any other third party, free of any rights of Tenant hereunder, subject to Tenant’s rights described in the following paragraph.

          (b) At any time prior to Tenant’s having exercised its rights under Section 19.2(a) with respect to any Notice Space, if Landlord enters into a letter of intent with a third party to lease such Notice Space, Landlord shall promptly provide written notice (“Landlord’s Notice”) and a copy of such letter of intent to Tenant. Tenant will then have fifteen (15) days after its receipt of Landlord’s Notice to provide written notice to Landlord that Tenant intends to lease such Notice Space, which written notice shall constitute an irrevocable commitment by Tenant to lease all (and not a portion) of the Notice Space that is the subject of such letter of intent described in Landlord’s Notice on the same terms and conditions as currently in effect under this Lease. Tenant’s failure to provide such written notice within fifteen (15) days after Tenant’s receipt of Landlord’s Notice will constitute a waiver of Tenant’s rights under this Section 19.2(b), and in such event, Landlord will be free to enter into a lease with the third party for such Notice Space, free of any rights of Tenant hereunder; provided, however, notwithstanding that the Landlord may enter into a lease with a third party with respect to such Notice Space following the expiration of Tenant’s rights thereto, Landlord shall again furnish to Tenant a Notice of Intent to Lease with respect to the Notice Space on the earlier of (i) the date as of which such Notice Space shall again become vacant, or (ii) the later of the date that is nine (9) months prior to the termination of any then existing lease affecting such Notice Space or the expiration of any renewal options thereunder, and Tenant shall again have the rights with respect thereto provided herein.

          (c) The following provisions shall apply to Tenant’s lease of any Notice Space pursuant to this Section 19.2:

                (i) Landlord shall deliver any Notice Space to be leased by Tenant pursuant to this Section 19.2 on the date that such Notice Space is vacated by the then existing tenant; provided, however, Landlord shall use commercially reasonable efforts (including without limitation bringing an eviction action) to cause any such existing tenant to vacate such Notice Space and, if such existing tenant does not vacate such Notice Space within one hundred twenty (120) days after the termination of the then existing lease, Tenant may rescind its commitment to lease such Notice Space;

               (ii) Notwithstanding anything contained herein to the contrary, the term of the Lease for any Notice Space shall be at least five (5) years from the Notice Space Commencement Date (as defined below); accordingly, in the event that there should be less than five (5) years remaining on the Term of this Lease as of the Notice Space Commencement Date, then Tenant’s exercise of its expansion rights as contained in this Section 19.2 shall be conditioned upon Tenant, at Tenant’s option, either (a) simultaneously exercising its Option to Renew as contained in Section 1.2.5 hereof, or (b) simultaneously extending the then Term of this Lease to a date which is coterminous with a date which is five (5) years after the Notice Space Commencement Date;

               (iii) If Tenant exercises its right to lease any Notice Space, Landlord shall deliver to Tenant within ten (10) business days after Landlord’s receipt of such notice an amendment of this Lease adding the Notice Space to the Premises demised hereunder, which amendment shall provide: (a) a description and floor plate depiction of the Notice Space, the rentable area of which shall be subject to verification measurement on the same basis as set forth in Section 1.1; (b) additional annual Basic Rent shall be payable for such Notice Space in the amount of the rentable area of the Notice Space multiplied by the then current (as of the Notice Space Commencement Date) Basic Rent per rentable square foot for the Premises, subject to adjustment as provided in the Basic Terms; (c) the Tenant’s Share of Operating Expenses Percentage for the Notice Space, which shall be calculated by dividing the rentable square footage of the Notice Space by the rentable square footage of the Building; (d) the expiration date for the Notice Space, which shall be coterminous with the expiration date of the Lease as to the original Premises, subject to the immediately preceding subparagraph (ii); (e) confirmation that Tenant shall be entitled to retain and utilize and/or otherwise dispose of all then existing improvements in any such Notice Space, in addition to the Notice Space Improvement Allowance described below; (f) the Notice Space Commencement Date (as defined below); (g) any other provision that Landlord and Tenant may mutually agree upon; and (h) an express ratification of all terms and conditions of the Lease not specifically amended by such amendment; and

               (iv) Landlord shall give Tenant an improvement allowance for the Notice Space Improvements (as defined below) in the same amounts and manner described in Section 19.1(f) (the “Notice Space Improvement Allowance”).

          (d) Notwithstanding the foregoing, if Tenant has failed to exercise an Option to Renew within the notice period described in Section 1.2.5(d), all of Tenant’s notice rights as described in this Section 19.2 shall automatically terminate with no further action necessary by either party.

          (e) So long as Miramar 75, L.L.C., or one of its Affiliates, is the Landlord, Landlord shall be the general contractor for construction of improvements for the Notice Space (the “Notice Space Improvements”). If Miramar 75, L.L.C., or one of its Affiliates, is not the Landlord under this Lease, Tenant may choose its own general contractor for the Notice Space Improvements, which general contractor must be approved by Landlord in its reasonable discretion.

          (f) The Notice Space Improvements shall be constructed in accordance with and subject to the same provisions as set forth in Section 17 of this Lease (except as otherwise expressly provided in this Section 19.2), and if Tenant is entitled to choose the general contractor, the Notice Space Improvements shall be deemed Alterations subject to the terms and conditions of Article 8 to the extent such terms and conditions are not covered by or not inconsistent with Section 17; and

          (g) For the purposes of this Section 19.2, the term “Notice Space Commencement Date” shall mean the following:

               (i) If Tenant is entitled to choose the general contractor for the Notice Space Improvements, the term “Notice Space Commencement Date” shall mean the earlier of (a) Substantial Completion of the Notice Space Improvements or (b) the ninetieth (90th) day following the date of the issuance of all permits required in connection with the construction of such improvements (provided Tenant shall use its best efforts to obtain same as promptly as possible, subject to Force Majeure.

               (ii) If Landlord is the general contractor for the Notice Space Improvements, the term “Notice Space Rent Commencement Date” shall mean the date on which Landlord achieves Substantial Completion of the Notice Space Improvements. If Landlord is unable to achieve Substantial Completion of the Notice Space and deliver the Notice Space to Tenant on or before the date that is one hundred thirty (130) days after the later of the mutual execution of the amendment to the lease described in subparagraph (iii) above or the vacation of the Notice Space by any tenant (the “Notice Space Delivery Date”) for reasons other than delays caused by Force Majeure or Tenant Delays, then Tenant shall receive a credit against the first accruing payments of Basic Rent due for the Notice Space in an amount equal to two (2) days of per diem Basic Rent for each one (1) day after the Notice Space Delivery Date until the actual date of Substantial Completion of the Notice Space Improvements. Landlord will use commercially reasonable efforts to achieve Substantial Completion of the Notice Space Improvements as quickly as possible. To the extent the Substantial Completion of the Notice Space is delayed beyond the Notice Space Delivery Date because of a Tenant Delay, the Notice Space Commencement Date shall not be adjusted, and Tenant shall receive no credit against Basic Rent. If the delay in Substantial Completion of the Notice Space is caused by Force Majeure, the Notice Space Delivery Date shall be adjusted day-for-day for the period of existence of the Force Majeure, but Tenant shall receive no credit against Basic Rent with respect to such delay.

               In the event that the date of Substantial Completion of the Notice Space Improvements has not occurred by the date that is one hundred sixty (160) days after the Notice Space Commencement Date, subject to extension for Tenant Delay and Force Majeure (the “Notice Space Outside Delivery Date”), then Tenant may thereafter, but prior to Substantial Completion of the Notice Space Improvements, give written notice within ten (10) days after the Notice Space Outside Delivery Date, to Landlord of Tenant’s desire to terminate the Lease with respect to the Notice Space only (the “Tenant’s Notice Space Termination Notice”). If the date of Substantial Completion of the Notice Space Improvements has not occurred within thirty (30) days after Landlord’s receipt of Tenant’s Notice Space Termination Notice, this Lease will terminate, with respect to such Notice Space only, automatically with no further action necessary by either party. Time is of the essence with respect to Tenant’s delivery of Tenant’s Notice Space Termination Notice, and if Tenant has not delivered Tenant’s Notice Space Termination Notice within ten (10) days after the Notice Space Outside Delivery Date, Tenant will be deemed to have waived its right to terminate this Lease with respect to such Notice Space pursuant to this paragraph.

               If Substantial Completion of the Notice Space Improvements has not occurred by the date that is one hundred ninety (190) days after the Notice Space Commencement Date subject to extension for Tenant Delay and Area-Wide Force Majeure (the “Second Notice Space Outside Delivery Date”), then Tenant may thereafter, but prior to Substantial Completion of the Notice Space Improvements, give written notice within ten (10) days after the Second Notice Space Outside Delivery Date, to Landlord of Tenant’s desire to terminate this Lease with respect to such Notice Space only (the “Tenant’s Second Notice Space Termination Notice”). If Substantial Completion of the Notice Space Improvements has not occurred within thirty (30) days after Landlord’s receipt of Tenant’s Second Notice Space Termination Notice, this Lease will terminate, with respect to such Notice Space only, automatically with no further action necessary by either party. Time is of the essence with respect to Tenant’s delivery of Tenant’s Second Notice Space Termination Notice, and if Tenant has not delivered Tenant’s Second Notice Space Termination Notice within ten (10) days after the Second Notice Space Outside Delivery Date, Tenant will be deemed to have waived its right to terminate this Lease with respect to such Notice Space pursuant to this paragraph.

               Tenant’s rent credit and Tenant’s termination rights, as described in this subparagraph (ii), shall constitute Tenant’s sole and exclusive remedies in the event that the date of Substantial Completion of the Notice Space Improvements does not occur on or before the Notice Space Delivery Date, the Notice Space Outside Delivery Date, or the Second Notice Space Outside Delivery Date, as the case may be.

               Notwithstanding anything herein to the contrary, the provisions of this Section 19.2(g)(ii) shall only apply if Landlord is the general contractor for the Notice Space Improvements.

      19.3 Intentionally Deleted

     19.4 Acceleration of Expiration Date by Tenant

     Notwithstanding anything contained in this Lease to the contrary, Tenant may modify and accelerate the expiration date of the Term of this Lease to a date which is on or after the tenth (10th) anniversary of the Commencement Date (the “Accelerated Expiration Date”), so that the term of this Lease shall expire on the Accelerated Expiration Date, by (a) providing Landlord with written notice on or before twelve (12) months prior to Tenant’s proposed Accelerated Expiration Date (the “Notification Date”), of its intent to modify the term of this Lease so that this Lease shall expire as of the Accelerated Expiration Date, and (b) paying on or before the Accelerated Expiration Date a fee (the “Termination Fee”) in consideration for Landlord’s agreement to modify the term of this Lease in an amount equal to: (i) the Tenant’s Improvements Allowance paid or payable by Landlord, and all real estate commissions paid by Landlord in connection with this Lease (each times a fraction, the numerator of which is the number of full calendar months remaining in the initial term as of the Accelerated Expiration Date, and the denominator of which is 180), and (ii) six (6) months’ Basic Rent and Tenant’s Share of Operating Expenses (using the Basic Rent and Tenant’s Share of Operating Expenses in effect for the month in which the Accelerated Expiration date occurs) for the Premises (including any Expansion Space and/or Notice Space leased by Tenant) for which the Term is being accelerated. The Termination Fee shall be due and payable by Tenant on or before the Accelerated Expiration Date. Tenant’s notice will state with specificity Tenant’s Accelerated Expiration Date. Failure of Tenant to either (a) provide written notice of its intent to accelerate on or before the Notification Date or (b) pay the Termination Fee due hereunder on or before the Accelerated Expiration Date, shall constitute a waiver of Tenant’s right to accelerate the expiration date hereunder. Tenant may accelerate the expiration of this Lease for less than the entire Premises; provided, however, if Tenant elects to accelerate the expiration date for less than all of the Premises, Tenant may only reduce the Premises by full floor increments. In the event of such partial acceleration of the termination date, the Landlord and Tenant shall execute an amendment to this Lease, modifying the Basic Terms in proportion to the reduction of the Premises, and the Termination Fee set forth above will be prorated based on that portion of the Premises for which Tenant is electing to accelerate the expiration date of this Lease. The Termination Fee payable by Tenant hereunder shall not be deemed to be Rent, but rather, shall be a fee paid to Landlord in consideration of Landlord’s agreement to permit the acceleration of the expiration date of the Term of this Lease as provided in this Section 19.4.

     19.5 Roof Rights.

     Subject to the approval of all applicable governmental authorities and agencies, Landlord agrees to permit Tenant to install, use and operate one or more satellite antennas or dishes on the rooftop of the Building. Landlord shall make available to Tenant, for Tenant’s use such space on the roof of the Building as Tenant shall from time to time require for no rent or other charge whatsoever therefor. Tenant’s use of the roof of the Building shall be on a non-exclusive basis. In connection with Tenant’s use of the roof of the Building, Landlord shall make available to Tenant access to the roof for the construction, installation, maintenance, repair, operation and use of such antenna equipment, as well as reasonable space in the Building to run electrical and telecommunications conduit from such equipment to the Premises. Tenant shall furnish to Landlord copies of its plans and specifications for such equipment, prior to the commencement of any construction and/or installation thereof, and any such construction shall be Alterations subject to the terms and conditions of Article 8. Such plans and specifications shall include details on the means of attaching such equipment to the roof of the Building, shall be prepared by qualified and licensed engineers and show all other structural, aesthetic, mechanical and electrical details related to such equipment and the installation thereof. Landlord shall allow Tenant to run conduit or cabling from the Premises to the antenna or satellite in accordance with the Landlord approved plans. Further, to the extent that any such antenna or dish may be visible at street level, at Landlord’s request, such plans shall provide for the screening of such equipment, if necessary, with material compatible with the exterior of the Building and reasonably acceptable to Landlord. Any and all roof or wall penetrations must be specifically approved in writing by Landlord, and such work must be performed so as to avoid any possibility of voiding or affecting any roof warranties in favor of Landlord. Tenant shall have the responsibility to secure all necessary approvals from state, federal and other governmental authorities to construct, operate and maintain such equipment and all structural, electrical or other mechanical changes to the Building. All such equipment shall be constructed and maintained by Tenant in accordance with all applicable laws, ordinances, rules and regulations and in compliance with the requirements of any insurers of the Building and in accordance with reasonable rules and regulations of Landlord relating to the roof. Tenant shall indemnify and hold Landlord harmless from and against all loss, claim, damage and expense arising out of Tenant’s failure to comply with this Section (including, but not limited to, any damage to the roof as a result of such construction, maintenance, or operation of such equipment), subject always to the mutual release and waiver of subrogation provisions of this Lease. All work in connection with such equipment shall be done by Tenant as an Alteration under the Lease. Tenant shall give Landlord any notice that Tenant receives from third parties that any of the equipment is or may be in violation of any law, ordinance or regulation. Tenant shall pay all taxes of any kind or nature whatsoever levied upon said equipment and all licensing fees, franchise taxes and other charges and expenses and all other costs of any nature whatsoever related to the construction, ownership, maintenance and operation of said equipment. All power or other utilities required for such equipment shall be provided by Landlord at Tenant’s sole cost and expense, provided same are separately metered. Upon the termination or expiration of this Lease, Tenant shall remove all of such equipment within fifteen (15) days following such termination or expiration (without the same constituting a holdover occupancy), and Landlord shall allow Tenant reasonable access to the Building to accomplish such removal. Tenant shall fully repair and restore any damage to the Building occasioned thereby, including, but not limited to any damage or penetrations to the roof occasioned by such removal, at Tenant’s sole cost and expense. Nothing herein shall prevent Landlord from allowing other tenants in the Building or third parties providing communications services to other tenants in the Building from using the roof and other areas of the Building for the development, installation, and operation of similar equipment or facilities, provided such facilities do not materially interfere with the operation of Tenant’s equipment pursuant to the rights granted hereunder. Landlord agrees that it shall not permit third parties to use the roof and other areas of the Building for the installation and operation of similar equipment or facilities if such third parties do not use such equipment to provide services to tenants in the Building, without the prior consent of Tenant to any such third party usage.

     19.6 Storage Area

     Provided that there then exists no Event of Default on the part of Tenant under this Lease, Landlord shall provide to Tenant, for no additional Rent, storage space in the Building core area or in unoccupied areas of the Building up to a maximum square footage determined by Landlord it its reasonable discretion, based on and subject to the availability of such space. Such storage space will be unairconditioned and will be leased in “AS IS” shell condition, except for fire sprinklers. The location of such storage space shall be determined by Landlord, in Landlord’s reasonable discretion, and Landlord may relocate such storage space to other locations in the Building, as Landlord may determine. Tenant shall be responsible for maintaining and cleaning such storage space, and shall insure all personal property stored therein under Tenant’s property insurance. All personal property stored in such storage area shall be at Tenant’s sole risk. In the event that the storage area is needed by Landlord for occupancy by any other tenant or potential tenant in the Building, Landlord may terminate Tenant’s rights to the storage area upon thirty (30) days prior written notice given to Tenant. If Tenant has not completely vacated and fully repaired and restored such storage area within the thirty (30) day period described in the immediately preceding sentence, Landlord may remove and store Tenant’s personal property stored in such storage area, and fully repair and restore such storage area, and Tenant shall reimburse Landlord for all expenses incurred with respect to such removal, storage, repairs, and restoration, immediately upon receipt of an invoice therefor.

     19.7 Land Acquisition Contingency

     Landlord hereby represents and warrants to Tenant that Landlord will not own the Land as of the Effective Date. Notwithstanding that Landlord is under contract pursuant to that certain Agreement for the Purchase and Sale of Real Property dated November 19, 1999, as extended by that certain letter agreement executed by Opus South Corporation on January 6, 2000, and as amended by that certain First Amendment to Agreement for Purchase and Sale of Real Property dated January 21, 2000, that certain Second Amendment to Agreement for Purchase and Sale of Real Property dated March 21, 2000, and that certain Third Amendment to Agreement for Purchase and Sale of Real Property executed by Opus South Corporation on March 25, 2000 (collectively, the “Contract”) by and between Opus South Corporation (an Affiliate of Landlord) and Monarch Towne Center, Ltd. (the “Seller”), which Contract has or shall be assigned to Landlord prior to the closing thereof, to purchase the Land, all due diligence periods thereunder have expired, Landlord’s deposit thereunder is non-refundable, subject only to default by Seller, and all conditions precedent to Landlord’s obligations to close thereunder have been satisfied in full, subject only to the Purchase Contingencies, as defined below. Landlord hereby covenants and warrants to Tenant that (i) subject to the satisfaction or termination (as provided below) of the Purchase Contingencies, Landlord will close on the purchase of the Land on or before June 1, 2000 (the “Outside Closing Date”), and (ii) Landlord shall use all commercially reasonable efforts to cause all such Purchase Contingencies to be satisfied by or before the expiration date for each such Purchase Contingency, as described below. In the event the Landlord is unable to close on the Land on or before the Outside Closing Date (and Landlord so advises Tenant in writing), because any or all of Purchase Contingencies (a), (b), or (e), below, have not been satisfied, then Tenant may terminate this Lease by delivering written notice thereof to Landlord within ten (10) Business Days after the Outside Closing Date, or may extend the Outside Closing Date for a period not to exceed 90 days. If Tenant fails to deliver its termination notice within said ten (10) Business Day period, Tenant will be deemed to have extended the Outside Closing Date for ninety (90) days. If Landlord is unable to close on the Land on or before the Outside Closing Date, as so extended (and Landlord so advises Tenant in writing), because any or all of Purchase Contingencies (a), (b), or (e), below, have not been satisfied, then either Tenant or Landlord may terminate this Lease by delivering written notice thereof to the other party within ten (10) Business Days following the Outside Closing Date, as so extended. In the event of the termination of this Lease, as above provided, this Lease shall be deemed terminated and of no further force and effect, and Landlord and Tenant shall have no further obligations to each other, except those obligations that specifically survive the termination of this Lease. The “Purchase Contingencies” (each a “Purchase Contingency”) are as follows:

          (a) Plat amendment eliminating the current restriction on the intended use of the Land in order to permit 560,400 gross square feet of industrial use and 1,361,700 gross square feet of free-standing office space (the “Plat Amendment”);

          (b) Easement agreement between Landlord and the Seller of the Land providing for cross-easements and restrictive covenants pursuant to Landlord’s contract to purchase the land (the “Easement Agreement”); provided, however, the Easement Agreement shall no longer be a Purchase Contingency after the earlier of (i) the date on which Landlord and its Seller have reached final agreement on the form of the Easement Agreement or (ii) ten (10) Business Days after the Effective Date, all subject to extension if the Seller unreasonably refuses to agree on or delays the Easement Agreement (in which event Landlord will notify Tenant immediately of any such refusal or delay);

          (c) Full and final release of (i) reservations for canals and drainage, contained in Deed No. 16160 from the Trustees of the Internal Improvement Fund of the State of Florida (“TIIF”), recorded in Deed Book 47, at Page 213, of the Public Records of Dade County, Florida; and (ii) reservations for canals and drainage, contained in Deed No. 1158 from the TIIF, recorded in Deed Book 46, at Page 107, of the Public Records of Broward County, Florida (collectively, the “Canal

Reservations Releases”); provided, however, the Canal Reservations Releases shall no longer be a Purchase Contingency after the earlier of (i) the date of recordation of the last of the Canal Reservations Releases or (ii) May 31, 2000;

          (d) The deletion from that certain Chicago Title Insurance Company Title Commitment No. 300000658 (the “Commitment”) of the Grant of Easement filed March 21, 1997, in Official Records Book 26179 at Page 649 of the Public Records of Broward County, Florida, as more particularly described in Item 25 of Schedule B — Section 2 of the Commitment (the “Grant of Easement”); provided, however, the deletion of such Grant of Easement from the Commitment shall no longer be a Purchase Contingency after the earlier of (i) the date on which Landlord’s title company deletes the Grant of Easement from the Commitment or (ii) the tenth (10th) Business Day after the Effective Date; and

          (e) Seller’s obligation to deliver customary closing documents in accordance with the terms of the Contract.

     19.8 Moving Allowance

     Landlord agrees that at least thirty (30) days prior to the Commencement Date, Landlord shall pay to Tenant a moving allowance in the amount of $3.50 per rentable square foot of the Premises. Such moving allowance shall be in addition to and not a part of the Improvement Allowance.

     19.9 Tenant’s Remedy of Self-Help

     In the event of any continuing default by Landlord of its obligations under this Lease, after the expiration of the cure period set forth in Section 14.5, Tenant, after giving Landlord an additional five (5) business days written notice of such continued default and Landlord’s failure to cure such default within said five (5) business day period, may take any and all action reasonably necessary to cure such default by Landlord, and Landlord shall thereafter be obligated to reimburse Tenant for the costs reasonably incurred in connection therewith within fifteen (15) days following receipt of Tenant’s invoice together with supporting backup documentation (including paid receipts) as reasonably required by Landlord. All such amounts expended by Tenant shall bear interest at the Maximum Rate from the date of Tenant’s invoice for the same until the full repayment of such costs by Landlord. If Landlord fails to pay such amounts within said fifteen (15) day period, then Tenant, upon an additional five (5) Business Days notice to Landlord, and Landlord’s failure to pay such amounts within said five (5) Business Days, shall have the right to offset such sums against the Basic Rent due under this Lease provided, however, the monthly amount of such offset (together with any offset to which Tenant is entitled under Section 18.8) shall not exceed the greater of (i) 25% of the monthly Basic Rent payable by Tenant hereunder, or (ii) an amount of the monthly Basic Rent payable hereunder which is necessary to fully amortize, on a straight line basis, the amounts owed by Landlord to Tenant hereunder over the remaining Term of the Lease, together with interest at the Maximum Rate.

     19.10 Interior Stairwell Upgrades and Access

     Landlord, as a portion of Landlord’s Work, shall upgrade two (2) of the Building’s common staircases so as to allow Tenant unrestricted access between the first (1st), second (2nd) and third (3rd) floors of the Building. Such staircases shall be upgraded with wall and floor coverings and lighting in a manner to be mutually agreed upon by Landlord and Tenant, which upgrades shall be at Landlord’s expense as a portion of Landlord’s Work. Tenant shall have no obligation to restore the Premises at the end of the Term as to any construction related to such internal dedicated staircase.

     19.11 Right of Initial Offer

     Upon Substantial Completion of the “shell” construction of the Building by Landlord, prior to marketing the Property for sale, Landlord shall offer to sell the Property to Tenant at a stated sales price by providing written notice to Tenant containing the basic terms of such proposed sale (the “Offer Notice”). Tenant shall have fifteen (15) days after receipt of the Offer Notice to give written notice to Landlord of its desire to purchase the Property at the price and upon the basic terms stated in the Offer Notice (the “Offer”). Such Offer will include a purchase and sale agreement executed by Tenant containing all of the terms and conditions pursuant to which Tenant would agree to purchase the Property (the “Purchase Agreement”). If Tenant fails to give such written notice on a timely basis, Tenant shall be deemed to have waived its Right of Initial Offer described herein, and the Right of Initial Offer shall terminate automatically with no further action necessary by either party. Within ten (10) days after the date of the receipt of the Offer (the “Response Period”), Landlord shall either accept the Offer by delivering an executed Purchase Agreement to Tenant or reject the Offer by providing written notice to Tenant stating the reasons for such rejection (the “Rejection Notice”). Failure of Landlord to either execute such Purchase Agreement or deliver the Rejection Notice within the Response Period shall be deemed a rejection of the Offer. If Landlord accepts the Offer, Tenant shall have an additional thirty (30) days to conduct due diligence relating to the Property. During said thirty (30) due diligence period, if Tenant determines in its sole discretion that the Property is unsuitable for its needs, Tenant may elect to terminate the Purchase Agreement by delivering written notice to Landlord. Should Tenant elect to so terminate the Purchase Agreement, its Right of Initial Offer shall terminate automatically with no further action necessary by either party. If Tenant does not terminate the Purchase Agreement within the thirty (30) day due diligence period, then the sale transaction shall be consummated in accordance with the terms of the Purchase Agreement. If Tenant defaults in its obligation to close the transaction on the terms contained in the Purchase Agreement then the Right of Initial Offer shall terminate automatically with no further action necessary by either party.

     If Landlord rejects or is deemed to have rejected the Offer for failure to respond on a timely basis, then Landlord and Tenant will negotiate in good faith for a period not to exceed more than ten (10) days after the expiration of the Response Period and attempt to agree upon the terms of the a sale and purchase agreement mutually acceptable to Landlord and Tenant. In the event that Landlord and Tenant, after negotiating in good faith, are unable to achieve the terms of the sale and purchase and execute a mutually acceptable Purchase Agreement within such ten (10) day period, Tenant’s Right of Initial Offer shall terminate automatically with no further action necessary by either party.

     Time is of the essence with respect to each of the time periods specified in this Section 19.11. The Right of Initial Offer described herein shall be personal to the Tenant and may not be assigned by the Tenant to any third party without the prior consent of Landlord, which consent may be granted or withheld in Landlord’s sole and absolute discretion, notwithstanding the provisions of Section 18.25.

     19.12 State and Municipal Incentives

     Subject to the immediately following sentence, to the extent that Landlord or Tenant receives any monetary or development incentives relating to the Property from the State of Florida, Broward County, or City of Miramar, including without limitation, Job Growth (County), and QTI and Road Fund (State) incentives (collectively, “Incentives”), and (i) to the extent Tenant receives any such Incentives directly, Tenant shall be entitled to retain all such Incentives on its behalf, for its benefit, (ii) to the extent Landlord receives any such Incentives, in cash, Landlord shall promptly pay such cash Incentives to Tenant and (iii) to the extent that Landlord receives any Incentives in the form of impact fee credits, Landlord shall provide Tenant with a credit against the amounts of initial Basic Rent payable by Tenant, equal to (a) the amount of impact fee credits received by Landlord, multiplied by (b) the percentage obtained by dividing (i) the number of rentable square feet of the Premises at the time such impact fee credits are received by Landlord by (ii) the number of total rentable square feet in the Building.

     19.13 Landlord’s Lien Subordination

     Landlord hereby agrees that it hereby waives its statutory or common law lien rights on Tenant’s personal property for unpaid rent. Without limiting the self-executing nature of the foregoing, Landlord agrees to execute and deliver such waiver documentation as may be reasonably required or requested by Tenant in connection with the waiver described in this paragraph.

     19.14 Title

     (a) Landlord represents and warrants to Tenant that, as of the date Landlord purchases the Land pursuant to the Contract, the Land shall be free from any and all liens, claims, and encumbrances except for the Permitted Encumbrances;

     (b) Tenant acknowledges that the reservations for canals and drainage described in subparagraphs (c)(i) and (c)(ii) of Section 19.7 may remain Permitted Encumbrances, and that same shall not constitute a breach or default by Landlord of its representation and warranty contained in this Section 19.14. Notwithstanding the foregoing, to the extent that the exercise of such reservations actually and materially disrupts Tenant’s use and enjoyment of the Premises or Common Area, same shall constitute a Landlord’s Default under Section 14.5 hereof; provided, however, to the extent that such exercise does actually and materially disrupt Tenant’s use and enjoyment of the Premises or Common Area, including, without limitation, by way of any consequential loss of parking, Landlord and Tenant agree that Landlord’s cure of such default shall be the taking of all commercially reasonable measures to replace or reconstruct those portions of the Premises or the Common Area so disrupted within a commercially reasonable period following the disruption.

EXHIBIT “G”
COMMENCEMENT DATE MEMORANDUM

     THIS MEMORANDUM is made and entered into as of [ ____________________ by and between _________________ ; (“Landlord”) and _______________ (“Tenant”).

RECITALS:

     1. Landlord and Tenant are party to a certain Multitenant Office Lease Agreement dated as of _______ , _______ “Lease”), relating to certain premises (“Premises”) located in the building commonly known as " __________ ,”#093; located at _____________________ (“Building”).

     2. Landlord and Tenant desire to confirm the Commencement Date and Rent Commencement Date (as such terms are defined in the Lease) and the date the initial Term of the Lease expiresand the notice date(s) and expiration date(s) of any renewal Term(s) provided to Tenant under the Lease.

     ACKNOWLEDGMENTS:

     Pursuant to Section 1.2.3 of the Lease and in consideration of the facts set forth in the Recitals, Landlord and Tenant acknowledge and agree as follows:

	1.		All capitalized terms not otherwise defined in this Memorandum have the meanings ascribed to them in the Lease.

	2.		The Commencement Date under the Lease is [ ________________ ].

	3.		The Rent Commencement Date under the Lease is [ ________________ ].

	4.		The initial Term of the Lease expires on [ ________________ ], unless the Lease is sooner terminated in accordance with the terms and conditions of the Lease.

	5.		Tenant must exercise its right to the _______ renewal Term, if at all, by notifying Landlord no later than ____________, subject to the conditions and limitations set forth in the Lease.
6		The renewal Term expires on.

     Landlord and Tenant each caused this Memorandum to be executed by its duly authorized representative as of the day and date written above. This Memorandum may be executed in counterparts, each of which is an original and all of which constitute one instrument.

LANDLORD:

By:

Name:

Its:

TENANT:

By:

Name:

Its:

EXHIBIT “H”
LEGAL DESCRIPTION OF THE LAND

A parcel of land being a portion of Parcel A and all of Parcel C, Trammel Crow Industrial Center, according to the Plat thereof recorded in Plat Book 166, at Page 18, of the Public Records of Broward County, Florida; said parcel being more particularly described as follows:

Commence at the Southwest corner of said Parcel A;
Thence North 01 degrees 46 minutes and 15 seconds West, a distance of 1.56 feet;
Thence North 01 degrees 47 minutes and 30 seconds West, along the West line of said Parcel A, a distance of 526.22 feet to the Westerly corner of said Parcel A, said corner also being a point of intersection with the East line of Parcel H-2 and the Southeasterly line of Parcel G-1;
Thence North 38 degrees 22 minutes 28 seconds East, a distance of 69.53 feet to a point of curvature of a tangent curve concave to the Northwest;
Thence Northeasterly, along the arc of said curve to the left, having: a radius of 7974.44 feet, a central angle of 02 degrees 38 minutes 44 seconds for an arc distance of 368.19 feet to the Point of Beginning;
Thence continue Northeasterly along the arc of said curve to the left, having a radius 7974.44 feet, a central angle of 03 degrees 08 minutes 35 seconds for an arc distance of 437.45 feet to the Northwest corner said Parcel A, (the last three courses being coincident with the Northwest line of said Parcel A);
Thence North 89 degrees 42 minutes 16 second East, along the North line of said Parcel A, a distance of 790.41 feet; Thence South 33 degrees 18 minutes 53 seconds West, a distance of 902.96 feet;
Thence North 54 degrees 16 minutes 00 West, a distance of 665.30 feet to the Point of Beginning.
Said lands situate, lying and being in the City of Miramar, Broward County, Florida.

EXHIBIT “I”
LANDLORD’S IMPROVEMENTS

BASE BUILDING CONSTRUCTION OUTLINE SPECIFICATIONS
ROYAL CARIBBEAN CENTER @ MONARCH LAKES
134,280 G.S.F. Office Facility
March 2, 2000

General Description:		Approximately, Three story, 41’-6” (to top of roof deck) high office building located in
Miramar, Florida.

Gross S.F.		134,280 s.f. total

Rentable S.F.:	Approximately 128,448 rsf – total

Exterior Skin:		Flat architectural precast concrete wall panels fabricated with beige tinted cement and Georgia granite aggregates having a sand blasted and retarder finish with accent reveals.

Glass:		9/16” thick impact resistant units with a reflecting coating set into a painted aluminum frame.

Glass will have a shading coefficient of 0.36-.63 (sunglass reflective blue)

Roof:		4-ply built up modified bituminous roof with a granular cap sheet.
10 year warranty
R-20 roof assembly
Lightweight concrete over metal deck or tapered insulation to achieve R-value requirement

Structure:		Typical bay size will be 41’-0” x 30’-0”
Steel columns and beams
6 1/2” thick composite floor system
80 lbs./s.f. dead load; plus 20 lbs./s.f. for partitions load and 5 lbs./s.f. for mechanical and ceiling locks
One bay (approx. 30’-41’) will be structurally upgraded to support 8000 lb battery back for the UPS system. The upgraded bay location will have to be provided to OPUS prior to structural steel shop drawings stage of construction.

Ceiling Heights:		9’-10” typical
11’-0” minimum in the front and rear lobby
The lobby shall be single story double loaded

Ceiling Lighting:		2’ x 4’ (3) lamp F32/T8 energy saving electronic ballasts, Parabolic 18 cell light fixtures, 277 volts (palletized for 1/80 sf)

Ground Floor Lobby:		Floor finish shall be granite
Wall finish shall be a combination of raised wood paneling, granite accent and fabric panels
Ceiling shall be vaulted drywall with drywall soffits
Granite base will be used throughout lobby area
Vinyl wall covering in alcoves to access corridors
Polished stainless steel elevator door frames.
Tenant directory
Pedimat at entries

2nd & 3rd Floor Lobbies:		Floor – carpet with border design Base – wood
Wall – Vinyl wall covering
Ceiling – vaulted flat cove drywall ceiling with indirect lighting
Polished stainless steel elevator door frames

Interior Finishes:		None, except for public restrooms, elevator lobbies and general minor finishes for fire sprinkler equipment, telephone, mail and electric rooms.

Stairs:		Painted gypsum wall board walls
Lay in ceilings at stair landings

RCCL Finished Stairs
(2 each):		Walls – vinyl wall covering
Acoustical ceiling at underside of stair landings
28 ounce carpet on landing, stair treads, and floor areas within stair area
Steel or aluminum stair railing
Standard lighting
Fire sprinkler standpipes and tamper switches shall be painted red and exposed

Corridor:		Floor – carpet
Walls – vinyl wall covering
Base – wood
Ceiling – 2’ x 4’ acoustical ceiling tile with revealed edges (Armstrong Cirrus second look)
Lights – 2’ – 4’ lay-in
Fire sprinkler
HVAC – main ducts with VAV boxes, diffusers and return air grilles.
Note: Only 1st floor corridor will be installed with shell building to accommodate proper means of egress for South Florida Building Code (Broward Edition) 2nd 3rd floor corridors may not be required based on TI design.

Passenger Elevators:		Quantity – Three
Type – Hydraulic
Speed – 150 fpm
Capacity – 3500 pounds
Floor to be granite
Walls are to be stone and fabric panel or mirror glass
Doorjambs shall be polished stainless steel on all floors
Center opening door
Ceiling – polished stainless steel with Halogen pin lights
Hand rail – polished stainless steel

Mens’ & Women’s
Restrooms:		Floor – 8” x 8” porcelain tile
Wet walls – shall be 8” x 8” porcelain tile at urinals and water closets (ceiling height)
Walls – vinyl wallcovering
Counters – granite with under counter mount bowls
Ceiling – 2 x 4 acoustical tile
Ceiling hung toilet partitions

Ceiling System
Common Areas:		Ceiling system will be 2 x 4 acoustical ceiling system constructed of a 15/16” grid suspension system.
Ceiling tile shall be equal to Armstrong Cirrus Second Look II.

Ceiling System
Tenant Area:		A 4 x 4 grid shall be installed in all tenant areas. Ceiling grid T’s required to complete the ceiling grid system will be stored in the tenant space for installation during tenant buildout. The building standard tile will be purchased and stacked in the tenant space as part of the base building scope. The remaining installation of the grid system and installation of the ceiling tiles will be included in the tenant improvement cost.

Partitions:		Drywall and metal studs will be installed at the electrical closets, fire sprinkler riser closets, 1st floor corridors, telephone rooms, mechanical/electrical shafts and chases, stair enclosures, elevator walls, and toilet rooms. Drywall shall be 5/8”, fire rated where required

Security:		Card or keypunch reader controlled security access system at first floor entries

Doors:		Exterior entry – aluminum 3’- 0” x 9’ – 0” with painted finish to match window system
Interior at toilets and common areas – cherry veneer wood doors 3’ – 0” x 8’ – 0”

Window Treatment:		Mini-blinds (manufacturers standard colors)

Plumbing:		Complete base building plumbing system
Wall hung water closets
Under counter mounted vitreous China lavatories
Electric water coolers
Mop sinks in janitors closets

HVAC:		A completely integrated variable air volume system
Self contained DX roof top units
Central supply and return air shafts at each RTU
VAV boxes
Low pressure duct and diffusers
Return air plenum
Toilet exhaust fans
Direct digital control system for after hour usage
Warranty on parts and labor for one year
Warranty on parts only for Compressor and Heat Exchanger for 5 years

Fire Sprinklers:		Installer for open office plan
Designed for light hazard

Electrical:		A base building electrical system for power and lighting shall be provided. Electrical wiring and connections are not included in this specification for any tenant improvement, furniture or equipment hookup. Service shall be 277/480 volt, 3 phase supplied by the local power company. Service entrance capacity shall be 4000 amps.

The equipment provided in the base building shall include:

•	Utility provided transformer – loop fed
•	CT meter for total service
•	Each floor will be serviced with four 120/208 volt, 3-phase, 42 circuit panels via two each 75 KVA transformers.
•	Category “C” TVSS will be provided at the main switch location.
•	Power allocation for tenant use (distributed to each electrical room):
•	1.65 watts per s.f. lighting (277v)
•	3.5 watts per s.f. power grid (120v) (non UPS)
•	1.5 watt per s.f. spare facility (277v)
•	Power to sprinkler system alarm bell
•	Exterior lights – parking lot pole lights
•	Electrical hookups for all RTU’s
•	Feeders for all panels listed above
•	Exit signs required by code
•	Battery packs for emergency lighting in electrical rooms and stairwells.
•	No tenant lighting installed (lights stacked on floor 1/80 rsf)
•	Addressable fire alarm system
•	Lighting control integrated into the building management system
•	Franklin style lightning protection system

Telephone:
•	Four – 2” diameter PVC conduits shall be installed underground from the building to the property line for installation of the utility supplied service. Conduit will be in two different directions.

Electrical Upgrades:	UPS System

•	150 KVA UPS and 24 minutes of battery

Distribution consists of:
a)	External maintenance bypass sized for 225 KVA UPS.
b)	400 amp distribution panel with (9) circuit breakers.
c)	(4) total 45 HVA K-13 rated transformers, each serving (1) 150 amp/2 section panel for levels 2 and 3.
d)	(2) 50 KVA PDU’s each with 84 circuit panels for “Network Center.”
Wiring for a 1800 square foot “Network Center.”
f)	Outlet wiring under raised floor.
g)	Complete grounding for raised floor.
h)	Wiring for (2) computer room split systems air conditioners.
i)	Fire Alarm wiring and tie pre-action sprinkler/FM200 system to base fire alarm system (FM 200 pre-action supplied by Fire Sprinkler Contractor and installed by Pomeroy).

•	Emergency Generator System to support entire building:
a)	2000 KW 480/277 volt, 3 phase standby power unit
b)	(1) 4000 gallon Convault above ground fuel tank including all fuel piping.
c)	(1) 4000 amp 4 pole automatic transfer switch
d)	All controls and feeder conduit and wire.
e)	Crane to unload and set generator and fuel tank
f)	(2) Generator remote alarm annunciators.
g)	Permit allowance of $1,800.00
h)	Aluminum weather proof housings for generator
i)	Load shedding may be required while supporting fire pump. The requirement for a fire pump will be determined once a fire hydrant flow test is completed.

Tenant Improvement Cost:	Notwithstanding anything herein to the contrary, the following items are to be accommodated by the Tenant Improvement Cost:

•	Interior finishes on floors and walls in tenant areas of the building.
•	Modification of the suspended ceiling grid installation throughout the tenant space. Installation of ceiling tiles will be a tenant improvement cost.
•	Tenant Area Partitions, doors, frames, windows, and hardware.
•	Modification to the mechanical system VAV boxes, distribution, controls, fixtures and trim required by the tenant layout.
•	Additional Sprinkler system branches, drops and heads in tenant areas required by the tenant layout.
•	Electrical distribution, fixture installation, and trim in tenant areas.
•	Installation and circuiting for lighting fixtures.
•	Specialty interior items
•	General Conditions for Tenant Buildout (permits, insurance, cleanup)

Base Building Costs:	Notwithstanding anything herein to the contrary, the following items are included in the base building costs:

•	Sitework and Landscape (Allowance)
•	Building foundations
•	Building Superstructure
•	Building Envelope (i.e. skin and roof)
•	Common area partitions finished on common area side (minus finishes on tenant side)
•	Common area ceilings
•	Ceiling grid throughout. Initial installation will be a 4 x 4 grid. Completion of the grid will be performed at the completion of the tenant build-out.
•	Purchase of ceiling tiles to be stocked on the floors.
•	Mechanical, Electrical and Plumbing and Fire Protection equipment risers and main lines
•	Common Restrooms and Stair Finishes
•	Lobby Finishes as described above
•	Elevators

SECURITY SYSTEM SPECIFICATIONS

#	EQUIP. MAKE/MODEL EQUIP.	DESCRIPTION
CCTV-SYSTEM-CAMERAS
4	Panasonic	WV-CP224	Camera-Color Standard Resolution
4	Pelco	SD5CPGE1	Spectra Dome Outdoor Pendant Clear D

CAMERA LENS
4	Pelco	13 VA 3.5-8	Lens-Varifocal 3.5MM-8MM Manual Iris
4	Pelco	13 VA 3.5-8	Lens-Varifocal 3.5MM-8MM Auto Iris

INDOOR CAMERA MOUNTS
4	Provideo	SO-CST125	Indoor Wall/Ceiling Mount

HOUSING/DOME/ MONITOR MOUNTS
4	Pelco	IWM-GY	Mount for Spectra Dome Grey
4	Pelco	PP-350	Parapet Mount on Roof for
Pan/Tilt/Zoo

MULTIPLEXER/ENCODING
1	Pelco	MX4016CD	Genex 10 Camera Color Duplex
1	Pelco	KPD4000	Genex Remote Controller

VIDEO RECORDERS/ TAPES/ACCESSORIES
1	Pelco	TLR2096	96 Hour Density Recorder
31	TDK	T-120	Standard VCR Tapes

VIDEO MONITORS
2	Pelco	PMC21A	Monitor-Color 21"

VIDEO POWER SUPPLIES
1	Altronix	ALTV2416UL	Power Supply for 16 Cameras

I-1

EXHIBIT “J”
PERMITTED ENCUMBRANCES

1.	Taxes and assessments for the year 2000, which are not yet due and payable, and subsequent years.

2.	Rights of ingress, egress, light, air and view in favor of the Department of Transportation filed September 21, 1978, in Official Records Book 7738, at Page 241, of the Public Records of Broward County, Florida (the “Public Records”).

3.	Resolution of the Hollywood Reclamation District filed November 4, 1985, in Official Records Book 12942, at Page 577, of the Public Records.

4.	General Notice of Lien for Water Treatment Plant Assessments filed January 19, 1994, in Official Records Book 21655, at Page 102, of the Public Records.

5.	Riparian or littoral rights, if any.

6.	Terms and provisions of that Memorandum of Agreement with the city of Miramar filed December 30, 1995, in Official Records Book 22990, at Page 761 (providing notice of special assessments), of the Public Records.

7.	General Notice of Lien for Wastewater Treatment Plan Assessments filed January 1, 1995, in Official Records Book 23012, at Page 152, of the Public Records.

8.	Easements, restrictions, non-vehicular access easements as shown on the Plat of TRAMMELL CROW INDUSTRIAL CENTER, recorded in Plat Book 166, at Page 18.

9.	Terms and provisions of that Agreement with Broward County filed December 28, 1998, in Official Records Book 29104, at Page 423, of the Public Records.

10.	Terms and provisions of that Agreement with Broward County filed March 30, 1998, in Official Records Book 27954, at Page 204, of the Public Records.

11.	Terms and provisions of that Master Utility Construction Agreement with City of Miramar filed March 18, 1998, in Official Records Book 27888, at Page 475, of the Public Records.

12.	Joint form of Deed of Conservation Easement dated November 7, 1996, filed June 26, 1997, in Official Records Book 26629, at Page 288, of the Public Records; provided, however, the Land is not a part of the “Conservation Area” as defined in this Deed.

13.	Certificate of Acknowledgement filed December 23, 1998, in Official Records Book 29098, at Page 966, of the Public Records.

14.	Terms and conditions of that certain 20-Foot Sanitary Sewer Easement, Non-Exclusive Access Utility Easement, and Signage Easement to be entered into by Landlord and/or

I-2

Opus South Corporation (an affiliate of Landlord) and Seller, pursuant to the Contract (as defined in Section 19.7 hereof).

15.	Terms and conditions of that certain Mitigation Easement to be entered into by Landlord and/or Opus South Corporation (an affiliate of Landlord) and Seller, pursuant to the Contract (as defined in Section 19.7 hereof).

16.	Mortgage and related loan documents to be executed by Landlord (or one of its Affiliates) in favor of AmSouth Bank and recorded in the Public Records of Broward County, Florida.

I-3

EXHIBIT “K”
EXPANSION SPACE

IMAGE OF FLOOR PLAN FOR EXPANSION SPACE

I-4

EXHIBIT “L”
QUALIFYING CRITERIA

1.	Subcontractor must be in same business under the same name for at least 3 years.

2.	Subcontractor must have actively performed work in Broward County or Miami-Dade County for the last 3 years.

3.	Provide bonding (if required) for the full amount of subcontract price by an A rated bonding company.

4.	Provide acceptable trade references for work performed in the last 2 years.

5.	Provide a list of projects and contracts for all projects completed in the past 2 years. Include all projects; not a select few.

6.	Properly provide materials and sufficient manpower to perform the work in accordance with the Project Schedule.

7.	Satisfy the minimum insurance requirements of Opus South Corporation in accordance with the attached sample insurance certificate.

8.	Execute Opus South Corporation’s subcontract agreement without extenuating modifications (Extenuating modifications shall be determined at sole discretion of Opus South Corporation) to the “Agreement” and “General and Special Conditions, Division 1, Sections 1.1 and 1.2 of the specifications to the Project.

9.	Dollar value of the work must be within subcontractor’s financial capabilities.

10.	Subcontractor shall be capable of providing (in the field) proper supervision of the on-site working staff.

11.	Subcontractor shall not be presently party to any legal litigation that may affect his ability to perform the work.

I-5

IMAGE OF FORM OF CERTIFICATE OF INSURANCE

I-6

FIRST AMENDMENT TO MULTITENANT OFFICE LEASE AGREEMENT

     THIS FIRST AMENDMENT TO MULTITENANT OFFICE LEASE AGREEMENT (the “First Amendment”), is entered into as of June 1, 2000, by and between MIRAMAR 75, L.L.C., a Delaware limited liability company (the “Landlord”) and ROYAL CARIBBEAN CRUISES, LTD., a Liberian corporation (the “Tenant”).

RECITALS

     WHEREAS, Landlord and Tenant are parties to that certain Multitenant Office Lease Agreement dated as of May 3, 2000 (the “Lease”); and

     WHEREAS, Landlord and Tenant hereby desire to make certain modifications and amendments to the Lease upon the terms and conditions as hereinafter set forth and to reinstate and reaffirm its obligations as set forth in the Lease, except as modified herein (unless otherwise indicated, capitalized terms used herein shall have the same meanings given to such terms in the Lease).

     NOW, THEREFORE, in consideration of Ten and No/100ths Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.     Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

     2.     Exhibit “A” Definitions. Landlord and Tenant acknowledge and agree that the Exhibit “H” attached to the Lease shall be deleted in its entirety and that the Exhibit “H” attached hereto shall be inserted in lieu thereof and incorporated by reference herein as the exact legal description of the Land.

     3.     Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument. Signature and acknowledgment pages, if any, may be detached from the counterparts and attached to a single copy of this document to physically form one document.

     4.     Modification. Except as modified by this First Amendment, all other terms and conditions of the Lease remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the day and year first above written.

Signed, sealed and delivered in the presence of:	MIRAMAR 75, L.L.C., a Delaware limited liability company

/s/ illegible]	By:	/s/ NEIL J. RAUENHORST

Name:illegible		Name: NEIL RAUENHORST
(Type or Print Name)		Title: PRESIDENT

/s/ DAVID SINGLETON

Name: DAVID SINGLETON
(Type or Print Name)

“LANDLORD”

ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation

/s/ GRACE BAEZ	By:	/s/ THOMAS F. MURRILL

Name: GRACE BAEZ		Name: THOMAS F. MURRILL
(Type or Print Name)		Title: VICE PRESIDENT

/s/ JOE PRESLEY

Name: JOE PRESLEY
(Type or Print Name)		“TENANT”

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EXHIBIT H

Legal Description

A PARCEL OF LAND BEING A PORTION OF PARCEL “A” AND ALL OF PARCEL “C”, TRAMMELL CROW INDUSTRIAL CENTER, ACCORDING TO THE PLAT THEREOF RECORDED IN PLAT BOOK 166, PAGE 18, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA; SAID PARCEL BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT THE SOUTHWEST CORNER OF SAID PARCEL “A”;

THENCE N 01º 46’ 15” W., A DISTANCE OF 1.56 FEET;

THENCE N. 01º 47’ 30” W., ALONG THE WEST LINE OF SAID PARCEL “A” A DISTANCE OF 526.22 FEET TO THE WESTERLY CORNER OF SAID PARCEL “A”, SAID CORNER ALSO BEING A POINT OF INTERSECTION WITH THE EAST LINE OF PARCEL “H-2” AND THE SOUTHEASTERLY LINE OF PARCEL “G-1”;

THENCE N. 38º 22’28”E., A DISTANCE OF 69.53 FEET TO A POINT OF CURVATURE OF A TANGENT CURVE CONCAVE TO THE NORTHWEST;

THENCE NORTHEASTERLY ALONG THE ARC OF SAID CURVE TO THE LEFT, HAVING: A RADIUS OF 7974.44 FEET, A CENTRAL ANGLE OF 02º 38’44” FOR AN ARC DISTANCE OF 368.19 FEET TO THE POINT OF BEGINNING:

THENCE CONTINUE NORTHEASTERLY, ALONG THE ARC OF SAID CURVE TO THE LEFT, HAVING: A RADIUS OF 7974.44 FEET, A CENTRAL ANGLE OF 03º 08’35” FOR AN ARC DISTANCE OF 437.45 FEET TO THE NORTHWEST CORNER OF SAID PARCEL “A” (THE LAST THREE COURSES BEING COINCIDENT WITH THE NORTHWEST LINE OF SAID PARCEL “A”);

THENCE N 89º 42’16”E., ALONG THE NORTH LINE OF SAID PARCEL “A” A DISTANCE OF 815.75 FEET;

THENCE S 34º 09’27”W., A DISTANCE OF 917.40 FEET;

THENCE N 54º 16’ 00”W., A DISTANCE OF 672.91 FEET TO THE POINT OF BEGINNING.

TOGETHER WITH

EASEMENTS FOR THE BENEFIT OF THE ABOVE-DESCRIBED PARCEL AS CREATED BY DECLARATION OF EASEMENTS AND RESTRICTIVE COVENANTS, DATED AS OF JUNE 1, 2000, AND FILED ON JUNE      , 2000, IN OFFICIAL RECORDS BOOK      , AT PAGE      , OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA, FOR THE PURPOSES DESCRIBED THEREIN OVER, UNDER AND ACROSS THE LAND DESCRIBED IN SAID DOCUMENT (LESS AND EXCEPT ANY LANDS DESCRIBED IN THE ABOVE-DESCRIBED PARCEL). SUBJECT TO THE TERMS, PROVISIONS AND CONDITIONS SET FORTH IN SAID INSTRUMENT.

SAID LANDS SITUATE WITHIN THE CITY OF MIRAMAR, BROWARD COUNTY, FLORIDA.

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SECOND AMENDMENT TO MULTITENANT OFFICE LEASE AGREEMENT

     THIS SECOND AMENDMENT TO MULTITENANT OFFICE LEASE AGREEMENT (the “Second Amendment”), is dated as of November 20, 2000, by and between MIRAMAR 75, L.L.C., a Delaware limited liability company (“Landlord”) and ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation (“Tenant”).

W I T N E S S E T H:

     WHEREAS, Landlord and Tenant entered into that certain Multitenant Office Lease Agreement dated May 3, 2000, as amended by that certain First Amendment to Multitenant Office Lease Agreement dated June 1, 2000 (collectively, the “Lease”), which Lease is for certain premises (the “Premises”) in an office building located in Miramar, Florida (the “Building”), such Premises and Building being more particularly described in the Lease (except as otherwise defined herein, capitalized terms have the same meaning ascribed to them in the Lease); and;

     WHEREAS, Landlord and Tenant desire to amend the Lease on the terms and conditions of this Second Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1.     Recitals. The foregoing recitals are true and correct and are incorporated herein by reference.

     2.     Amendments to Lease. The Lease is hereby amended as follows:

(a) Item 1 of the Basic Terms is hereby amended, in its entirety, to read as follows:
“1. Premises: The entire rentable area of the Building (excluding Common Area), consisting of approximately 117,255 useable square feet and 128,447 rentable square feet. The Premises are depicted on Exhibit “B.” (See Section 1.1)”

(b) Item 4 of the Basic Terms is hereby amended, in its entirety, to read as follows:

	Annual Basic Rent per	Monthly Installment
	rentable square foot of	(subject to adjustment
Lease Year	the Premises	pursuant to Section 1.1)

1	$17.40	$186,248.15
2	$17.75	$189,994.52
3	$18.11	$193,847.93
4	$18.47	$197,701.34
5	$18.84	$201,661.79
6	$19.22	$205,729.28
7	$19.60	$209,796.77
8	$19.99	$213,971.29
9	$20.39	$218,252.86
10	$20.80	$222,641.47
11	$21.22	$227,137.11
12	$21.64	$231,632.76
13	$22.07	$236,235.44
14	$22.51	$240,945.16
15	$22.96	$245,761.93
	(See Section 2.1)

     *Note: The Basic Rent payable during the first Lease Year is subject to adjustment as provided in Section 2.1 hereof.

(c) Item 7 of the Basic Terms is hereby amended, in its entirety, to read as follows:
“7. Tenant Improvement Allowance: $24.38 per rentable square foot of the Premises, exclusive of Landlord’s Improvements, in accordance with Section 17.1.1 (See Section 17.9).”

(d) Item 8 of the Basic Terms is hereby amended, in its entirety, to read as follows:

“8.	Property Manager/
	Rent Payment Address:	Opus South Management Corporation
Attention: Director
4200 West Cypress Street, Suite 445
Tampa, Florida 33607
Telephone: (813) 876-1515
Facsimile: (813) 876-7955”

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(e) Item 6 of the Basic Terms is hereby amended, in its entirety, to read as follows:

“6. Initial Tenant’s Share of Operating Expenses Percentage: 100% (see Article III).”

(f) The next to last sentence of Section 1.1 is hereby amended, in its entirety, to read as follows:

“In the event that the rentable area of the Premises, as so determined, shall be more than 130,600 rentable square feet, for purposes of this Lease, the rentable area of the Premises shall nevertheless be determined not to exceed 130,600 rentable square feet; if the rentable area of the Premises, as so determined, shall be less than 120,000 rentable square feet, then within ten (10) Business Days following Tenant’s receipt of the binding determination of such rentable area, Tenant shall have the right by written notice to Landlord to terminate this Lease.”

(g) The first paragraph of Section 1.2.2 of the Lease is hereby amended, in its entirety, to read as follows:

“Landlord will (a) achieve by or before April 2, 2001 (the “Installation Delivery Date”), subject to extension for Force Majeure and Tenant Delay, the level of completion (the “Pre-Installation Completion”) of the Landlord’s Improvements and Tenant’s Improvements required so that Tenant may thereupon immediately commence the installation of the modular furniture contemplated by the Interior CDs (the “Modular Furniture”) and continuously and uninterruptedly pursue such installation to completion, and (b) achieve Substantial Completion of the Tenant’s Improvements and tender possession of the Premises to Tenant on or before the Delivery Date, subject to extension for Force Majeure and Tenant Delay. If (a) Landlord is unable to achieve Pre-Installation Completion and to permit Tenant to commence installation of the Modular Furniture on or before the Installation Delivery Date or (b) Landlord is unable to achieve Substantial Completion of the Tenant’s Improvements and tender possession of the Premises to Tenant on or before the Delivery Date, this Lease remains in full force and effect and Landlord is not liable to Tenant for any resulting loss or damage, subject however, to the terms of this Section 1.2.2. To the extent the date of Pre-Installation Completion does not occur on or before the Installation Delivery Date for reasons other than delays caused by Force Majeure or Tenant Delays (a “Pre-Installation Delay”) then the Substantial Completion Date shall be deemed postponed one day for each day of Pre-Installation Delay. To the extent the Substantial Completion Date does not occur on or before the Delivery Date for reasons other then delays caused by Force Majeure or Tenant Delays (a “Substantial Completion Delay”), then Tenant shall receive a credit against the first accruing payments of Basic Rent due hereunder in an amount equal to two (2) days per diem Basic Rent for each one (1) day after the Delivery Date until the Substantial Completion Date actually occurs.

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To the extent the Substantial Completion Date occurs later than the Delivery Date because of Tenant Delay, the Commencement Date shall be the date that the Substantial Completion Date would have occurred but for the Tenant Delay, and Tenant shall receive no credit against Basic Rent with respect to the days of Tenant Delay. To the extent that the Substantial Completion Date is delayed because of Tenant Delay, but nevertheless occurs on or before the Delivery Date, the Commencement Date shall be the Substantial Completion Date, and the Rent Commencement Date shall be the date fourteen (14) days after the Delivery Date, provided, however, Tenant shall pay Pre-Delivery Date Rent in accordance with Section 2.1 below. If a Pre-Installation Delay or a Substantial Completion Delay, as the case may be, is caused by Force Majeure, the Installation Delivery Date and the Delivery Date, as the case may be, shall be adjusted day-for-day for the period of existence of the Force Majeure, but Tenant shall receive no credit against Basic Rent therefor.”

(h) The last paragraph of Section 1.2.2 of the Lease is hereby amended, in its entirety, to read as follows:

“Tenant’s rent credit, Tenant’s termination rights, and Tenant’s right to reimbursement, as described in this Section 1.2.2, shall constitute Tenant’s sole and exclusive remedies in the event that Pre-Installation Completion does not occur on or before the Installation Delivery Date, and/or the Commencement Date does not occur on or before the Delivery Date, Outside Delivery Date or the Second Outside Delivery Date, as the case may be.”

(i) The second (2nd) and third (3rd) paragraphs of Section 2.1 of the Lease are hereby amended and deleted, in their entirety, and replaced with the following:

“Notwithstanding anything in this Lease to the contrary, the following provisions shall apply:

(a) For the period commencing on the Rent Commencement Date up to but not including the first (1st) anniversary of the Rent Commencement Date (the “Reduced Rent Period”), Tenant shall pay Basic Rent and Additional Rent for the third (3rd floor) of the Premises, consisting of approximately 44,267 rentable square feet; provided, however, if the Substantial Completion Date occurs before the Delivery Date, Tenant shall pay to Landlord all Additional Rent and fifty percent (50%) of Basic Rent for the third (3rd) floor of the Premises on a per diem basis, for each day of the period commencing on the Substantial Completion Date and ending on the day immediately preceding the Delivery Date (the “Pre-Delivery Date Rent”). In this event, from and after the Rent Commencement Date, Tenant will pay Basic Rent and Additional Rent for the third (3rd) floor of the Premises in accordance with this Section 2.1 as if the Substantial Completion Date for the third (3rd) floor of the Premises was the Delivery Date; that is, notwithstanding that the Substantial Completion Date for

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the third (3rd) floor shall have occurred prior to the Delivery Date and that Tenant shall have paid Pre-Delivery Date Rent to Landlord, Tenant shall have no liability whatsoever to pay Basic Rent or Additional Rent for the third (3rd) floor for the period from the Delivery Date to the Rent Commencement Date.

(b) For the period commencing on the fourteenth (14th) day after the Substantial Completion Date and ending on the last day of the Reduced Rent Period, Tenant shall pay to Landlord all Additional Rent and fifty percent (50%) of Basic Rent for the second (2nd) floor of the Premises, consisting of approximately 44,267 rentable square feet.

(c) Notwithstanding anything in this Lease to the contrary, during the Reduced Rent Period, Tenant shall pay no Basic Rent or Additional Rent for the first (1st) floor of the Premises; provided, however, if Tenant or any subtenant or assignee of Tenant shall occupy any portion of the first floor for the purpose of conducting business during the Reduced Rent Period, or if Tenant collects rent of any kind from any assignee or subtenant of Tenant, then commencing as of the Tenant’s or any subtenant’s or assignee’s occupancy (as the case may be) or the date rent shall commence under any sublease or assignment (as the case may be) of or for any such portion, Tenant shall pay only Additional Rent (including a pro rata portion of Tenant’s Share of Operating Expenses) allocable to such portion of the first floor.

(d) From and after the first (1st) anniversary of the Rent Commencement Date (i.e., the last day of the Reduced Rent Period), Tenant shall pay full Basic Rent and Additional Rent for the entire Premises in accordance with Item 4 of the Basic Terms of this Lease.”

(j) The first paragraph of Section 4.7 is hereby amended, in its entirety, to read as follows:

“Tenant shall be entitled to exclusive use of all parking in the parking area serving the Property (the “Parking Area”), as depicted on EXHIBIT “M” attached hereto and hereby made a part hereof (the “Site Plan”) and shall be entitled to selectively identify certain spaces within the Parking Area as reserved spaces or visitor spaces. The total number of parking spaces (including handicapped spaces) in the Parking Area is 824. All parking spaces shall be provided to Tenant at no charge throughout the Term of this Lease, including any Renewal Term. Landlord will provide handicapped parking spaces for the Building in accordance with applicable laws.”

(k) Subsection 17.3.6(a) is hereby amended, in its entirety to read as follows:

“(a) Design. By no later than October 26, 2000, Tenant shall have prepared Interior CDs for Landlord’s review and approval. The Interior CDs shall be in a form sufficient so that (i) all required building permits can be obtained, based

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upon submittal of the Interior CDs to the appropriate governmental authorities and (ii) upon the proper completion of (A) the Tenant’s Improvements and (B) installation of the Modular Furniture contemplated by the Interior CDs, a required certificate of occupancy can be issued by the governmental authorities having jurisdiction.”

(l) The following language is hereby added to the end of subsection 17.3.6(d):

“Promptly after Substantial Completion of the Tenant’s Improvements, Landlord shall assign to Tenant all building permits applicable to the Tenant’s Improvements (the “Permits”), to the extent the Permits are assignable. Other than as otherwise described in this subparagraph, and whether or not the Permits are assignable, Landlord shall have no obligations or liabilities whatsoever after the Substantial Completion Date relating to the Permits; provided, however, after the Substantial Completion Date, Landlord shall take no affirmative steps to terminate the Permits.”

(m) The first sentence of Section 17.9 is hereby amended, in its entirety, to read as follows:

“Landlord agrees to provide to Tenant (i) an allowance with respect to the preparation of the Plans, in the amount of $8,853.40 (the “Design Allowance”), and (ii) an allowance with respect to the construction of the Tenant’s Improvements in accordance with the Construction Price, in the amount of $3,131,349.00, calculated on the basis of $24.38 per rentable square foot (the “Tenant Improvement Allowance”).”

(n) Section 19.8 is amended, in its entirety, to read as follows:

“Landlord agrees that at least thirty (30) days prior to the Commencement Date, Landlord shall pay to Tenant a moving contribution in the amount of $2.96 per rentable square foot of the Premises (the “Moving Contribution”); such Moving Contribution shall be in addition to and not a part of the Tenant Improvement Allowance.

Landlord further agrees that by or before the Substantial Completion Date, Landlord shall pay to Tenant a lighting contribution in the amount of $1.00 per rentable square foot (i.e., $128,447.00) (the “Lighting Contribution”). To the extent that the cost of purchasing light fixtures within the Premises shall exceed the Lighting Contribution, Tenant shall be liable for the difference.”

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(o) The definition of “Substantial Completion” in Exhibit “A” is amended, in its entirety, to read as follows:
“ ‘Substantial Completion’ means the completion of the Landlord’s Improvements and the Tenant’s Improvements, as evidenced by the issuance by the City or other appropriate authority of a conditional or unconditional certificate of occupancy or similar document for the Premises (a “CO”), permitting Tenant’s occupancy for the Permitted Uses (or, if a CO has not been issued, completion of the Landlord’s Improvements and Tenant’s Improvements to that stage that a CO would have been issued only but for the failure of Tenant to have installed the Modular Furniture), including without limitation (i) the completion of all detail work that is the responsibility of Landlord (except for minor aesthetic items that, in the reasonable discretion of Tenant, do not impede the full use of the Premises and Common Areas for the Permitted Uses) and (ii) the completion of all Building Systems and components, including, without limitation, all mechanical, electrical and HVAC systems and the installation of elevators so that same shall be fully operational in the Building and the Premises (except for work being performed by Tenant), and Tenant can fully and completely occupy the Premises for its Permitted Uses (subject to the provisions of this paragraph relating to Tenant’s failure to install the Modular Furniture). Notwithstanding anything herein to the contrary, Substantial Completion shall not be deemed to have been achieved unless the Punch List shall reflect that less than five (5%) percent, in terms of cost, of the Tenant’s Improvements remain uncompleted, and Landlord shall have completed at least ninety-five (95%) percent, in terms of cost, of all Common Area improvements in the Building and Property that affect the Tenant, including, without limitation, Building lobby and parking lot, and entrances thereto, and corridors and restrooms (using finishes as prescribed by Tenant and in accordance with the terms of this Lease).”

(p) The following definition is hereby added to Exhibit “A”:

“ ‘Substantial Completion Date’ means the later of (x) the date as of which Landlord achieves Substantial Completion and delivers the Premises to Tenant and (y) the date thirty-one (31) days following the Installation Delivery Date.”

(q) The definition of “Tenant Delay” in Exhibit “A” attached to the Lease is hereby amended, in its entirety, to read as follow:

“ ‘Tenant Delay’ or ‘Tenant Delays’ means any delay(s) caused or contributed to by Tenant, including, without limitation, any delay(s) expressly deemed as Tenant Delay or Tenant Delays in this Lease, provided, however, that any delay in the issuance of a CO as a consequence of Tenant’s failure to install the Modular Furniture in accordance with the Interior CDs shall not constitute a Tenant Delay.”

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(r) The definition of “Tenant’s Improvements” in Exhibit “A” attached to the Lease is hereby amended, in its entirety, to read as follow:

“ ‘Tenant’s Improvements’ means all initial improvements to the Premises (other than Landlord’s Improvements) to be designed, constructed and/or installed by Landlord and paid for by Tenant, subject to the Design Allowance and the Improvement Allowance; provided, however, the term “Tenant’s Improvements’ does not include the Modular Furniture, which is expressly deemed a part of the FFE to be installed by Tenant as described in Section 17.6 (Tenant’s Installations).”

(s) Landlord and Tenant acknowledge and agree that Exhibit “B” attached to the Lease is hereby deleted and that the Exhibit “B” attached hereto is inserted in lieu thereof and incorporated by reference herein.

(t) Landlord and Tenant acknowledge and agree that Exhibit “H” attached to the Lease is deleted and that the Exhibit “H” attached hereto is inserted in lieu thereof and incorporated herein by reference as the correct legal description of the Land.

(u) The following provision is hereby deleted from Page 2 of Exhibit “I” (Landlord’s Improvements):

“Ceiling lighting: 2’ x 4’ (3) lamp F32/T8 with energy-saving electronic ballasts, Parabolic 18-cell light fixtures, 277 volts (palletized for 1/80 RSF).”

(v) The following sections of the Lease are hereby terminated, deleted and of no further force or effect: Section 19.1 (Option to Expand), Section 19.2 (Right of Notice) and Section 19.4 (Acceleration of Expiration Date by Tenant).

     3.     Ratification. Except as expressly modified herein, the Lease will remain in full force and effect, and the terms thereof are hereby ratified and confirmed.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment, on the day and year first above written.

Signed, sealed and delivered in the presence of:	MIRAMAR 75, L.L.C., a Delaware limited liability company

/s/ JAN WHITIS

Name: JAN WHITIS
(Type or Print Name)	By: /s/ NEIL J. RAUENHORST

/s/ LORRAINE K. EATMAN	Name: NEIL J. RAUENHORST
Title: PRESIDENT
Name: LORRAINE K. EATMAN
(Type or Print Name)	“LANDLORD”

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ROYAL CARIBBEAN CRUISES, LTD.,
/s/ RUSS BOGUE	a Liberian corporation

Name: RUSS BOGUE
(Type or Print Name)
By: /s/ JACK L. WILLIAMS

/s/ THOMAS F. MURRILL	Name: JACK L. WILLIAMS
Title: PRESIDENT
Name: THOMAS F. MURRILL
(Type or Print Name)	“TENANT”

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EXHIBIT B

IMAGES OF FLOOR PLANS

EXHIBIT H

A PARCEL OF LAND BEING A PORTION OF PARCEL “A” TRAMMELL CROW INDUSTRIAL CENTER, ACCORDING TO THE PLAT THEREOF RECORDED IN PLAY BOOK 166, PAGE 18, OF THE PUBLIC REOCRDS OF BROWARD COUNTY, FLORIDA; SAID PARCEL BEING PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT THE SOUTHWEST CORNER OF SAID PARCEL “A”;

THENCE N.01(Degree)46’ 15” W., A DISTANCE OF 1.56 FEET;

THENCE N.01(Degree)47’30“W., ALONG THE WEST LINE OF SAID PARCEL “A” A DISTANCE OF 526.22 FEET TO THE WESTERLY CORNER OF SAID PARCEL “A”, SAID CORNER ALSO BEING A POINT OF INTERSECTION WITH THE EAST LINE OF PARCEL “H-2” AND THE SOUTHEASTERLY LINE OF PARCEL “G-1”;

THENCE N. 38(0)22’28“E., A DISTANCE OF 69.53 FEET TO A POINT OF CURVATURE OF A TANGENT CURVE CONCAVE TO THE NORTHWEST;

THENCE NORTHEASTERLY ALONG THE ARC OF SAID CURVE TO THE LEFT, HAVING: A RADIUS OF 7974.44 FEET, A CENTRAL ANGLE OF 02(0)38’44” FOR AN ARC DISTANCE OF 368.19 FFET TO THE POINT OF BEGINNING;

THENCE CONTINUE NORTHEASTERLY, ALONG THE ARC OF SAID CURVE TO THE LEFT, HAVING: A RADIUS OF 7974.44 FEET, A CENTRAL ANGLE OF 03(0) 08’35” FOR AN ARC DISTANCE OF 437.45 FEET TO THE NORTHWEST CORNER OF SAID PARCEL “A” (THE LAST THREE COURSES BEING COINCIDENT WITH THE NORTHWEST LINE OF SAID PARCEL “A”);

THENCE N 89(0)42’16“E. ALONG THE NORTH LINE OF SAID PARCEL “A” A DISTANCE OF 815.75 FEET;

THENCE S 34(0)09’27” W., A DISTANCE OF 917.40 FEET;

THENCE N 54(0)16’ 00“W., A DISTANCE OF 872.91 FEET TO THE POINT OF BEGINNING.

TOGETHER WITH

EASEMENTS FOR THE BENEFIT OF THE ABOVE-DESCRIBED PARCEL AS CREATED BY DECLARATION OF EASEMENTS AND RESTRICTIVE COVENANTS, DATED AS OF JUNE 1, 2000, AND FILED ON JUNE 9, 2000, IN OFFICIAL RECORDS BOOK 30573, AT PAGE 0216, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA, FOR THE PURPOSES DESCRIBED THEREIN OVER, UNDER AND ACROSS THE LAND DESCRIBED IN SAID DOCUMENT (LESS AND EXCEPT ANY LANDS DESCRIBED IN THE ABOVE-DESCRIBED PARCEL). SUBJECT TO THE TERMS, PROVISIONS AND CONDITIONS SET FORTH IN SAID INSTRUMENT.

SAID LANDS SITUATE WITHIN THE CITY OF MIRAMAR, BROWARD COUNTY, FLORIDA

EXHIBIT M

IMAGE OF SITE PLAN

THIRD AMENDMENT TO MULTITENANT OFFICE LEASE AGREEMENT

     THIS THIRD AMENDMENT TO MULTITENANT OFFICE LEASE AGREEMENT (the “Third Amendment”), is dated as of October 11, 2001, by and between MIRAMAR 75, L.L.C., a Delaware limited liability company (“Landlord”) and ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation (“Tenant”).

W I T N E S S E T H:

     WHEREAS, Landlord and Tenant entered into that certain Multitenant Office Lease Agreement dated May 3, 2000 (the “Original Lease”), as amended by that certain First Amendment to Multitenant Office Lease Agreement dated June 1, 2000 (the “First Amendment”) and that certain Second Amendment to Multitenant Office Lease Agreement dated November 20, 2000 (the “Second Amendment”)(the Original Lease, First Amendment, and Second Amendment are, collectively, the “Lease”), which Lease is for certain premises (the “Premises”) in an office building located in Miramar, Florida (the “Building”), which Premises and Building are more particularly described in the Lease; and

     WHEREAS, Landlord and Tenant desire to amend the Lease on the terms and conditions of this Third Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1.     Recitals. The foregoing recitals are true and correct and are incorporated herein by reference. Except as otherwise defined herein, capitalized terms have the same meaning ascribed to them in the Lease.

     2.     Amendments to Lease. The Lease is hereby amended as follows:

(a) Item 1 of the Basic Terms of the Original Lease, as amended in the Second Amendment, is hereby amended, in its entirety, to read as follows:

“1.	Premises:	The entire rentable area of the Building (excluding Common Area), consisting of approximately 128,540 useable square feet and 128,540 rentable square feet. The Premises are depicted on Exhibit ‘B’.”

(b) Item 4 of the Basic Terms of the Original Lease, as amended in the Second Amendment, is hereby amended, in its entirety, to read as follows:

	Annual Basic Rent per
	rentable square foot of
“Lease Year	the Premises	Monthly Installment

1	$17.40	$186,383.00
2	$17.75	$190,132.08
3	$18.11	$193,988.28
4	$18.47	$197,844.48
5	$18.84	$201,807.80
6	$19.22	$205,878.23
7	$19.60	$209,948.67
8	$19.99	$214,126.22
9	$20.39	$218,410.88
10	$20.80	$222,802.67
11	$21.22	$227,301.57
12	$21.64	$231,800.47
13	$22.07	$236,406.48
14	$22.51	$241,119.62
15	$22.96	$245,939.87

(See Section 2.1, as amended)

*Note: The Basic Rent payable during the first Lease Year is subject to adjustment as provided in Section 2.1 hereof, as amended.”

(c) Item 7 of the Basic Terms of the Original Lease, as amended in the Second Amendment, is hereby amended, in its entirety, to read as follows:

“7.	Tenant Improvement Allowance:	$3,133,805.20 exclusive of Landlord’s Improvements, in accordance with Section 17.2.1 (See Section 17.9, as amended).”

(d) Section 1.1 of the Original Lease, as amended in the Second Amendment, is hereby amended, in its entirety, to read as follows:

“1.1 Premises

In consideration of the mutual covenants this Lease describes and other good and valuable consideration, Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, upon and subject to the terms, covenants and conditions set forth in this Lease.”

(e) Section 1.2.7(a) of the Original Lease is hereby amended, in its entirety, to read as follows:

“(a) Provided that this Lease shall be in full force and effect and no Event of Default by Tenant exists which has not been remedied within the cure period in this Lease, Landlord shall pay to Tenant the following refurbishment allowances, at the following times:

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(i) No later than the last day of Lease Year five, a refurbishment allowance of $257,514.00 (the “Year Five Allowance”);

(ii) No later than the last day of Lease Year ten, a refurbishment allowance of $600,866.00 (the “Year Ten Allowance”) (the Year Ten Allowance, together with the Year Five Allowance, collectively the “Initial Term Allowances”).

Tenant shall be entitled to retain any portion of the Initial Term Allowances not utilized in the refurbishment of the Premises.”

(f) Section 2.1 of the Original Lease, as amended in the Second Amendment, is hereby amended and deleted, in its entirety, and replaced with the following:

“Tenant will pay Basic Rent in monthly installments to Landlord, in advance, without offset or deduction (except as specifically provided for in this Lease), commencing on the Rent Commencement Date and continuing on the first day of each and every calendar month after the Rent Commencement Date during the Term. Tenant will make all Basic Rent payments to Property Manager at the address specified in the Basic Terms or at such other place or in such other manner as Landlord may from time to time designate in writing. Tenant will make all Basic Rent payments without Landlord’s previous demand, invoice or notice for payment. Landlord and Tenant will prorate, on a per diem basis, Basic Rent for any partial month within the Term.

Notwithstanding anything in this Lease to the contrary, the following provisions shall apply:

(a) For the period commencing on the Rent Commencement Date up to but not including the first (1st) anniversary of the Rent Commencement Date (the “Reduced Rent Period”), Tenant shall pay Basic Rent and Additional Rent for the third (3rd floor) of the Premises, consisting of approximately 42,866 rentable square feet.

(b) During the Reduced Rent Period, Tenant shall also pay to Landlord all Additional Rent and fifty percent (50%) of Basic Rent for the second (2nd) floor of the Premises, consisting of approximately 42,972 rentable square feet.

(c) Notwithstanding anything in this Lease to the contrary, during the Reduced Rent Period, Tenant shall pay no Basic Rent or Additional Rent for the first (1st) floor of the Premises; provided, however, if Tenant or any subtenant or assignee of Tenant shall occupy any portion of the first floor for the purpose of conducting business during the Reduced Rent Period, or if Tenant collects rent of any kind from any assignee or subtenant of Tenant, then commencing as of the Tenant’s or any subtenant’s or assignee’s occupancy (as the case may be) or the date rent shall commence under any sublease or assignment (as the case may be) of or for any such portion, Tenant shall pay only Additional Rent (including a pro rata portion of Tenant’s Share of Operating Expenses) allocable to such portion of the first floor.

(d) From and after the first (1st) anniversary of the Rent Commencement Date (i.e., the last day of the Reduced Rent Period), Tenant shall pay full Basic Rent and Additional Rent for the entire Premises in accordance with Item 4 of the Basic Terms of this Lease, as amended.”

(g) Section 13.1.3 of the Original Lease is hereby amended, in its entirety, to read as follows:

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“13.1.3 Additional Provision Regarding Assignment

Notwithstanding the provisions of this Article 13 to the contrary, in the event Tenant should assign its interest in the Lease to a “Credit Quality Tenant” as hereinafter defined, and at the time of such assignment, this Lease shall be in full force and effect and there does not then exist any Event of Default on the part of Tenant in the performance of any of the terms, covenants and conditions herein contained which has not been remedied within the cure period as contained in this Lease, and Tenant has otherwise complied with the requirements of this Article 13, then upon the assignment of this Lease to a Credit Quality Tenant, Landlord shall, by or before the effective date of such assignment, deliver to Tenant, in writing, a release from any liabilities or obligations under this Lease which arise out of or relate to the portion of the Term following the effective date of such assignment. For the purposes of this Section, the term “Credit Quality Tenant” shall mean an entity qualified to do business in the State of Florida with a tangible net worth of $425 million or more, as measured in accordance with generally accepted accounting principles, and a credit rating of not less than BBB from Standard Poors Rating Services or not less than Baa2 from Moody’s. For purposes of this Section, Tenant will be deemed to have assigned its interest to a “Credit Quality Tenant” if a leasehold mortgagee of Tenant succeeds to Tenant’s leasehold interest by operation of law following foreclosure of a leasehold mortgage, but only so long as the successor tenant (i.e., the leasehold mortgagee) otherwise meets the criteria for a “Credit Quality Tenant” described above.”

(h) The first sentence of Section 17.9 of the Original Lease, as amended in the Second Amendment, is hereby amended, in its entirety, to read as follows:

“Landlord agrees to provide to Tenant (i) an allowance with respect to the preparation of the Plans, in the amount of $8,853.40 (the “Design Allowance”), which Design Allowance has already been paid to Tenant, and (ii) an allowance with respect to the construction of the Tenant’s Improvements in accordance with the Construction Price, in the amount of $3,133,805.20 (the “Tenant Improvement Allowance”).”

(i) The fourth sentence of Section 17.9 of the Original Lease, as amended in the Second Amendment, is hereby amended, in its entirety, to read as follows:

“To the extent the Construction Price shall be less than the Tenant Improvement Allowance, Tenant shall be entitled to a credit against Base Rent and Additional Rent in the amount of such savings (the “Tenant Improvement Allowance Savings”).”

(j) Section 19.8 of the Original Lease, as amended in the Second Amendment, is amended, in its entirety, to read as follows:

“Tenant shall be entitled to a moving contribution from Landlord in the amount of $380,478.40 (the “Moving Contribution”); such Moving Contribution shall be in addition to and not a part of the Tenant Improvement Allowance.

Tenant shall also be entitled to a lighting contribution from Landlord in the amount $128,532.00 (the “Lighting Contribution”).”

Landlord and Tenant acknowledge and agree that Landlord shall not be obligated to pay the Moving Contribution and Lighting Contribution directly to Tenant, but rather Landlord and Tenant agree that Tenant shall be entitled to a credit against Base Rent and Additional Rent in the aggregate amount (the “Tenant’s Rent

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Credit”) of the Moving Contribution, Lighting Contribution, and Tenant Improvement Allowance Savings, as provided in Section 17.9 of the Lease.

(k) Tenant acknowledges that it has elected not to purchase the Property pursuant to its Right of Initial Offer in Section 19.11 of the Original Lease, and Landlord and Tenant agree that Section 19.11 of the Original Lease is hereby deleted and of no further force and effect.

     3.     Construction Provisions; Tenant’s Rent Credit. Pursuant to the Lease, Tenant is entitled to a total of $3,642,815.60 of Tenant allowances and contributions under the Lease (the “Total Allowance”), which Total Allowance has been calculated by adding the Tenant Improvement Allowance of $3,133,805.20, the Lighting Contribution of $128,532.00, and the Moving Contribution of $380,478.40. Landlord and Tenant agree that the current estimated Construction Price to complete construction of the Tenant’s Improvements (including, without limitation, the costs of purchasing light fixtures and the costs of any Change Orders approved by Landlord) as of the date hereof to be applied by Landlord against the Total Allowance is $2,919,569.00 (the “Estimated Total Construction Price”). Based on the Estimated Total Construction Price, Tenant and Landlord agree that Tenant’s Rent Credit would be $723,246.60, subject to reconciliation between Landlord and Tenant as described in the following paragraph. From and after the Rent Commencement Date (i.e., May 17, 2001), Landlord has been sending, and will continue to send, to Tenant a monthly notice stating that Landlord is applying Tenant’s Rent Credit toward Tenant’s first due Rent obligations under the Lease and showing the then current uncredited balance of Tenant’s Rent Credit, as currently estimated. Landlord and Tenant acknowledge and agree that Landlord has been applying, and will continue to apply, the Tenant’s Rent Credit against Tenant’s Rent obligations until the Tenant’s Rent Credit has been exhausted.

     Notwithstanding anything in the Lease (including Section 17.9, as amended) to the contrary, to the extent that the actual Construction Price to complete construction of the Tenant’s Improvements (including, without limitation, the costs of purchasing light fixtures and the costs of any Change Orders approved by Landlord)(the “Actual Total Construction Price”) shall exceed the Estimated Total Construction Price, Tenant’s Rent Credit shall be reduced accordingly. To the extent the Actual Total Construction Price shall be less than the Estimated Total Construction Price, the Tenant’s Rent Credit shall be increased accordingly.

     4.     Confirmation of Third Floor Occupancy. Once Tenant has occupied and commenced business operations in the portions of the Premises located on the third (3rd) floor of the Building (the “Third Floor”), Tenant shall, within five (5) Business Days after Landlord’s request, provide Landlord with a written notice to Landlord confirming that Tenant has occupied and commenced business operations on the Third Floor.

     5.     Ratification. Except as expressly modified herein, the Lease will remain in full force and effect, and the terms thereof are hereby ratified and confirmed.

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment, on the day and year first above written.

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Signed, sealed and delivered in the presence of:	MIRAMAR 75, L.L.C., a Delaware limited liability company

/s/ RON CAREY	By:	/s/ NEIL J. RAUENHORST

Name: RON CAREY		Neil J. Rauenhorst, President and CEO
(Type or Print Name)

/s/ JAN WHITIS

Name: JAN WHITIS
(Type or Print Name)

“LANDLORD”

ROYAL CARIBBEAN CRUISES, LTD., a Liberian corporation

/s/ THOMAS F. MURRILL	By:/s/ JACK L. WILLIAMS

Name: THOMAS F. MURRILL	Name: JACK L. WILLIAMS
(Type or Print Name)	Title: PRESIDENT

/s/ GRACE BAEZ

Name: GRACE BAEZ
(Type or Print Name)	“TENANT”

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FOURTH AMENDMENT TO MULTI-TENANT OFFICE LEASE AGREEMENT

     This Fourth Amendment to Multi-Tenant Office Lease Agreement (the “Fourth Amendment”), is entered into as of September 25, 2003, by and between Opus Real Estate National IV FL, L.L.C., formerly known as Miramar 75, L.L.C., a Delaware limited liability company (“Landlord”) and Royal Caribbean Cruises Ltd., a Liberian corporation (“Tenant”).

RECITALS:

     A.     Landlord and Tenant entered into that certain Multi-Tenant Office Lease Agreement, dated May 3, 2000, as amended by that certain First Amendment to Multi-Tenant Office Agreement, dated June 1, 2000, that certain Second Amendment to Multi-Tenant Office Lease Agreement, dated November 20, 2000, and that certain Third Amendment to Multi-Tenant Office Lease Agreement, dated as of October 11, 2001 (collectively, the “Lease”), which Lease is for certain premises (the “Premises”) located in an office building in Miramar, Florida (the “Building”), which Premises and Building are more particularly described in the Lease; and

     B.     Landlord and Tenant desire to amend the Lease on the terms and conditions of this Fourth Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

TERMS:

     1.     Recitals. The foregoing Recitals are true and correct and are hereby incorporated herein by reference. Except as otherwise defined herein, all capitalized terms shall have the same meanings ascribed to them in the Lease.

     2.     Amendments to Lease. The Lease is hereby amended as follows:

(a) The following is hereby added to Section 1.2.6(c) of the Lease:

“14. The allocation of management and maintenance and repair responsibilities in this Lease and in leases for comparable premises.”

(b) Section 2.4 of the Lease is hereby amended in its entirety to read as follows:

     “2.4 Tax on Rent.

Tenant shall pay, also as Additional Rent, any sales tax or excise tax on Rents (excluding sales tax on any component of Operating Expenses or other charges, fees or expenses payable by Tenant under this Lease on which sales tax is not due according to the state’s Department of Revenue), gross receipts or other tax (however described excluding any inheritance, estate, succession, transfer, gift taxes, or income taxes imposed upon Landlord), which is levied or assessed by the United States of America or the state or any political subdivision thereof, against Landlord in respect to the Basic Rent, Additional Rent, or other charges reserved under this Lease or as a result of Landlord’s receipt of such rents or other charges accruing under this Lease. Landlord shall take all reasonable administrative measures (including itemization of any component of Operating Expenses which may be exempt) under applicable laws or regulations which may be required to be observed or performed in order to avoid incurring sales tax on any component of Operating Expenses or other charges, fees or expenses (other than Basic Rent) payable by Tenant under this Lease.”

(c) Section 3.3 of the Lease is hereby amended to add the following:

“In addition to Tenant’s Share of Operating Expenses, as Operating Expenses are defined in Exhibit “A”, Tenant shall pay to Landlord each month throughout the Term hereof, together with each monthly installment of Tenant’s Share of Operating Expenses, a monthly property management fee (the “Property Management Fee”), in the amount of Five Thousand Dollars ($5,000.00), provided, however, that such Monthly Property Management Fee shall be adjusted on the commencement date of each Lease Year, commencing June 1, 2004, by multiplying the Monthly Property Management Fee for the prior Lease Year by a fraction, the numerator of which shall be the Index (as defined below) published for the third (3rd) calendar month prior to the commencement date of such Lease Year and the denominator of which shall be the Index published for the third (3rd) calendar month prior to the commencement date of the immediately preceding Lease Year. As used herein, the term “Index” shall mean the Consumer Price Index for All Urban Consumers (All Items) as published by the United States Department of Labor, Bureau of Labor Statistics for the Miami-Fort Lauderdale Area (1982-1984=100). Notwithstanding the foregoing, the Monthly Property Management Fee for any Lease Year shall not exceed one hundred four percent

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(104%) of the Monthly Property Management Fee for the preceding Lease Year.”

(d) Section 3.7 of the Lease is hereby amended by deleting therefrom the third (3rd) sentence in its entirety.

(e) Section 3.8 of the Lease is hereby amended in its entirety to read as follows:

     “3.8 Property Taxes.

(a) Tenant covenants and agrees to pay during the Term directly to the applicable authority, before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, all Property Taxes which at any time during the Term may be assessed, levied, confirmed, imposed upon or become a lien on the Property to the extent such Property Taxes pertain to and are allocable to the Term. Within ten (10) business days after receipt thereof, Landlord shall furnish to Tenant any bill or statement for Property Taxes from the applicable governmental authority. Tenant shall have the right to take advantage of all applicable discounts for early payment of Property Taxes. If any assessments included with the Property Taxes are payable or, at the option of the taxpayer, may be paid, in installments, Tenant may pay the same in installments as the same respectively become payable and before any fine, penalty, interest or cost may be added thereto for the non-payment of any installment. With respect to the calendar year in which the Term commences and the calendar year in which the Term expires, Tenant shall be responsible only for the prorated portion of the Property Taxes for such year or for such calendar year falling within the Term. Notwithstanding anything contained herein to the contrary, if title to the Property shall be conveyed more than five (5) times during the Initial Term, then to the extent such fifth (5th) conveyance of the Property shall cause the Property Tax assessment of the value of the Property to be increased, Tenant’s liability for Property Taxes shall thereafter be calculated using the assessed value of the Property stated in the Property Tax assessment for the year in which the sixth (6th) conveyance of the Property occurs. Tenant shall continue to be liable for any increase in the millage rate and rate of taxes levied. Further, this provision shall not apply with respect to any conveyance made during any Renewal Term. To the extent Tenant’s liability for Property Taxes shall be limited as hereinabove provided, Landlord shall be responsible for paying all Property Taxes in excess of Tenant’s liability therefor, as so limited.

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(b) Tenant shall have the right at its own expense to contest the amount or validity, in whole or in part, of any Property Taxes, by appropriate proceeding diligently conducted in good faith, in which event, Tenant may postpone or defer payment of such Property Taxes if (a) neither the Premises nor any portion thereof would, by reason of such postponement or deferment, be in danger of being forfeited or lost, and (b) Tenant shall have deposited with Landlord cash or a letter of credit issued by a national bank or federal savings and loan association in the amount of the Property Taxes so contested and unpaid, together with all interest and penalties which may accrue in Landlord’s reasonable judgment in connection therewith. If, during the continuance of such proceedings, Landlord shall, from time to time, reasonably deem the amount deposited, as aforesaid, insufficient, Tenant shall, upon demand of Landlord, make additional deposits of such additional sums of money or such additional certificates of deposit, or letters of credit as Landlord may reasonably request. Upon failure of Tenant to make such additional deposits, the amount theretofore deposited may be applied by Landlord to the payment, removal and discharge of such Property Taxes, and the interest, fines and penalties in connection therewith, and any costs, fees (including attorney’s fees) and other liability (including costs incurred by Landlord) accruing in any such proceedings. Upon the termination or final determination of any such proceedings, Tenant shall pay the amount of such Property Taxes or part thereof, if any, as finally determined in such proceeding, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, including attorneys’ fees, interest, penalties and fines in connection therewith, and upon such payment Landlord shall return all amounts or certificates or letters of credit deposited with it with respect to the contest of such Property Taxes, as aforesaid, or, at the written direction of Tenant, Landlord shall make such payment out of the funds on deposit with Landlord or by drawing upon such letters of credit and the balance, if any, shall be returned to Tenant. Tenant shall be entitled to the refund of any Property Taxes, penalty, fine and/or interest thereon which may have been paid by Tenant prior thereto. Landlord shall not be required to join in any proceedings referred to in this section, unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event, Landlord shall join in such proceedings or permit the same to be brought in the name of Landlord, in which event Landlord shall join in such proceedings to permit the same to be brought in Landlord’s name, upon Tenant’s compliance with such conditions as Landlord may

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reasonably require, and provided Landlord shall not have any liability for any costs or fees, including attorneys’ fees, costs and expenses, in connection with any such proceedings. During the time when any such cash or certificate of deposit is on deposit with Landlord, and prior to the time when the same is returned to Tenant or applied against the payment, removal or discharge of Property Taxes, as above provided, Tenant shall be entitled to receive all interest paid thereon.

(c) At Landlord’s written demand after any Event of Default and for as long as such Event of Default is uncured, Tenant shall pay to Landlord the known or reasonably estimated yearly Property Taxes payable with respect to the Premises in monthly payments equal to one-twelfth of the known or reasonably estimated yearly Property Taxes next payable with respect to the Premises. From time to time Landlord may reasonably reestimate the amount of Property Taxes, and in such event Landlord shall notify Tenant, in writing, of such reestimate and fix future monthly installments for the remaining period prior to the next Property Tax due date in an amount sufficient to pay the reestimated amount over the balance of such period after giving credit for payments made by Tenant on the previous estimate. In the event that as of date as of which Tenant shall elect to pay Property Taxes in accordance with Section 3.8(a), above, the event of default that shall have been the occasion for Landlord’s demand for the monthly escrow of estimated Property Taxes with Landlord shall remain uncured, then Tenant shall deliver to Landlord the balance of the sums which, together with the sums previously escrowed with Landlord, shall be sufficient to pay the Property Taxes, assuming payment thereof as of the date five (5) business days following Landlord’s receipt thereof from Tenant, and thereupon Landlord shall be responsible to pay such Property Taxes and Tenant shall have no further liability therefor. In the event that the event of default that shall have been the occasion of Landlord’s demand for the monthly escrow of estimated Property Taxes with Landlord shall have been cured, then, within five (5) business days following request therefor from Tenant, Landlord shall, as the case may be, return the letter(s) of credit or pay to Tenant the entire amount of the cash sums or certificates of deposit theretofor escrowed with Landlord for Property Taxes, together with interest thereon. If the total monthly payments made by Tenant pursuant to this paragraph shall exceed the amount of payments necessary for said Property Taxes, such excess shall be credited on subsequent monthly payments of the same nature; or if the Lease shall theretofore have expired or terminated, paid to Tenant within thirty (30) days following such expiration or termination, but if the

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total of such monthly payments so made under this paragraph shall be insufficient to pay such Property Taxes when due, then Tenant shall pay to Landlord such amount as may be necessary to make up the deficiency, within thirty (30) days following notice thereof from Landlord.

(d) In addition to the right of Tenant under this Section to contest the amount or validity of Property Taxes, Landlord shall also have the right, but not the obligation, to contest the amount or validity, in whole or in part, of any Property Taxes not contested by Tenant, by appropriate proceedings conducted in the name of Landlord or in the name of Landlord and Tenant. If Landlord elects to contest the amount or validity, in whole or in part, of any Property Taxes, such contests by Landlord shall be at Landlord’s expense, provided, however, that if the amounts payable by Tenant for Property Taxes are reduced (or if a proposed increase in such amounts is avoided or reduced) by reason of Landlord’s contest of Property Taxes, Tenant shall reimburse Landlord for costs incurred by Landlord in contesting Property Taxes, but such reimbursements shall not be in excess of the amount saved by Tenant by reason of Landlord’s actions in contesting such Property Taxes. With respect to the Property Taxes for the year which are the subject of such protest, Tenant shall be entitled to the refund of any Property Taxes or estimated amounts therefor, and all penalties, fines and/or interest thereon which may have been paid by Tenant prior thereto.

(f) The last sentence of Section 3.9(a) is hereby deleted in its entirety and replaced with the following:

“As used herein, the term “Controllable Operating Expenses” shall mean all Operating Expenses other than costs and expenses for insurance and capital costs permitted to be included in Operating Expenses as provided in the definition of Operating Expenses as provided in this Lease.”

(g) Section 3.9(c) of the Lease is hereby deleted in its entirety.

(h) Section 3.10 of the Lease is hereby deleted in its entirety.

(i) Article 6 of the Lease is hereby deleted in its entirety and replaced with the following:

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"ARTICLE 6.
UTILITIES AND SERVICES

6.1 Payment of Utilities. Tenant will pay, when due, all charges of every nature, kind or description for utilities furnished to the Premises or chargeable against the Premises, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services.

6.2 Additional Charges. In the event that any charge or fee is required by the state in which the Premises are located, or by any agency, subdivision, or instrumentality thereof, or by any utility company furnishing services or utilities to the Premises, as a condition precedent to furnishing or continuing to furnish utilities to the Premises, such charge or fee shall be deemed to be a utility charge payable by Tenant. The provisions of this Section 6.2 shall include, but not be limited to, any charges or fees for present or future water or sewer capacity to serve the Premises, any charges for the underground installation of gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary to provide the Premises with adequate utility services.”

6.3 Landlord warrants and represents to Tenant that Landlord has furnished to the Building, and, as of the date of the Fourth Amendment, the Building continues to be serviced by the following services (the “Building Services”):

6.3.1 Electrical Energy. The Premises are served by electrical energy at a minimum of 9.0 watts per rentable square foot, connectable load, for lighting and for operating office machines for general office use. Electrical energy is sufficient for Tenant to operate personal computers and other equipment of similar low electrical consumption, but is not sufficient for lighting in excess of two (2) watts per square foot installed or for electrical convenience outlets in excess of six (6) watts per square foot installed; provided, however, there is one (1) spare watt available for use for lighting or electrical convenience outlets at Tenant’s discretion. Tenant will not use any equipment requiring electrical energy in excess of the electrical energy actually furnished to the Premises unless Tenant shall pay all costs of installing the equipment and facilities as necessary to furnish such excess energy.

6.3.2 Heating, Ventilation and Air Conditioning. The Premises are served by heating, ventilation and air conditioning, pursuant to the HVAC specifications described as a part of the Landlord’s Improvements. There are not less than four (4) separate HVAC zones per floor, each capable of being operated individually, in

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accordance with the HVAC specifications. Notwithstanding anything in this Lease to the contrary, Tenant, at its sole cost and expense shall have the right to install adequate supplemental air conditioning units (“Supplemental AC Systems”) in portions of the Premises, as Tenant deems necessary in its sole discretion.

6.3.3 Telecom and Data Systems. The Premises are served by the following telecom and data systems at the Building: (i) dual fiber optic routes into the Building, (ii) dual control office feeds, and (iii) one copper feed into the Building, all as more particularly described as a part of Landlord’s Improvements.

6.3.4 Security. The Premises are served by a controlled access security system to reasonably control access to the main entry as well as other points of ingress or egress to Building and parking areas with the specifications more particularly set forth as a part of Landlord’s Improvements. Landlord has additionally constructed (a) a security desk in the reception area of the first floor lobby of the Building, to Tenant’s reasonable specifications and (b) security cameras and a central monitoring station in the reception area of the first floor lobby area, the cost of which cameras and monitoring station shall be amortized over the useful life thereof, and the annual amortized costs shall be included in Operating Expenses.

6.3.5 Life Safety Systems. The Premises are served by a building life safety system, which is more particularly described as a part of Landlord’s Improvements.

6.4 Other Provisions Relating to Services. Subject to the limitations set forth below, no interruption in, or temporary stoppage of any of the services this Article 6 describes is to be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, nor does any interruption or stoppage relieve Tenant from any obligation this Lease describes, render Landlord liable for damages or entitle Tenant to any rent abatement.

Notwithstanding the foregoing, if Tenant’s business operations in all or any portion of the Premises are interrupted or discontinued and Tenant substantially ceases all usual or customary business operations in such portion of the Premises as a result of interruption or stoppage in the Building Services to the Premises or such portion thereof, to the extent that such interruption, discontinuation and cessation is due to Landlord’s failure to perform its repair or maintenance obligations under Section 7.1, below (“Landlord’s Interruption of Services”) and such Landlord’s Interruption of Services continues, after written notice to Landlord, for more than twenty (20) days as a result of Force Majeure or

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more than seven (7) days as a result of any event which is not an event of Force Majeure, without being cured, then all rent due hereunder shall abate with respect to such portion of the Premises in which any of such Building Services have been so interrupted or discontinued, beginning with the date such Building Services were interrupted or discontinued and continuing until the earlier of such time as such Building Services are restored or Tenant elects to continue substantial business operations within such portions of the Premises; provided, however, if any such interruption in Building Services due to a Landlord’s Interruption of Services shall cause Tenant to cease business operations in its computer operations center, then, all Rent due hereunder with respect to the remainder of the Premises shall abate, but only to the extent that such remainder is rendered unusable for Tenant’s business operations because of Tenant’s inability to utilize its computer operations center.

If Tenant substantially ceases all usual or customary business operations in its computer operations center and/or twenty-five percent (25%) or more of the Premises, because of any such interruption or discontinuance of any of the Building Services, due to a Landlord’s Interruption of Services, and the interruption, discontinuance or cessation of Tenant’s usual and customary business operations because of the Landlord’s Interruption of Services continues for a period of more than forty-five (45) days after the above-described written notice to Landlord as a result of a Site-Specific Force Majeure, for a period of more than one hundred eighty (180) days after the above-described written notice to Landlord as a result of an Area-Wide Force Majeure, or for a period of more than thirty (30) days after written notice to Landlord as a result of any event which is not an event of Force Majeure, then Tenant shall have the right at any time thereafter to terminate this Lease by written notice to Landlord delivered to Landlord at any time prior to the date as of which such Building Services are materially restored.

During any time period when Tenant’s business operations in all or any portion of the Premises are interrupted or discontinued as a result of a Landlord’s Interruption of Services, Tenant may request that Landlord make available for Tenant’s use alternative space in any building owned by Landlord in the approximately 19 acre commercial project adjacent to the Property, until such time as the Building Services are restored, on the following terms and conditions:

(a) Landlord’s obligation to make such alternative space available to Tenant is subject to the reasonable availability of such space at the time of Tenant’s request;

(b) Landlord shall not be obligated to make any space not in the Building available to Tenant unless (i) any lender holding a

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mortgage on the Building or such other building, as applicable, approves Tenant’s occupancy of such space, (ii) Tenant pays to Landlord, as rent for the use and occupancy of such space, the lesser of the fair market rent for such space and the Basic Rent per rentable square foot in effect for the Premises at the time of the interruption under this Lease, and (iii) Tenant pays all relocation expenses.

6.5 Tenant Devices. Tenant will not connect any apparatus or device to electrical current or water except through the electrical and water outlets Landlord installs in the Premises.”

(j) The first sentence of Section 7.1 of the Lease is hereby amended in its entirety to read as follows:

“Except as otherwise provided in this Lease, Landlord will repair and maintain the following in good order, condition and repair, in a manner consistent with other Class “A” office buildings in the South Florida office market: (a) the foundations, exterior walls (including, without limitation, the exterior window walls) and all other structural elements and components of the Building; (b) the roof of the Building; and (c) subject to the limitation hereinbelow set forth, the fire/safety, electrical, mechanical, plumbing, heating and air conditioning systems (excluding the Supplemental AC Systems described in Section 6.3.2, above), facilities and components located in the Building (the “Building Systems”); the Building fixtures and equipment, together with the doors, exterior surfaces of all walls, and exterior surfaces and interior surfaces of all glass, including exterior window walls and interior glass; and water and sewer facilities, electrical conduit and other utility facilities to their point of connection with the Premises. Notwithstanding the foregoing, Landlord shall be responsible for repair and maintenance of the matters described in subpart (c) above only to the extent that repair and/or maintenance thereto shall (i) entail capital costs, under generally accepted accounting principles; or (ii) be occasioned by fire, windstorm or other casualty insured by Landlord (or required hereunder to be insured by Landlord); or (iii) be occasioned by the condemnation of a portion of the Building; or (iv) be covered by insurance or otherwise compensated by parties other than Tenant or Landlord; or (v) be occasioned by negligence on the part of Landlord or breach on the part of Landlord of any term or condition hereof or violation by Landlord of, or failure to timely comply by Landlord with, any law, unless Tenant is the cause thereof; or (vi) be occasioned by defects in or inadequacy of, latent or otherwise, the original design or construction of the Building or the original Building systems or equipment.”

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(k) Section 7.2.1 of the Lease is hereby amended in its entirety to read as follows:

“(a) Except as otherwise specifically provided in this Lease, including, without limitation, in Section 7.1 hereof, Landlord is not required to furnish any services or facilities, or to make any repairs or alterations, in, about or to the Premises or the Property. Except as otherwise provided for under this Lease, including, without limitation, in Section 7.1 hereof, Tenant assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises. Except as otherwise provided for under this Lease, including, without limitation, in Section 7.1 hereof, Tenant, at Tenant’s sole cost and expense, will repair and maintain the following in good order, condition and repair, in a manner consistent with other class “A” office buildings in the South Florida office space market, and subject to and excepting reasonable wear and tear and damage from insured events of casualty or destruction: (a) all portions of the Building, other than (i) the foundation, exterior walls (including exterior window walls) and other structural elements and components of the Building, and (ii) the roof; (b) all driveways, pathways, roadways, sidewalks, curbs, parking areas, loading areas, entrances and passageways within the Property and, without limiting the foregoing, shall keep all exterior portions of the Property clean and orderly and free from dirt, rubbish, debris and unlawful obstructions; and (c) all Supplemental AC Systems, non-structural interior portions, systems and equipment, interior surfaces of exterior walls, interior moldings, partitions and ceilings, and interior electrical, lighting and plumbing fixtures. Without limiting the foregoing, Tenant shall regularly schedule with a maintenance contractor or contractors service for all heating and air conditioning systems, elevators and mechanical systems and other Building systems and equipment which service contracts shall include all service recommended by any applicable equipment manufacturer and shall otherwise be in accordance with applicable operations maintenance manuals therefor. Tenant will keep the Premises in a neat and sanitary condition, safe for human occupancy and use, and will not commit any nuisance or waste in, on or about the Premises or the Property. Tenant is solely responsible for and to the fullest extent allowable under the laws, will release, indemnify, protect and defend Landlord against (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from, the cost of repairing, and any Claims resulting from, any penetrations or perforations of the roof or exterior walls that the Tenant causes.

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Tenant will maintain the Premises in a first class condition. Tenant’s repairs will be at least equal in quality and workmanship to the original work and Tenant will make the repairs in accordance with all laws and in a manner so as to avoid damage to the structural elements of the Building.”

“(b) Tenant shall manage the Property using its in-house property management personnel. If Tenant ceases or intends to cease using its in-house property management personnel to manage the Property, Landlord shall have the right to assume (or hire an outside property management firm to assume) management responsibilities for the Property at a management fee to be negotiated by the parties.”

“(c) Notwithstanding Tenant’s retention of the responsibility for property management of the Property, Tenant shall have the right to enter into contracts with third-party service providers for discrete services. Tenant shall promptly furnish to Landlord copies of all such contracts with third-party service providers.”

“(d) If Tenant should be in default of its obligations to perform any of its obligations under this Article 7, following the expiration of any applicable cure period following notice, then Landlord may, if it so elects, in addition to any other remedies provided herein, effect such repair and maintenance. No entry in making such repairs or maintenance shall be deemed an eviction or disturbance of Tenant’s use or possession, or render Landlord liable for damages, by abatement of rent or otherwise or relieve Tenant from any obligation herein set forth provided that any such entry will, except in emergencies, be made following reasonable notice to Tenant and such repairs will, to the extent reasonably possible, be performed in a manner to minimize impact on Tenant’s use of the Premises. Any sums expended by Landlord in effecting such repairs and maintenance shall be due and payable within 30 days of written demand and shall constitute Additional Rent due hereunder.”

(l) The third sentence of Section 7.2.3 is hereby amended in its entirety to read as follows:

“Landlord shall not be required to correct any violation of Title III within the Premises after the Commencement Date, unless such violation is a result of the Landlord’s Improvements or Tenant’s Improvements not being constructed by Landlord in accordance with Title III of the ADA, and Tenant does not discover such violation until after the Commencement Date.”

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(m) The first sentence of Section 8.1 is hereby amended in its entirety to read as follows:

“Tenant will not make any Structural Alterations to the Premises.”

(n) Section 9.1 of the Lease is hereby amended to insert the following sentence, after the first sentence thereof:

“Any entry by Landlord or its authorized representatives upon the Premises, except as provided in Section 7.2.1 or in the event of an emergency as provided below, shall be in the company of a designated representative of Tenant.”

(o) Section 9.2 of the Lease is hereby amended in its entirety to read as follows:

“Landlord reserves all rights respecting the Property and Premises not specifically granted to Tenant or otherwise prohibited under this Lease, including, without limitations, the right to retain and receive master keys or pass keys to the Premises. Landlord is not responsible for the security of any persons or property on the Property and Landlord is not and will not be liable in any way whatsoever for any breach of security except to the extent caused by the negligence or willful misconduct of Landlord, its agents or employees, but then subject to the mutual release and waiver of subrogation provisions of this Lease.”

(p) Section 10.2.2 of the Lease is hereby deleted in its entirety.

(q) Exhibit “A” to the Lease is hereby amended as follows:

(i) The definition of the term “Business Hours” is hereby amended in its entirety to read as follows:

“Business Hours” means such hours as Tenant may from time to time designate as its business hours.”

(ii) The definition of the term “Operating Expenses” is hereby amended in its entirety to read as follows:

“Operating Expenses” means the following expenses: (i) the reasonable audit costs for Landlord’s books and records of the Property, as described in Sections 3.1 and 3.5; (ii) the insurance premiums for the insurance required to be carried by Landlord pursuant to Section 10.2; (iii) the amount of any reasonable deductible expended by Landlord in connection with Restoration

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by Landlord undertaken pursuant to Section 11.5; (iv) the reasonable amounts paid to contractors or subcontractors for the maintenance and repair work required to be performed by Landlord pursuant to Section 7.1; provided, however, that: Operating Expenses shall not include (A) capital costs, as “capital costs” are defined in accordance with generally accepted accounting principles consistently applied, other than the capital costs for replacement or repair required in the course of normal maintenance and repair pursuant to Sections 7.1, provided that Operating Expenses for any calendar year shall include only the annual amortized portion of any capital costs (amortized over the useful life of the subject improvements, at an interest factor equal to Landlord’s cost of funds); (B) the costs of repairs, restoration or other work occasioned by fire, windstorm or other casualty insured (or required hereunder to be insured), other than the amount of any deductible under any insurance policy (regardless of whether the deductible is payable by Landlord in connection with a capital expenditure); (C) the costs of any repair made by Landlord because of the condemnation of a portion of the Building; (D) the costs of any items, services or repairs for which Landlord is reimbursed by insurance or otherwise compensated by any other party; (E) any amounts paid to an Affiliate of Landlord in excess of the amount which would be paid in the absence of such Affiliate relationship; (F) the costs of remedying any violation by Landlord, or failure by Landlord to timely comply with, any law, unless Tenant is the cause therefor; (G) the costs of correcting defects in or inadequacies of, latent or otherwise, the original design or construction of the Building or the original Building systems or equipment; (H) any costs or expenses, including, but not limited to, attorneys’ fees and expenses, resulting from the negligence or willful misconduct of Landlord or Landlord’s agents, servants, or employees, or any costs or expenses incurred by Landlord as a result of the misuse or neglect of any portions of the Building or Property by Landlord or any contractors, subcontractors, employees, licensees, agents or invitees of Landlord; (I) any costs or expenses which are not commercially reasonable in accordance with the standards of Comparable Buildings and generally accepted accounting principles; and (J) any costs or expenses not expressly included in the description of Operating Expenses set forth above.

(iii) The definition of the term “Premises” is hereby amended in its entirety to read as follows:

“Premises” means the entirety of the Property, including, without limitation, the Building and the Common Areas.”

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(iv) The definition of the term “Property Taxes” is hereby amended in its entirety to read as follows:

"Property Taxes” means any general real property tax, improvement tax, assessment, special assessment, reassessment, commercial rental tax, tax, in lieu tax, levy, charge or similar imposition imposed by any authority having the direct or indirect power to tax, including but not limited to, (a) any city, county, state or federal entity, (b) any school, agricultural, lighting, drainage or other improvement or special assessment district, (c) any governmental agency, or (d) any private entity having the authority to assess the Property under any of the Permitted Encumbrances. The term “Property Taxes” includes all charges or burdens of every kind and nature in connection with using, occupying, owning, operating, leasing or possessing the Property, without particularizing by any known name and whether any of the foregoing are general, special, ordinary, extraordinary, foreseen or unforeseen; any tax or charge for fire protection, street lighting, streets, sidewalks, road maintenance, refuse, sewer, water or other services provided to the Property. The term “Property Taxes” does not include Landlord’s state or federal income, franchise, gift, transfer, profit, capital levies, estate or inheritance taxes, late payment charges and penalties, or special assessments not levied against the Property. To the extent that any of the above-listed assessments or charges and installments may be paid over a period of two (2) or more calendar years, then only such installments of the assessments or charges (including interest thereon) as are actually required to be paid in the calendar year will be included within the term “Property Taxes” for such calendar year.”

(r) Exhibit “D” is hereby deleted in its entirety.

(s) Section 19.5 is hereby amended as follows:

(i) The first four (4) sentences thereof are hereby amended in their entirety to read as follows: “Subject to the approval of all applicable governmental authorities and agencies, Landlord agrees to permit Tenant to install, use and operate one or more satellite antennas or dishes, and subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed, such other materials and equipment as Tenant may require, on the roof top of the Building. Landlord shall make available to Tenant, for Tenant’s use, such space on the roof of the Building as Tenant shall from time to time require for no rent or

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other charge whatsoever therefor. Tenant’s use of the roof of the Building shall be on an exclusive basis. In connection with Tenant’s use of the roof of the Building, Landlord shall make available to Tenant and, subject to Landlord’s approval of same, which shall not be unreasonably withheld, conditioned, or delayed, Tenant’s contractors, access to the roof for the construction, installation, maintenance, repair, operation and use of such antenna equipment, as well as reasonable space in the Building to run electrical and telecommunications conduit from such equipment to the Premises.” and

(ii) the final two (2) sentences thereof are hereby deleted in their entirety.

(t) Section 19.6 is hereby deleted in its entirety.

(u) The following is added as a new Article 20:

“ARTICLE 20
INTENT OF PARTIES

Section 20.1 Landlord Self-Help.

If Tenant shall at any time fail to pay any Property Taxes after prior written notice to Tenant as provided in Section 14.1, Landlord may, without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, without obligation to do so, and in addition to any other remedies provided herein, pay any Property Tax payable by Tenant. Nothing herein contained shall be deemed as a waiver or release of Tenant from any obligation of Tenant in this Lease contained.”

          4. Counterparts. This Fourth Amendment may be executed in two (2) or more counterparts, which taken together shall constitute one (1) agreement.

          5. Ratification. Except as expressly modified herein, the Lease remains in full force and effect and the terms thereof are hereby ratified and confirmed.

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     IN WITNESS WHEREOF, the parties have executed this Fourth Amendment, on the day and year first hereinabove written.

Signed, sealed and delivered	“LANDLORD”

in the presence of:	Opus Real Estate National IV
FL, L.L.C., a Delaware limited
liability company
/s/ THOMAS M. MOTT

Name: THOMAS M. MOTT
(Type or Print Name)	By:	/s/ WADE LAU

Wade Lau, Vice President
/s/ VAL HIMLE
Name: VAL HIMLE
(Type or Print Name)
“TENANT”

ROYAL CARIBBEAN CRUISES,
LTD., a Liberian corporation

Name:

(Type or Print Name)	By:	/s/ THOMAS F. MURRILL
	Name:	THOMAS F. MURRILL
	Title:	VICE PRESIDENT
Name:

(Type or Print Name)

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